                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

================================================================================

                          CREDIT AND SECURITY AGREEMENT
                               (U.S. $30,000,000)

                          Dated as of November 1, 2004

                                      among

                  HAWK CORPORATION, ALLEGHENY CLEARFIELD, INC.,

            FRICTION PRODUCTS CO., HAWK MIM, INC., HAWK MOTORS, INC.,

              HAWK PRECISION COMPONENTS GROUP, INC., HELSEL, INC.,

            LOGAN METAL STAMPINGS, INC., NET SHAPE TECHNOLOGIES LLC,

             QUARTER MASTER INDUSTRIES, INC., SINTERLOY CORPORATION,

                S.K. WELLMAN CORP., S.K. WELLMAN HOLDINGS, INC.,

           TEX RACING ENTERPRISES, INC., WELLMAN PRODUCTS GROUP, INC.

                    and WELLMAN PRODUCTS, LLC, as Borrowers,

                    THE LENDERS WHICH ARE SIGNATORIES HERETO

                                       and

                          KEYBANK NATIONAL ASSOCIATION

                             as Administrative Agent

                                       and

                          KEYBANK NATIONAL ASSOCIATION

                                  as LC Issuer

================================================================================

                                TABLE OF CONTENTS

Section                                                                                            Page
-------                                                                                            ----
Section 1 DEFINITIONS; ACCOUNTING TERMS; GOVERNANCE............................................      1

         1.1 Certain Defined Terms.............................................................      1
         1.2 Accounting Terms; Calculations....................................................      1
         1.3 Authorization of Borrower Representative..........................................      1
         1.4 Designation of Borrower Representative as Lead Borrower...........................      1
         1.5 Construction of Terms Generally...................................................      2
         1.6 USA Patriot Act Notification; Representations and Undertaking.....................      2
                  (a) Borrower's Notification and Representation...............................      2
                  (b) Lenders' Certification...................................................      2

Section 2 TERMS OF THE CREDIT FACILITIES.......................................................      2

         2.1 Revolving Credit Facility.........................................................      2
                  (a) Revolving Credit Advances................................................      2
                  (b) Revolving Credit Notes...................................................      3
                  (c) Lender Discretion; Establishment of Reserves.............................      3
         2.2 Letter of Credit Facility.........................................................      3
                  (a) Issuance of Letters of Credit............................................      3
                  (b) Reimbursement Agreement..................................................      3
                  (c) Reimbursement; Interest..................................................      4
                  (d) Failure to Reimburse Drawings............................................      4
                  (e) Obligations Absolute.....................................................      4
                  (f) Liability of LC Issuer...................................................      4
                  (g) LC Issuer Indemnity......................................................      5
                  (h) Termination of Letter of Credit Commitment...............................      5

Section 3 LOAN ADMINISTRATION..................................................................      5

         3.1 Credit Requests for Revolving Credit Advances.....................................      5
         3.2 Requests and Conditions of Letters of Credit......................................      5
         3.3 Requests for Borrowing Deemed Given...............................................      6
         3.4 Limitation on Number LIBOR Rate Advances..........................................      6
         3.5 Funding of Advances...............................................................      6
                  (a) Notice and Funding.......................................................      6
                  (b) Disbursement of Funds Received...........................................      6
                  (c) Availability of Funds....................................................      7
         3.6 Failure of Lender to Fund Revolving Credit Advances or Purchase Participations....      7
                  (a) Continuing Obligation of Borrowers.......................................      7
                  (b) Treatment of Lender Failing To Fund......................................      7
                  (c) Continuing Obligation of Lenders to Fund.................................      8
         3.7 Affiliated Funding with respect to Lenders........................................      8
         3.8 Cash Control Event; Cash Dominion Funding.........................................      8
                  (a) Swing Line Advances......................................................      8
                  (b) Settlement...............................................................      8
                  (c) Distributions of Payments Pending Settlement.............................      9
                  (d) Lender Participations....................................................      9
                  (e) Records; Interest........................................................     10
                  (f) Permitted Special Advances by the Administrative Agent...................     10

Section 4 PAYMENT ADMINISTRATION...............................................................     10

         4.1 Advance Account; Credits; Application of Payments and Collections.................     10
                  (a) Lender Maintenance of Advance Account....................................     10
                  (b) Advance Account Charges\Credits; Reports.................................     11
                  (c) Crediting and Application of Specific Payments...........................     11
                  (d) Deposits in Cash Concentration Account after Cash Control Election;
                           Application and Crediting...........................................     11
                  (e) Distribution of Payments.................................................     11
                  (f) Pro Rata Treatment of Lenders............................................     12
                  (g) Payment not on Business Day..............................................     12
                  (h) Presumption of Payment in Full by the Borrowers..........................     12
         4.2 Repayment and Prepayments.........................................................     12
                  (a) Scheduled Repayments.....................................................     12
                  (b) Mandatory Prepayments....................................................     12
         4.3 Reduction of Revolving Credit Commitment..........................................     13

Section 5 CASH MANAGEMENT ADMINISTRATION.......................................................     13

         5.1 Maintenance of Lockbox and Collection Account.....................................     13
         5.2 Processing Collections; Cash Concentration Account................................     13
         5.3 Cash Concentration Account........................................................     14
         5.4 Costs of Collection...............................................................     14
         5.5 Return of Funds...................................................................     15
         5.6 Notice to Account Debtors.........................................................     15

Section 6 INTEREST AND FEES....................................................................     15

         6.1 Interest Rate on Advances.........................................................     15
                  (a) Alternate Base Rate Advances.............................................     15
                  (b) LIBOR Rate Advances......................................................     15
                  (c) Default Interest.........................................................     15
                  (d) Failure of Borrower Representative to Elect Interest Period..............     16
         6.2 Rate Conversion and Rate Continuation.............................................     16
         6.3 Computations of Interest and Fees.................................................     17
         6.4 Fees..............................................................................     17
                  (a) Unused Commitment Fee....................................................     17
                  (b) Annual Fee...............................................................     17
                  (c) Bank Product Fees........................................................     17
                  (d) Early Termination Fee....................................................     17
                  (e) Letter of Credit Fees....................................................     17
                  (f) Payment of Fees; Nonrefundable...........................................     18
         6.5 LIBOR Rate Advances: Unascertainable Rate; Illegality; Increased Costs............     18
                  (a) Unascertainable Rate; Illegality; Increased Costs........................     18

Section 7 CONDITIONS OF LENDING................................................................     19

         7.1 Conditions Precedent to Initial Advances..........................................     19
         7.2 Conditions Precedent to all Advances..............................................     20
                  (a) Representation Bringdown.................................................     20
                  (b) No Default; Compliance with Terms........................................     20
                  (c) No Material Adverse Change...............................................     20
                  (d) Confirmation of Borrowing Base...........................................     20

Section 8 SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS.............................     20

         8.1 Grant of Security Interest........................................................     20
         8.2 Perfection........................................................................     21
                  (a) Perfection by Filing; Authorization by Debtor............................     21
                  (b) Other Perfection Methods.................................................     21
         8.3 Changes Affecting Perfection......................................................     21
         8.4 Reinstatement.....................................................................     22
         8.5 Further Assurances................................................................     22
         8.6 Termination of Security Interest; Release of Collateral...........................     22
         8.7 Partial Releases..................................................................     22

Section 9 COLLATERAL ADMINISTRATION: REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO
                  COLLATERAL...................................................................     23

         9.1 General Representations as to Collateral..........................................     23
         9.2 Protection of Collateral; Reimbursement...........................................     23
         9.3 Maintenance of Insurance with respect to Collateral...............................     23
         9.4 Collateral Audit; Inspection; Appraisals; Verification............................     23
         9.5 Borrowing Base Certificates.......................................................     24
         9.6 Reporting Regarding Accounts......................................................     25
         9.7 Disputes and Claims Regarding Accounts............................................     25
         9.8 Inventory Maintenance Covenants...................................................     25
         9.9 Reporting Regarding Inventory.....................................................     25
         9.10 Reporting Regarding Accounts Payable.............................................     26
         9.11 Status of Collateral.............................................................     26
         9.12 Lien Waivers, Landlord Waivers, Warehouse Receipts...............................     26
         9.13 Deposit Accounts.................................................................     26
         9.14 Delivery of Instruments and Chattel Paper........................................     26
         9.15 Compliance with Terms of Accounts; General Intangibles...........................     27
         9.16 Representations and Warranties Regarding Pledged Collateral......................     27

Section 10 GENERAL REPRESENTATIONS AND WARRANTIES..............................................     27

         10.1 Existence........................................................................     27
         10.2 Authorization....................................................................     27
         10.3 Enforceability...................................................................     27
         10.4 Title to Collateral; Liens; Transfers............................................     28
         10.5 Lien Perfection and Priority.....................................................     28
         10.6 Litigation; Proceedings..........................................................     28
         10.7 Taxes............................................................................     28
         10.8 Consents; Approvals..............................................................     28
         10.9 Lawful Operations................................................................     29
         10.10 Environmental Compliance........................................................     29
         10.11 Environmental Laws and Permits..................................................     29
         10.12 ERISA...........................................................................     29
         10.13 Agreements; Adverse Obligations; Labor Disputes.................................     30
         10.14 Financial Statements; Projections...............................................     30
                  (a) Financial Statements.....................................................     30
                  (b) Financial Projections....................................................     30
         10.15 Intellectual Property...........................................................     31
         10.16 Structure; Capitalization.......................................................     31
         10.17 Value; Solvency.................................................................     31
         10.18 Investment Company Act Status...................................................     31

         10.19 Blocked Person..................................................................     31
         10.20 Regulation U/Regulation X Compliance............................................     32
         10.21 Full Disclosure.................................................................     32
         10.22 Excess Availability.............................................................     32

Section 11 COVENANTS OF THE BORROWER...........................................................     32

         11.1 Reporting and Notice Covenants...................................................     32
                  (a) Monthly Financial Statements.............................................     32
                  (b) Quarterly Financial Statements...........................................     32
                  (c) Annual Financial Statements..............................................     33
                  (d) Officer's Certificate....................................................     33
                  (e) Company Reports..........................................................     33
                  (f) Annual Projections.......................................................     33
                  (g) Other Information........................................................     33
                  (h) Notices..................................................................     34
                  (i) Notice of Default under ERISA............................................     34
                  (j) Environmental Reporting..................................................     34
                  (k) Multiemployer Plan Withdrawal Liability..................................     34
         11.2 Affirmative Covenants............................................................     34
                  (a) Existence................................................................     34
                  (b) Financial Records........................................................     35
                  (c) Financial Examinations and Review........................................     35
                  (d) Compliance with Law......................................................     35
                  (e) Compliance with Environmental Laws.......................................     35
                  (f) Properties...............................................................     35
                  (g) Use of Proceeds..........................................................     36
                  (h) Compliance with Terms of All Material Contracts..........................     36
                  (i) Taxes....................................................................     36
                  (j) Insurance................................................................     36
                  (k) Licenses to Third Parties and Subsidiaries...............................     36
                  (l) Coverage for Untendered Notes............................................     36
                  (m) Additional Borrowers.....................................................     36
                  (n) Notice to Account Debtors and Replacement of Lockbox Bank................     36
         11.3 Negative Covenants...............................................................     37
                  (a) Consolidation, Merger, Sale and Purchase of Assets.......................     37
                  (b) Credit Extensions; Prepayments...........................................     38
                  (c) Indebtedness.............................................................     39
                  (d) Liens; Leases............................................................     40
                  (e) Investments..............................................................     42
                  (f) Distributions............................................................     43
                  (g) Change in Nature of Business.............................................     43
                  (h) Charter Amendments.......................................................     43
                  (i) Compliance with ERISA....................................................     43
                  (j) Regulation U Compliance..................................................     44
                  (k) Accounting Changes.......................................................     44
                  (l) Arm's-Length Transactions................................................     44
         11.4 Financial Covenants..............................................................     44
                  (a) Minimum Shareholder Equity...............................................     44
                  (b) Minimum Consolidated Cash Flow Coverage Ratio............................     45

Section 12 EVENTS OF DEFAULT...................................................................     45

         12.1 Payment..........................................................................     45
         12.2 Representations and Warranties...................................................     45

         12.3 Reporting and Notice Provisions; Violation of Certain Affirmative Covenants......     45
         12.4 Violation of Negative Covenants, Financial Covenants and Certain Affirmative
                  Covenants....................................................................     45
         12.5 Cross-Default....................................................................     45
         12.6 Destruction of Collateral........................................................     46
         12.7 Material Adverse Effect; Change of Control.......................................     46
         12.8 Termination of Existence.........................................................     46
         12.9 Failure of Enforceability of this Agreement, Loan Document; Security.............     46
         12.10 ERISA...........................................................................     47
         12.11 Judgments.......................................................................     47
         12.12 Forfeiture Proceedings..........................................................     47
         12.13 Financial Impairment............................................................     47

Section 13 REMEDIES............................................................................     47

         13.1 Acceleration; Termination........................................................     47
         13.2 Automatic Acceleration and Termination...........................................     47
         13.3 General Rights and Remedies of the Administrative Agent and the Lenders..........     48
         13.4 Additional Remedies..............................................................     48
                  (a) Possession of Collateral.................................................     48
                  (b) Foreclosure of Liens.....................................................     48
                  (c) Disposition of Collateral................................................     48
                  (d) Application of Collateral; Application of Liquidation Proceeds...........     48
         13.5 Set-off..........................................................................     49
         13.6 Actions in Respect of the Letters of Credit Upon Default.........................     49
         13.7 Authority to Execute Transfers...................................................     50
         13.8 Limited License to Liquidate.....................................................     50
         13.9 Equalization.....................................................................     50
         13.10 Remedies Cumulative.............................................................     50
         13.11 Appointment of Attorney-in-Fact.................................................     50

Section 14 THE ADMINISTRATIVE AGENT............................................................     51

         14.1 The Administrative Agent.........................................................     51
         14.2 Nature of Appointment............................................................     52
         14.3 Administrative Agent as Lenders; Other Transactions..............................     52
         14.4 Instructions from Lenders........................................................     52
         14.5 Lender's Diligence...............................................................     52
         14.6 No Implied Representations.......................................................     52
         14.7 Sub-Administrative Agents........................................................     52
         14.8 Administrative Agent's Diligence.................................................     53
         14.9 Notice of Default................................................................     53
         14.10 Administrative Agent's Liability................................................     53
         14.11 Administrative Agent's Indemnity................................................     53
         14.12 Resignation of Administrative Agent.............................................     54

Section 15 BORROWER GUARANTY...................................................................     54

         15.1 Borrower Cross-Guaranty; Maximum Liability.......................................     54
         15.2 Guaranty Unconditional...........................................................     55
         15.3 Discharge; Reinstatement.........................................................     55
         15.4 Waiver...........................................................................     55

         15.5 Stay of Acceleration.............................................................     56
         15.6 Subrogation and Contribution Rights..............................................     56
         15.7 Guaranteed Obligation and Contribution Payments..................................     56
                  (a) Pro Rata Sharing.........................................................     56
                  (b) Deficiency...............................................................     56

Section 16 TRANSFERS AND ASSIGNMENTS...........................................................     56

         16.1 Successors and Assigns...........................................................     56
         16.2 Transfer of Revolving Credit Commitments.........................................     57
         16.3 Maintenance of Register..........................................................     57
         16.4 Sale of Participations...........................................................     58
         16.5 Pledge of Interests..............................................................     58
         16.6 Replacement of Lenders...........................................................     58
         16.7 USA Patriot Act..................................................................     59
         16.8 Replacement of Non-consenting Lenders............................................     59

Section 17 CONFIDENTIALITY.....................................................................     59

Section 18 INDEMNITIES.........................................................................     60

         18.1 Increased Costs..................................................................     60
         18.2 Risk-Based Capital...............................................................     60
         18.3 Taxes............................................................................     60
                  (a) Taxes; Withholding; Indemnification of Taxes Paid........................     60
                  (b) Stamp Taxes..............................................................     61
                  (c) IRS Certificates of Lenders..............................................     61
                  (d) Refunds of Taxes.........................................................     62
                  (e) Avoiding Negative Tax Consequences.......................................     63
                  (f) Application of These Tax Provisions......................................     63
         18.4 Losses...........................................................................     63
         18.5 Indemnification for Requests.....................................................     63
         18.6 General Indemnity................................................................     63
         18.7 Certificate for Indemnification..................................................     64

Section 19 GENERAL.............................................................................     64

         19.1 Amendments and Waivers...........................................................     64
         19.2 Effective Agreement; Binding Effect..............................................     64
         19.3 Costs and Expenses...............................................................     65
         19.4 Survival of Provisions...........................................................     65
         19.5 Sharing of Information...........................................................     65
         19.6 Interest Rate Limitation.........................................................     65
         19.7 Limitation of Liability..........................................................     65
         19.8 Illegality.......................................................................     66
         19.9 Notices..........................................................................     66
         19.10 Governing Law...................................................................     66
         19.11 Entire Agreement................................................................     66
         19.12 Execution in Counterparts; Execution by Facsimile...............................     66

EXHIBITS AND SCHEDULES

Exhibit A        (Form of Revolving Credit Note)
Exhibit B-1      (Form of Credit Request)
Exhibit B-2      (Form of Letter of Credit Request)
Exhibit C        (Form of Rate Conversion/Continuation Request)
Exhibit D-1      (Form of Stock Pledge - Borrower)
Exhibit D-2      (Form of Joinder Agreement)
Exhibit E-1      (Form of Collateral Assignment in Patents)
Exhibit E-2      (Form of Collateral Assignment in Trademarks)
Exhibit E-3      (Form of Collateral Assignment in Copyright)
Exhibit F        (Form of Mortgage/Deed of Trust -- intentionally omitted)
Exhibit G        (Form of Existing Lender Payout)
Exhibit H        (Form of Borrowing Base Certificate)
Exhibit I        (Form of Advertising Permission Letter)
Exhibit J        (Form of Assignment and Assumption Agreement)
Exhibit K-1      (Form of Landlord Waiver)
Exhibit K-2      (Form of Bailee Waiver)
Exhibit K-3      (Form of Mortgagee Waiver -- Landlord Mortgagee)
Exhibit K-4      (Form of Consignee Waiver)
Exhibit L-1      (Form of Limited License Agreement - Borrower)
Exhibit L-2      (Form of Limited License Agreement - Third Party)
Exhibit M        (Form of Securities Account Control Letter)
Exhibit N        (Form of Deposit Account Control Letter)
Exhibit O        (Form of Cash Collateral Account Control Letter)

Annex I          Commitments
Annex II         Definitions
Annex III        Closing Conditions to Initial Advances
Annex IV         Disclosure Schedule
Annex V          Perfection Certificate

                          CREDIT AND SECURITY AGREEMENT
                                U.S. $30,000,000

                          DATED AS OF NOVEMBER 1, 2004

      HAWK CORPORATION, a Delaware corporation, ALLEGHENY CLEARFIELD, INC., a Pennsylvania corporation, FRICTION PRODUCTS CO., an Ohio corporation, HAWK MIM, INC., an Ohio corporation, HAWK MOTORS, INC., a Delaware corporation, HAWK PRECISION COMPONENTS GROUP, INC., an Ohio corporation, HELSEL, INC., a Delaware corporation, LOGAN METAL STAMPINGS, INC., an Ohio corporation, NET SHAPE TECHNOLOGIES LLC, a Delaware limited liability company, QUARTER MASTER INDUSTRIES, INC., a Delaware corporation, SINTERLOY CORPORATION, a Delaware corporation, S.K. WELLMAN CORP., a Delaware corporation, S.K. WELLMAN HOLDINGS, INC., a Delaware corporation, TEX RACING ENTERPRISES, INC., a Delaware corporation, WELLMAN PRODUCTS GROUP, INC., an Ohio corporation, and WELLMAN PRODUCTS, LLC, an Ohio limited liability company, each as a Borrower and collectively as the Borrowers, the LENDERS listed on the signature pages of this Agreement, KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, and KEYBANK NATIONAL ASSOCIATION, a national banking association, as LC Issuer, hereby agree as follows:

SECTION 1 DEFINITIONS; ACCOUNTING TERMS; GOVERNANCE.

      1.1 CERTAIN DEFINED TERMS. Certain capitalized terms used in this Agreement and not otherwise defined herein are defined on Annex II attached hereto and incorporated herein by reference.

      1.2 ACCOUNTING TERMS; CALCULATIONS. All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time. In all cases, such accounting and financial terms shall be applied on a basis consistent with those applied in the preparation of consolidated audited financial statements of Hawk Corporation and its consolidated Subsidiaries for the fiscal year ending December 31, 2003 (audited by Ernst & Young LLP); provided, however, if any change in GAAP in itself affects the calculation of any financial covenant set forth in this Agreement, the Borrower Representative may by written notice to the Administrative Agent, or the Administrative Agent may, by written notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect (and applied by the Borrower) immediately before such change in GAAP occurs. If any such notice is given, compliance certificates delivered pursuant this Agreement after such change shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

      1.3 AUTHORIZATION OF BORROWER REPRESENTATIVE. For purposes of this Agreement, each of the Borrowers hereby: (i) authorizes the Borrower Representative to make such requests, give such notices or furnish such certificates as may be required or permitted by this Agreement for the benefit of such Borrower and (ii) authorizes the Administrative Agent to treat such requests, notices, certificates or consents made, given or furnished by the Borrower Representative as having been made, given or furnished by such Borrower for purposes of this Agreement. Each of the Borrowers agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Borrower Representative and agrees that all notices to and demands upon the Borrower Representative in respect of any Borrower shall constitute effective notice to and demand upon such Borrower for all purposes hereof.

      1.4 DESIGNATION OF BORROWER REPRESENTATIVE AS LEAD BORROWER. For purposes of this Agreement, each of the Borrowers hereby: (i) designates and appoints the Borrower Representative to act as the Borrowers' agent to obtain Revolving Credit Advances and Letters of Credit under this Agreement, the proceeds of which shall be available to each Borrower for those uses set forth in Section 11.2(g) (in such capacity the "Lead Borrower"). As the disclosed principal for its agent, each Borrower shall be obligated to the Lenders on the account of the Revolving Credit Advances so made and the Letters of Credit so issued as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Revolving Credit Advances and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Borrower. The proceeds of each Revolving Credit Advance which is requested by the Borrower Representative shall be deposited into the Operating Account of the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such Advance was obtained. The Administrative Agent shall not be obligated to see to the application of such proceeds.

      1.5 CONSTRUCTION OF TERMS GENERALLY. In this Agreement, for the purpose of computing periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Unless the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not any particular provision hereof, and (d) any reference to payment, repayment, or prepayment shall be construed as referring to payment of immediately available funds in Dollars.

      1.6 USA PATRIOT ACT NOTIFICATION; REPRESENTATIONS AND UNDERTAKING.

            (a) BORROWER'S NOTIFICATION AND REPRESENTATION. The Borrowers are hereby notified that federal Law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Each Borrower agrees to provide such documentary and other evidence of such Borrower's identity as may be reasonably requested by the Administrative Agent at any time to enable the Administrative Agent to verify such Borrower's identity or to comply with any applicable Law or regulation, including, without limitation, the USA Patriot Act.

            (b) LENDERS' CERTIFICATION. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender, assignee or participant, as applicable, is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the request by the Administrative Agent, and (2) at such other times as are required under the USA Patriot Act.

SECTION 2 TERMS OF THE CREDIT FACILITIES.

      2.1 REVOLVING CREDIT FACILITY.

            (a) REVOLVING CREDIT ADVANCES. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to make, from time to time on and after the Closing Date until and including the Business Day immediately preceding the Revolving Credit Termination Date, advances denominated in Dollars to or for the account of the Borrowers on a revolving credit basis (each a "Revolving Credit Advance"); provided, however, that the outstanding principal amount of Revolving Credit Advances by such Lender shall not at any time exceed the lesser of: (x) an amount equal to such Lender's Pro Rata Share of the Borrowing Base at such time minus the aggregate LC Exposure of such

Lender at such time or (y) the Revolving Credit Commitment of such Lender in effect at such time minus the LC Exposure of such Lender at such time. The Revolving Credit Advances shall be comprised of one or more Revolving Credit Borrowings as the Borrowers may elect from time to time by delivery to the Administrative Agent by the Borrower Representative of a Borrowing Request or a Rate Conversion/Continuation Request in accordance with this Agreement. Each Revolving Credit Borrowing comprised of LIBOR Rate Advances shall be in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000) or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof.

            (b) REVOLVING CREDIT NOTES. Each Lender's Revolving Credit Advances shall be evidenced at all times by a Revolving Credit Note which shall: (i) be executed and delivered by the Borrowers and payable to the order of such Lender and (ii) be in a stated principal amount equal to the Revolving Credit Commitment of such Lender and payable for the unpaid principal amount of the Revolving Credit Advances evidenced thereby, (iii) mature on the Revolving Credit Termination Date, (iv) bear interest as provided in this Agreement, (v) be subject to mandatory prepayment as provided in this Agreement, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

            (c) LENDER DISCRETION; ESTABLISHMENT OF RESERVES. Each Lender may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory. The Administrative Agent shall have the right, from time to time, in the good faith exercise of its reasonable credit judgment (consistent with the asset-based nature of this credit), to establish reserves against the Borrowing Base in such amounts and with respect to such matters as the Administrative Agent deems necessary or appropriate and to increase or decrease such reserves. In exercising such reasonable credit judgment, the Administrative Agent may take into account factors which: (a) will or could reasonably be expected to affect adversely in any material respect the value of any Collateral, the enforceability or priority of the Administrative Agent's Liens or the amount which the Lenders would be likely to receive in the liquidation of such Collateral or (b) may demonstrate that any collateral report or financial information concerning the Borrowers is incomplete, inaccurate or misleading in any material respect. In the exercise of such reasonable credit judgment, the Administrative Agent may also establish reserves against anticipated obligations, contingencies or conditions affecting the Borrowers or their Subsidiaries including: (a) tax liabilities and other obligations owing to governmental entities, (b) asserted litigation liabilities, (c) anticipated remediation for compliance with Environmental Laws, or (d) obligations owing to any lessor of real property, any warehouseman or mortgagor on third party mortgaged sites. Prior to any Event of Default which is continuing, the Administrative Agent shall provide five (5) Business Days' advance written notice to the Borrower Representative prior to the effectiveness of any actions taken under this Section, but shall not be liable for any failure to so notify the Borrower Representative .

      2.2 LETTER OF CREDIT FACILITY.

            (a) ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, the LC Issuer agrees to issue Letters of Credit for the account of the Borrowers; provided, however, that, the aggregate LC Exposure shall not at any time exceed the lesser of: (x) Five Million Dollars ($5,000,000), (y) an amount equal to the Borrowing Base at such time minus the aggregate outstanding Revolving Credit Advances to the Borrowers at such time or
(z) the Revolving Credit Commitments of the Lenders at such time, minus the sum of the aggregate outstanding Revolving Credit Advances to the Borrowers at such time.

            (b) REIMBURSEMENT AGREEMENT. Concurrently with each Letter of Credit Request, the applicable Borrower shall execute and deliver to the LC Issuer in respect of such requested Letter of Credit an application for and reimbursement agreement with respect to letters of credit (such documents being hereinafter collectively referred to as a "Reimbursement Agreement"), in the LC Issuer's then standard form; provided, however, that in the event of any conflict between the provisions of any such Reimbursement Agreement and this Agreement, the provisions of this Agreement shall govern.

            (c) REIMBURSEMENT; INTEREST. Each of the Borrowers agrees that whenever there is a drawing on a Letter of Credit issued by the LC Issuer for the account of the Borrowers, the Borrowers shall pay to the Administrative Agent on the date of such drawing an amount equal to such drawing. The Administrative Agent shall promptly remit any such payment to the LC Issuer. If there is a drawing on a Letter of Credit, then the Borrowers shall reimburse such amount in full no later than the next Business Day after the date of such drawing and the unpaid amount thereof shall bear interest for the account of the LC Issuer for each day from and including the date of such drawing until the earlier of: (i) the date of reimbursement by the Borrowers and (ii) on the date on which such drawing is reimbursed by Revolving Credit Advances, at the rate per annum that would apply to such amount if such amount were a Revolving Credit Borrowing.

            (d) FAILURE TO REIMBURSE DRAWINGS. In the event that the Borrowers fail to make a timely reimbursement, together with any interest thereon, to the Administrative Agent on the date of any drawing on a Letter of Credit, such failure shall constitute a Deemed Credit Request requesting an Alternate Base Rate Advance to be made to the Borrowers in an aggregate amount equal to the amount reimbursable to the LC Issuer plus any interest thereon. The Administrative Agent shall disburse all such loan proceeds directly to the LC Issuer to satisfy the aforesaid reimbursement liability. In the event that one or more of the Lenders shall determine that such Lenders are legally prohibited from making such a Revolving Credit Advance, each such Lender so prohibited shall be obligated to consummate the purchase, on the date the Revolving Credit Advance would have been made pursuant to this Section 2.2(d), of its undivided participating interest in the outstanding unpaid reimbursement obligation owing to the LC Issuer in an amount equal to the Revolving Credit Advance that such Lender would otherwise have been obligated to fund. On the purchase date, each Lender shall pay to the Administrative Agent, for the benefit of the LC Issuer, in immediately available funds, at the account of the Administrative Agent maintained at the Payment Office of the Administrative Agent not later than the time such Lender would have been obligated to fund such Revolving Credit Advance pursuant to this Section, a participation purchase price for such participating interest in amount equal to such Revolving Credit Advance.

            (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrowers to reimburse the LC Issuer shall be absolute and unconditional and shall be performed under all circumstances including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, offset, defense or other right that the Borrowers may have against the beneficiary of any Letter of Credit or any successor in interest thereto, (iii) the existence of any claim, offset, defense or other right that any Lender or the Administrative Agent may have against the Borrowers or against the beneficiary of any Letter of Credit or against any successor in interest thereto, (iv) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under any Letter of Credit by any Person other than the LC Issuer, (v) any payment of any draft or other item by a LC Issuer which does not strictly comply with the terms of any Letter of Credit issued by such LC Issuer, (vi) any statement or any other documents presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, or (vii) any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the LC Issuer; provided that no Borrower shall be deemed to have waived any claim, offset, defense or other right that Borrower may have against the beneficiary of any Letter of Credit, any successor in interest thereto or any other Person.

            (f) LIABILITY OF LC ISSUER. It is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers to reimburse disbursements in respect of Letters of Credit issued by the LC Issuer shall not be construed to excuse the LC Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by applicable Law) suffered by the Borrowers that are caused by the gross negligence, willful misconduct or bad faith of such LC Issuer in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties agree that each LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit. Any action, inaction or omission on the part of the LC Issuer or any of its correspondents, under or in connection with any Letter of Credit issued by the LC Issuer or any renewal or extension thereof or the related instruments or documents, if taken in good faith and in conformity with applicable Laws and regulations governing Letters of Credit generally and the terms of this Section, shall be binding upon the Borrowers and shall not place the LC Issuer or any of its correspondents under any liability to the Borrowers.

            (g) LC ISSUER INDEMNITY. The Borrowers shall indemnify the LC Issuer issuing such Letter of Credit from and against any loss, liability or out-of-pocket expenses (other than any caused by the LC Issuer's gross negligence, willful misconduct or bad faith as determined by the final judgment of a court of competent jurisdiction and other than any with respect to taxes, levies, imposes, deductions, charges or withholdings, or any liability with respect thereto, the indemnification for which shall be governed solely and exclusively by Section 18.3 of this Agreement) incurred by the LC Issuer in respect of this Agreement and the Letters of Credit issued by the LC Issuer for the account of any of the Borrowers, including, without limitation, reasonable fees and expenses of legal counsel incurred by such LC Issuer in the defense of any claim against it or in the prosecution of its rights and remedies.

            (h) TERMINATION OF LETTER OF CREDIT COMMITMENT. If: (i) any restriction is imposed on the LC Issuer which in the judgment of the LC Issuer would prevent the LC Issuer from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement: (A) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the issuance of Letters of Credit impracticable, (B) the enactment, publication, decree or other promulgation of any Law which would materially and adversely affect the ability of the Borrowers to perform its obligations under this Agreement or any Reimbursement Agreement, or (C) the taking of any action by any government or agency in respect of its monetary or fiscal affairs which would have a material adverse effect on the issuance of Letters of Credit, then the LC Issuer shall give written notice of the occurrence of such event to the Borrower Representative and the Administrative Agent whereupon the commitment of the LC Issuer to issue or extend any Letter of Credit shall be suspended on the effective date of such notice and shall continue to be suspended until the effect of such event shall cease to exist.

SECTION 3 LOAN ADMINISTRATION.

      3.1 CREDIT REQUESTS FOR REVOLVING CREDIT ADVANCES. Requests for Revolving Credit Advances shall be given by the Borrower Representative to the Administrative Agent not later than 2:00 p.m. (Cleveland time): (i) on the Business Day which is the requested date of a proposed Revolving Credit Borrowing comprised of Alternate Base Rate Advances and (ii) on the Business Day which is three (3) Business Days before the requested date of a proposed Revolving Credit Borrowing comprised of LIBOR Rate Advances (all Revolving Credit Advances advanced on the Closing Date shall be Alternate Base Rate Advances). Each such request ("Credit Request") shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Each written Credit Request or written confirmation shall be substantially in the form of Exhibit B-1 attached hereto, signed or otherwise acceptably authenticated by the Borrower Representative and transmitted by the Borrower Representative to the Administrative Agent by telecopier or electronic mail. Each Credit Request shall be irrevocable and binding on the Borrowers and be subject to the indemnification provisions of this Agreement.

      3.2 REQUESTS AND CONDITIONS OF LETTERS OF CREDIT. Requests for Letters of Credit for the account of the Borrowers, or the amendment, renewal, or extension of an outstanding Letter of Credit, shall be given by the Borrower Representative to the Administrative Agent and LC Issuer not later than 12:00 noon (Cleveland time) three (3) Business Days prior to the specified date for the issuance of the requested Letter of Credit. Each such request (a "Letter of Credit Request") shall be a written notice or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Such request shall be substantially in the form of Exhibit B-2 attached hereto, signed or otherwise acceptably authenticated by the Borrower Representative and transmitted by the Borrower Representative to the Administrative Agent by telecopier or electronic mail. Each such request shall specify the proposed issuance date of the requested Letter of Credit, (which shall be a Business Day), the amount thereof, the expiry date thereof (which shall not be later than 364 days from the date of issuance and not later than ten (10) days prior to the Revolving Credit Termination Date), the name and address of the beneficiary, the name of the Borrower which is the account party for such Letter of Credit and such other matters as the LC Issuer may require.

      3.3 REQUESTS FOR BORROWING DEEMED GIVEN. The Borrowers shall be deemed to have made a request for a Revolving Credit Borrowing (a "Deemed Credit Request"), which Deemed Credit Request shall be irrevocable: (x) in the event of an unreimbursed drawing under a Letter of Credit, for a Revolving Credit Borrowing comprised of Alternate Base Rate Advances in an amount equal to the amount necessary to reimburse the LC Issuer for such drawing and (y) upon any interest, fee or other payment Obligation of the Borrowers hereunder becoming due without payment within the applicable grace period set forth in Section 12.1(b), for a Revolving Credit Borrowing comprised of Alternate Base Rate Advances in an amount necessary to pay such interest, fee or payment obligation. Each Lender agrees that its obligation to make or participate in Revolving Credit Advances pursuant to a Deemed Credit Request is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence of any Potential Default or Event of Default or the failure of any condition precedent.

      3.4 LIMITATION ON NUMBER LIBOR RATE ADVANCES. The Borrowers shall not be entitled to have an aggregate of more than six (6) LIBOR Rate Advances outstanding at any one time.

      3.5 FUNDING OF ADVANCES.

            (a) NOTICE AND FUNDING. On the Closing Date, (i) the Administrative Agent shall use reasonable efforts to notify each Lender required to fund a Revolving Credit Borrowing by telecopy, telephone or similar form of transmission of the Credit Request of the Borrower Representative not later 1:30 p.m. (Cleveland time). Prior to the later of 2:30 p.m. (Cleveland time) on the Closing Date or one hour after such notification from the Administrative Agent, each Lender will make available to the Administrative Agent, in Dollars in immediately available funds, at the account of the Administrative Agent maintained at such Payment Office, such Lender's Pro Rata Share of the amount of the requested Revolving Credit Borrowing of such Lender specified in Annex I. After the Closing Date, the Administrative Agent shall notify each Lender promptly after receipt of a Credit Request or the occurrence of a Deemed Credit Request no later than 12:30 p.m. (Cleveland time) on the date received by telecopy, telephone or similar form of transmission. Before 3:00 p.m. (Cleveland time) on the date of each such Credit Request or Deemed Credit Request, each Lender will make available to the Administrative Agent, in immediately available funds at such account of the Administrative Agent maintained at the Payment Office, such Lender's Pro Rata Share of the Revolving Credit Advances.

            (b) DISBURSEMENT OF FUNDS RECEIVED. On the Closing Date, upon the Administrative Agent's receipt of funds representing a Lender's Revolving Credit Advance, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent shall make the Revolving Credit Advance of such Lender available to the Borrowers, in Dollars in immediately available funds, by wire transfer or intrabank transfer: (A) to the Operating Account of the Borrower Representative or (B) such other account of the Borrowers as the Administrative Agent and the Borrower Representative shall have agreed upon from time to time. From and after the Closing Date, on the date specified by the Borrower Representative in any Credit Request (or, in the case of a Deemed Credit Request, on the earliest date permitted after such Deemed Credit Request), after the Administrative Agent's receipt of the funds representing a Lender's Pro Rata Share of the requested Revolving Credit Borrowing and subject to the terms of this Agreement, the Administrative Agent will make such

Revolving Credit Advance of such Lender available to the Borrowers in immediately available funds in Dollars, by wire transfer or intrabank transfer:
(A) to such Operating Account or (B) to such other account.

            (c) AVAILABILITY OF FUNDS. Unless the Administrative Agent shall have received notice from a Lender on the Closing Date that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of Revolving Credit Borrowing being advanced to the Borrowers on the Closing Date, the Administrative Agent may assume prior to receipt of funds from such Lender that such Lender has made such Pro Rata Share available to the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of the Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Revolving Credit Borrowing available to the Administrative Agent on the date specified for such Revolving Credit Borrowing in accordance with Section 3.5 of this Agreement. In each case, and in reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, make available to the Borrowers funds in the amount of such Lender's Pro Rata Share. Any disbursement by the Administrative Agent in reliance on such assumption shall be deemed to be a Revolving Credit Advance by such Lender.

      3.6 FAILURE OF LENDER TO FUND REVOLVING CREDIT ADVANCES OR PURCHASE PARTICIPATIONS. If any Lender has not made available to the Administrative Agent funds for such Lender's Pro Rata Share of any Revolving Credit Borrowing or such Lender's participation payment, such Lender shall pay such amount to the Administrative Agent immediately upon demand by the Administrative Agent. If any such Lender does not pay such amount to the Administrative Agent forthwith upon such demand by the Administrative Agent, the Administrative Agent shall promptly request payment thereof from the Borrowers, and the Borrowers shall immediately pay such amount to the Administrative Agent. Such Lender and the Borrowers shall be severally liable to pay interest to the Administrative Agent on such amount for each day from the date such amount should otherwise have been made available to the Administrative Agent until the date any such amount is paid to the Administrative Agent at a per annum rate of interest equal to: (x) if paid by such Lender, as the case may be, the Federal Funds Effective Rate or (y) if paid by the Borrowers, the interest rate applicable to such Revolving Credit Borrowing.

            (a) CONTINUING OBLIGATION OF BORROWERS. Failure of any Lender to fund its Pro Rata Share of any Revolving Credit Borrowing or to pay any participation purchase price shall not excuse the performance by the Borrowers of any of the Borrowers' duties or obligations hereunder. If any such Lender funds such Lender's Pro Rata Share of such Revolving Credit Borrowing or participation purchase price prior to repayment of such amount by the Borrowers, the amount so repaid shall constitute such Lender's share or participation payment and the Borrowers shall have no further obligation to pay.

            (b) TREATMENT OF LENDER FAILING TO FUND. If any Lender fails to make available such Lender's Pro Rata Share of Borrowings or such Lender's participation purchase price, the Administrative Agent shall not be obligated to transfer to such Lender any payments made by the Borrowers for the benefit of such Lender until such Lender has cured its failure. Until the earlier of such Lender's cure of its failure to fund or the termination of the Revolving Credit Commitments, all amounts repaid to the Administrative Agent by the Borrowers which would otherwise be required to be applied to such Lender's Revolving Credit Advances, or participation purchase price, as the case may be, shall be advanced to the Borrowers by the Administrative Agent on behalf such Lender to cure, in full or in part, the failure by such Lender to fund, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of the Obligations to which such payment would otherwise have been applied. No Lender failing to fund shall have any voting or consent rights under this Agreement and shall not constitute a "Lender" (or be included in the calculation of "Required Lenders") for any voting or consent rights under this Agreement. The terms of this Section shall remain effective with respect to such Defaulting Lender until such time as such Lender shall no longer be in default of any of its obligations under this Agreement.

            (c) CONTINUING OBLIGATION OF LENDERS TO FUND. It is understood that:
(i) a Lender shall not be responsible for any failure by any other Lender to perform its obligation to make any Revolving Credit Advances hereunder or pay any participation purchase price for its participating interests hereunder, (ii) the Revolving Credit Commitment of a Lender shall not be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Credit Advances or pay such participation purchase price hereunder, (iii) failure by any Lender to perform its obligation to make any Revolving Credit Advances or pay any participation purchase price hereunder shall not excuse any other Lender from its obligation to make any Revolving Credit Advances hereunder or pay any participation purchase price for its participating interests hereunder and (iv) the obligations of each Lender hereunder shall be individual and several, not joint and several.

      3.7 AFFILIATED FUNDING WITH RESPECT TO LENDERS. All or any part of an Revolving Credit Advance that any Lender (the "Obligated Lender") may be obligated to fund pursuant to this Agreement: (i) may be funded by such Lender on behalf of such Lender's Lending Installation or (ii) may be funded on such Lender's behalf by such Lender by and through any such Lending Installation; provided, however, that, (a) if any Lending Installation fails to fund all or any part of such Revolving Credit Advance, the Obligated Lender shall be obligated to fund such Revolving Credit Advance pursuant to the terms hereof,
(b) in no event shall any such funding by any Lending Installation increase the costs or expenses for which the Borrowers are liable under this Agreement and
(c) in no event shall any such funding on behalf of or through any such Lending Installation subject the Borrowers to any Taxes or Other Taxes without such Obligated Lender's being subject to the exercise by the Borrowers of their rights under Section 18.3 of this Agreement. The funding of a Revolving Credit Advance by a Lending Installation hereunder shall utilize the Revolving Credit Commitment of the Obligated Lender to the same extent, and as if, such Revolving Credit Advance were funded by such Obligated Lender, and for purposes of this Agreement, such Revolving Credit Advance shall be deemed to have been made directly by such Obligated Lender.

      3.8 CASH CONTROL EVENT; CASH DOMINION FUNDING.

            (a) SWING LINE ADVANCES. In order to fund Borrowings in an efficient manner and minimize fund transfers, the Borrowers and the Lenders hereby authorize the Administrative Agent, upon the occurrence of a Cash Control Event and notice to Borrower Representative and the Lenders of a Cash Control Election, to cause the Swing Line Lender to make available on behalf of the Lenders in accordance with the terms hereof the full amount of the Revolving Credit Advances requested or deemed requested (any such advance, a "Swing Line Advance"), without requirement of prior notice to the Lenders of the proposed Revolving Credit Advances. Each Swing Line Advance shall be considered for all purposes hereof as a Revolving Credit Advance hereunder and shall be subject to all the terms and conditions applicable to other Revolving Credit Advances except that all payments thereon shall be payable to the Administrative Agent solely for its own account. Except for Swing Line Advances or Permitted Special Advances pending settlement, each Lender's funded portion of outstanding Revolving Credit Advances is intended to be equal at all times to such Lender's Pro Rata Share of such outstanding Revolving Credit Advances.

            (b) SETTLEMENT. With respect to settlement of Swing Line Advances made by the Swing Line Lender (and such Permitted Special Advances for which settlement is requested by the Administrative Agent), the amount of each Lender's Pro Rata Share of the outstanding Revolving Credit Advances shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Revolving Credit Advances as of 5:00 p.m. (Cleveland time) on the Business Day immediately preceding the date of each settlement computation; provided, that, the Administrative Agent retains the absolute right at any time or from time to time to settle more frequently than weekly. The Administrative Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as the Administrative Agent shall determine, a summary statement of the amount of outstanding Revolving Credit Advances for such period (each such period, a "Settlement Period"). If the summary statement is sent by the Administrative Agent and received by a Lender prior to 12:30 p.m.

(Cleveland time), then each Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. (Cleveland time) on the same Business Day and if received by a Lender after 12:30 p.m. (Cleveland time) or on a day that is not a Business Day, then each Lender shall make the settlement transfer by not later than 3:00 p.m. (Cleveland time) on the next Business Day following the date of receipt (each, a "Settlement Date"). If a Lender's Pro Rata Share of the outstanding Revolving Credit Advances as of the end of any Settlement Period is more than such Lender's Pro Rata Share of the outstanding Revolving Credit Advances as of the end of the previous Settlement Period, then such Lender shall no later than the time set forth in the preceding sentence transfer to the Administrative Agent by wire transfer in immediately available funds an amount corresponding to such increase. Alternatively, if a Lender's Pro Rata Share of the outstanding Revolving Credit Advances as of the end of any Settlement Period is less than such Lender's Pro Rata Share of the outstanding Revolving Credit Advances as of the end of the previous Settlement Period, the Administrative Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds an amount corresponding to such decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by the Administrative Agent.

            (c) DISTRIBUTIONS OF PAYMENTS PENDING SETTLEMENT. Until the settlement described above has occurred, the Administrative Agent may apply any payments by or on behalf of Borrowers and any Collections directly to any outstanding Swing Line Advances and any outstanding Permitted Special Advances (for which settlement is requested) as the Administrative Agent deems appropriate. Until such settlement, if any such amounts are received by the Administrative Agent, and no Swing Line Advances are then outstanding as to which such amounts can be applied, the Administrative Agent may pay over such amounts to the Swing Line Lender for application to the Swing Line Lender's Pro Rata Share of the outstanding Revolving Credit Advances. As of any Settlement Date, if payments or Collections received since the then immediately preceding Settlement Date have been applied to the Swing Line Lender's Pro Rata Share of the Revolving Credit Advances (other than Swing Line Advances) as provided for in the immediately preceding sentence, then the Swing Line Lender shall pay to the Administrative Agent, for the accounts of the Lenders to any outstanding Revolving Credit Advances of the Lenders, to be applied ratably to the outstanding Revolving Credit Advances of such Lenders, an amount such that each Lender shall have outstanding after giving effect to such payments by the Swing Line Lender, its Pro Rata Share of such Revolving Credit Advances; provided, however, that the Administrative Agent may net such payments due from the Swing Line Lender against payments due to the Swing Line Lender hereunder, and require either the Swing Line Lender or the other Lenders, as applicable, to make only the amount of the payment due after such netting.

            (d) LENDER PARTICIPATIONS. If a Lender determines that such Lender is legally prohibited from making a Revolving Credit Advance available to the Administrative Agent with respect to outstanding Swing Line Advances or Permitted Special Advances, such prohibited Lender shall irrevocably and unconditionally purchase and receive from the Swing Line Lender or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Swing Line Advance or Permitted Special Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Administrative Agent, in immediately available funds in Dollars, at the account of the Administrative Agent maintained at the Payment Office of the Administrative Agent not later than the time for funding such Revolving Credit Advance, an amount equal to such Lender's Pro Rata Share of such Revolving Credit Advances on the date such Lender's Revolving Credit Advance would have been made pursuant to Section 3.8(b) above. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the interest rate then applicable to the Alternate Base Rate Advances. Upon purchase of an undivided interest in any Swing Line Advance or Permitted Special Advance pursuant to this Section, such Lender shall be entitled to payments credited to such Swing Line Advance or Permitted Special Advance and such Lender shall be entitled to its Pro Rata Share of all payments credited to such Swing Line Advance or Permitted Special Advance.

            (e) RECORDS; INTEREST. Each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Revolving Credit Advances and LC Exposure. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Credit Advances to the extent such Revolving Credit Advances have been funded by such Lender. Because the Swing Line Lender on behalf of the Lenders may be advancing and/or may be repaid Swing Line Advances and the Administrative Agent may be advancing and/or may be repaid Permitted Special Advances prior to the time when the Lenders will actually advance and/or be repaid such Revolving Credit Advances, (x) interest with respect to Swing Line Advances and Permitted Special Advances shall be allocated by the Administrative Agent in accordance with the amount of Advances actually advanced by and repaid to each Lender, the Swing Line Lender and the Administrative Agent and (y) such interest shall accrue from and including the date such Swing Line Advances or Permitted Special Advances are so advanced to but excluding the date such Revolving Credit Advances are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

            (f) PERMITTED SPECIAL ADVANCES BY THE ADMINISTRATIVE AGENT. Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of a Cash Control Event, the Administrative Agent is hereby authorized by the Borrowers and the Lenders, to the extent the Administrative Agent, in its sole discretion, deems necessary or desirable to protect or preserve the interests of the Lenders, to make additional advances ("Permitted Special Advances") from time to time to Borrower on behalf of the Lenders holding Revolving Credit Commitments; provided, however, that: (A) the aggregate amount of such Permitted Special Advances outstanding shall not at any time exceed One Million Dollars ($1,000,000), (B) the aggregate amount of such Permitted Special Advances shall not at any time exceed an amount equal to the aggregate Revolving Credit Advance Commitments minus the sum of outstanding Revolving Credit Advances (inclusive of outstanding Swing Line Advances) at such time and the aggregate LC Exposure of the Lenders at such time, (C) such Permitted Special Advances shall not remain outstanding for more than thirty
(30) days in any period of ninety (90) consecutive days, (D) upon the request of the Administrative Agent, the Permitted Special Advances shall be subject to periodic settlement between the Administrative Agent and the Lenders holding Revolving Credit Advance Commitments pursuant to Section 3.8(b), (E) the Required Lenders may at any time revoke the Administrative Agent's authorization contained in this Section 3.8(f) to make additional Permitted Special Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent's receipt thereof and (F) Permitted Special Advances shall be repayable on demand or otherwise as required by this Section 3.8(f), shall be secured by the Collateral, and shall for all purposes of this Agreement constitute Revolving Credit Advances and Obligations hereunder bearing interest at the Default Rate otherwise applicable at the time.

SECTION 4 PAYMENT ADMINISTRATION.

      4.1 ADVANCE ACCOUNT; CREDITS; APPLICATION OF PAYMENTS AND COLLECTIONS.

            (a) LENDER MAINTENANCE OF ADVANCE ACCOUNT. The Administrative Agent shall maintain on its books and records an Advance Account (the "Advance Account") in respect of the Borrowers which shall reflect: (i) with respect to Revolving Credit Borrowings: (x) the outstanding Revolving Credit Advances to the Borrowers, (y) the Pro Rata Share of each Lender in the outstanding Revolving Credit Borrowings to the Borrowers, and (z) accrued interest on the Revolving Credit Advances payable by the Borrowers, (ii) all Letter of Credit drawings and (iii) all other Obligations of the Borrowers that have become payable hereunder. Each entry by the Administrative Agent in the Advance Account shall be, to the extent permitted by applicable Law and absent manifest error, prima facie evidence of the data entered. Such entries by the Administrative Agent shall not be a condition to the Borrowers' obligation to repay the Obligations. To the extent applicable pursuant to Treasury Regulation Section 5f.103-1(c), the Administrative Agent shall maintain on the Advance Account, for the benefit of the Borrowers, a record of any Foreign Lenders.

            (b) ADVANCE ACCOUNT CHARGES\CREDITS; REPORTS. The Borrowers hereby authorize the Administrative Agent to charge the Advance Account of the Borrowers with all Revolving Credit Advances (including Permitted Special Advances), and all other Obligations of the Borrowers under this Agreement or any other Loan Document. The Advance Account of the Borrowers will be credited in accordance with the provisions of this Agreement with all payments received by the Administrative Agent directly from the Borrowers or otherwise for the account of the Borrowers pursuant to this Agreement. The Administrative Agent shall send the Borrower Representative statements in accordance with the Administrative Agent's standard procedures. Any and all such periodic or other statements or reconciliations of the Advance Account shall be final, binding and conclusive upon the Borrowers in all respects, absent manifest error, unless the Administrative Agent receives specific written objection thereto from the Borrower Representative within forty-five (45) Business Days after such statements or reconciliation shall have been sent to the Borrower Representative by the Administrative Agent.

            (c) CREDITING AND APPLICATION OF SPECIFIC PAYMENTS. Except for the crediting to the Borrowers' Advance Account for Collections deposited to the Cash Concentration Account as provided below, the Borrowers shall make all other payments to be made by the Borrowers under this Agreement with respect to the Obligations not later than 2:00 p.m. (Cleveland time) on the day when due, without setoff, counterclaim, defense or deduction of any kind, to the Administrative Agent's account maintained at the Payment Office of the Administrative Agent. Payments received after 2:00 p.m. (Cleveland time) shall be deemed to have been received on the next succeeding Business Day. Prior to the occurrence of an Event of Default which is continuing, the Borrower Representative may specify to the Administrative Agent, at the time of the Borrowers' making any such payment hereunder, the Obligations of the Borrowers to which such payment is to be applied. If the Borrower Representative does not specify an application for such payment or if an Event of Default has occurred which is continuing, the Administrative Agent shall apply such payment to such Obligations as provided in Section 4.1(d) and 13.4(d) of this Agreement, as applicable. Prior to the occurrence of a Cash Control Event and a Cash Control Election, the Borrower Representative may specify to Administrative Agent, at the time of the Borrowers' making any such payment hereunder, the Obligations of the Borrowers to which such payment is to be applied. If the Borrower Representative does not specify an application for such payment or if an Event of Default has occurred and is continuing, the Administrative Agent shall apply such payment to such Obligations as provided in Section 4.1(d) and Section 13.4(d) of this Agreement, as applicable.

            (d) DEPOSITS IN CASH CONCENTRATION ACCOUNT AFTER CASH CONTROL ELECTION; APPLICATION AND CREDITING. Upon the occurrence of a Cash Control Event and notice to the Borrower Representative and the Lenders of a Cash Control Election, and until such Cash Control Election ceases to be effective in accordance with the terms of this Agreement, deposits of items of payment with respect to Collections shall be deposited to the Cash Concentration Account as provided in Section 5.2 of this Agreement. Such items of payment and proceeds shall be credited to the Loan Account of the Borrowers. For the purpose of calculating interest on the Obligations and determining the aggregate Revolving Credit Advances outstanding and resulting Borrowing Base of the Borrowers for additional Revolving Credit Advances hereunder, all Collections shall be credited to the account of Borrowers on the Business Day on which the Lender has received notice of the deposit of the proceeds of such Collections into the Cash Concentration Account prior to 2:00 p.m. (Cleveland time) In so crediting items to the Loan Account of the Borrowers, Administrative Agent may apply such credit to reduce the outstanding principal amount of such of the outstanding Obligations of the Borrowers Upon full and final payment in immediately available funds of all Obligations and the termination of the Revolving Credit Commitment and all LC Exposure, deposits of Collections to the Cash Concentration Account shall be credited as directed by the Borrowers.

            (e) DISTRIBUTION OF PAYMENTS. Subject to periodic settlement of accounts among the Lenders as provided for in this Agreement, after receipt of any payment by the Administrative Agent, the Administrative Agent will cause to be distributed, on the day of receipt of any payment, like funds relating to such payment (other than amounts payable solely to the Administrative Agent or solely to the applicable LC Issuer pursuant to Section 6.4) ratably to each of the Lenders at such Lender's Lending Office.

            (f) PRO RATA TREATMENT OF LENDERS. Except as set forth in Sections
6.4 and 13.5 of this Agreement, each Revolving Credit Borrowing and participating interest hereunder, each payment or prepayment of principal of any Revolving Credit Borrowing, any reduction of commitments, each payment of interest on the Revolving Credit Advances, and each payment of the fees provided for hereunder shall be allocated among the Lenders ratably in accordance with each Lender's Pro Rata Share thereof.

            (g) PAYMENT NOT ON BUSINESS DAY. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment may be made either on the next succeeding Business Day or on the immediately preceding Business Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest, fees or other compensation, as the case may be.

            (h) PRESUMPTION OF PAYMENT IN FULL BY THE BORROWERS. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date. In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, distribute to each Lender on such due date the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent promptly upon demand the amount distributed to such Lender, together with interest thereon (except to the extent otherwise paid by the Borrowers) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent at the Federal Funds Effective Rate.

      4.2 REPAYMENT AND PREPAYMENTS.

            (a) SCHEDULED REPAYMENTS. Except for the required crediting to the Borrowers' Advance Account of Collections deposited to the Cash Concentration Account, the Borrowers shall repay to the Administrative Agent the outstanding principal amount of the aggregate Revolving Credit Advances on the Revolving Credit Termination Date. Reimbursements of drawings on Letters of Credit shall be made as provided in this Agreement.

            (b) MANDATORY PREPAYMENTS.

                  (i) MANDATORY PREPAYMENT OF REVOLVING CREDIT ADVANCES. If, on
            any Business Day, the aggregate Revolving Credit Advances then outstanding exceeds the lesser of: (x) the Borrowing Base minus the aggregate LC Exposure then existing or (y) the aggregate Revolving Credit Commitments of the Lenders then applicable minus the aggregate LC Exposure then existing, the Borrowers shall on such day prepay to the Administrative Agent an amount sufficient to eliminate such excess ratably in accordance with each Lender's Pro Rata Share thereof .

                  (ii) MANDATORY PREPAYMENT OF PERMITTED SPECIAL ADVANCES.
            Subject to Section 3.8(f) of this Agreement, the aggregate outstanding amount of each Permitted Special Advance shall be prepaid by the Borrowers to the Administrative Agent for the benefit of the Lenders (or, to the extent not yet settled with the Lenders at such time, for the sole account of the Administrative Agent): (x) on demand by the Administrative Agent or, if no demand is made, on or before the thirtieth (30th) Business Day after the Administrative Agent shall have made such Permitted Special Advance and (y) if, on any Business Day, the aggregate Permitted Special Advances then outstanding exceeds One

            Million Dollars ($1,000,000), then the Borrowers shall on such day prepay to the Administrative Agent for the account of the Lenders (or, to the extent not yet settled with the Lenders at such time, for the sole account of the Administrative Agent) an amount sufficient to eliminate such excess.

      4.3 REDUCTION OF REVOLVING CREDIT COMMITMENT. Upon five (5) Business Days prior written notice from the Borrower Representative to the Administrative Agent, the Borrowers shall be permitted to reduce permanently the Revolving Credit Commitment, in whole or in part, as provided in such notice. Each reduction shall be subject to the following: (i) each such reduction shall be in an aggregate principal amount of not less than One Million Dollars ($1,000,000) or a multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, (ii) such reductions shall be subject to the early termination fee set forth in
Section 6.4(d) based on the amount so reduced and (iii) no reduction shall be permitted to reduce the aggregate Revolving Credit Commitment unless, concurrently with such reduction, the Borrowers shall make a principal payment of the then outstanding Revolving Credit Advances to the extent required by
Section 4.2(b)(i) of this Agreement. Each reduction in the Revolving Credit Commitment hereunder shall be a permanent reduction thereof.

SECTION 5 CASH MANAGEMENT ADMINISTRATION.

      5.1 MAINTENANCE OF LOCKBOX AND COLLECTION ACCOUNT. The Borrowers have established and shall maintain one or more Lockboxes in the name of the Borrowers with one or more Lockbox Banks that are acceptable to the Administrative Agent, in its reasonable discretion. The Borrowers have established and will maintain Collections Accounts in the name of Borrowers with the Administrative Agent and each Lockbox Bank. The Collection Account established with the Administrative Agent shall function as the Cash Concentration Account for all purposes of this Section. Each Lockbox Bank shall have entered into agreements with the Borrowers establishing the Lockboxes controlled by such Lockbox Bank (a "Lockbox Agreement") and agreements with respect to the Collection Account maintained at such Lockbox Bank (a "Deposit Account Agreement"), each such Lockbox Agreement and Deposit Account Agreement to be in form and substance reasonably satisfactory to the Administrative Agent. Each Lockbox Bank shall have entered into a letter agreement with the Borrowers relating to rights of the Administrative Agent with respect to the Lockboxes maintained with the Lockbox Bank by Borrowers and with respect to the Collection Account (a "Deposit Account Control Letter"), substantially in the form of Exhibit N and otherwise in form and substance reasonably satisfactory to the Administrative Agent. In the case of the Cash Concentration Account, KeyBank and the Borrowers shall have entered into a letter agreement (a "Cash Collateral Account Control Letter"), substantially in the form of Exhibit O hereto and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

      The Disclosure Schedule shall set forth a list of: (i) all present Lockboxes, the Collection Accounts, and any other bank accounts maintained by Borrowers, (ii) the name and address of each Lockbox Bank, (iii) the account number of the Collection Account, (iv) a contact at such Lockbox Bank, and (v) a list describing all Lockbox Agreements, Deposit Account Agreements, Deposit Account Control Letters, and the Cash Collateral Account Control Letter and all other agreements establishing each Lockbox, Collection Account, the Cash Concentration Account and Permitted Account.

      5.2 PROCESSING COLLECTIONS; CASH CONCENTRATION ACCOUNT. In accordance with the terms of the applicable Cash Collateral Account Control Letter, each Lockbox Bank shall be instructed to deposit on a daily basis all Collections sent to the Lockbox maintained by such Lockbox Bank directly into the applicable Collection Account of the Borrowers in the identical form in which each such Collections was made (except for any necessary endorsements) whether by cash or check. All funds deposited into any Collection Account shall be Collateral in which Administrative Agent has been granted a security interest on behalf of the Lenders pursuant to the terms of this Agreement and shall be subject to the sole and exclusive control of Administrative Agent and only to such signing authority designated from time to time by Administrative Agent. The Borrowers shall have no control over such funds; provided, however that, anything contained herein to the contrary notwithstanding, prior to the occurrence of a Cash Control

Event and a Cash Control Election by the Administrative Agent, the Borrowers shall have the unlimited right to withdraw funds from each Collection Account and to direct the Administrative Agent or direct the applicable Lockbox Bank, as the case may be, to remit funds from such Collection Account to the Operating Account of the Borrowers or as otherwise directed by the Borrower Representative.

No Collection Account shall be subject to any deduction, set off, banker's lien or any other right in favor of any Person (other than as may be expressly set forth in the applicable Deposit Account Control Letter). The Borrowers shall notify all of their customers and Account Debtors to forward all Collections of every kind due the Borrowers to a Lockbox or to wire all Collections due the Borrowers to a Collection Account (such notices to be in such form and substance as Administrative Agent may reasonably require from time to time). The Borrowers will use commercially reasonable efforts to notify all remitters of Collections to forward such Collections to a Lockbox or Collection Account.

      5.3 CASH CONCENTRATION ACCOUNT. In accordance with the terms of the applicable Deposit Account Control Letter, each Lockbox Bank shall be instructed to deposit on a daily basis all collected and available funds from Collections deposited into a Collection Account to the Cash Concentration Account. Prior to the occurrence of a Cash Control Event and a Cash Control Election by the Administrative Agent, the Borrowers shall have the unlimited right to withdraw funds from the Cash Concentration Account and to direct the Administrative Agent to remit funds from the Cash Concentration Account to the Operating Account of the Borrowers or as otherwise directed by the Borrower Representative. After the occurrence of a Cash Control Event and notice to the Borrowers and the Lenders of a Cash Control Election, and until such Cash Control Election ceases to be effective in accordance with the terms of this Agreement, all Collections and Remittances shall be credited to the Loan Account of the Borrowers and applied to the outstanding Obligation in accordance with Section 4.1(d). After the occurrence of a Cash Control Event and notice to the Borrowers and the Lenders of a Cash Control Election, and until such Cash Control Election ceases to be effective in accordance with the terms of this Agreement, the Cash Concentration Account shall not be subject to any deduction, set off, banker's lien or any other right in favor of any Person. After the occurrence of a Cash Control Event and notice to the Borrowers and the Lenders of a Cash Control Election, and until such Cash Control Election ceases to be effective in accordance with the terms of this Agreement, (i) all funds deposited into the Cash Concentration Account shall be the exclusive property of Administrative Agent on behalf of the Lenders, (ii) shall be subject to the sole and exclusive control of Administrative Agent and only to such signing authority designated from time to time by Administrative Agent and (iii) the Borrowers shall have no further rights to withdraw funds form the Cash Concentration Account.

            Upon the occurrence of a Cash Control Event and a Cash Control Election, and until such Cash Control Election ceases to be effective in accordance with the terms of this Agreement, any Collections received directly by a Borrower shall be deemed held by such Borrower in trust and as fiduciary for the Lenders. The Borrowers agree not to commingle any such Collections with any of the Borrowers' other funds or property, but to hold such funds separate and apart in trust and as fiduciary for the Lenders until deposit is made into the applicable Collection Account or the Cash Concentration Account. Upon the occurrence of a Cash Control Event and a Cash Control Election, and until such Cash Control Election ceases to be effective in accordance with the terms of this Agreement, the Borrowers hereby agree to deposit immediately such directly received Collections into the Collection Account maintain by or on behalf of such Borrowers or into the Cash Concentration Account.

      5.4 COSTS OF COLLECTION. All reasonable costs of collection of the Borrowers' Accounts, including actual out-of-pocket expenses, administrative and record-keeping costs, reasonable attorney's fees, and all service charges and costs related to the establishment and maintenance of the Lockbox, the Collection Account, and the Cash Concentration Account shall be the sole responsibility of the Borrowers, whether the same are incurred by the Administrative Agent or the Borrowers. The Administrative Agent, in its sole discretion, may charge such costs, fees and charges against the Advance Account as an Obligation. The Borrowers hereby indemnify and hold the Administrative Agent harmless from and against any loss or damage with respect to any Collection deposited in the Collection Account or Cash Concentration Account which is dishonored or returned for any reason. If any Collection deposited in the Collection Account is dishonored or returned unpaid for any reason, the Administrative Agent, in its sole discretion, may charge the amount thereof against the Advance Account as an Obligation (but only if such amount was credited to the Advance Account prior thereto). The Administrative Agent shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Administrative Agent, except losses or damages resulting from the Administrative Agent's gross negligence, willful misconduct or bad faith as determined by a final judgment of a court of competent jurisdiction.

      5.5 RETURN OF FUNDS. Upon the payment in full of all Obligations (other than continuing Indemnification Obligations) and the termination of the aggregate Revolving Credit Commitments and LC Exposure hereunder: (a) the Administrative Agent's security interests and other rights in funds in the Collection Account shall terminate, (b) all rights to such funds shall revert to the Borrowers as applicable and (c) the Administrative Agent will, at the Borrowers' expense, take such steps as the Borrower Representative may reasonably request to evidence the termination of such security interests and to effect the return to the Borrowers of such funds, and all pledged stock certificates and related stock powers.

      5.6 NOTICE TO ACCOUNT DEBTORS. The Borrowers hereby authorize the Administrative Agent, upon the occurrence of a Cash Control Event and a Cash Control Election, and until such Cash Control Election ceases to be effective in accordance with the terms of this Agreement, to: (a) notify any or all Account Debtors that the Accounts have been assigned to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Lenders and the other holders of Obligations, and that the Administrative Agent has a security interest therein; and (b) direct such Account Debtors to make all payments due from them to the Borrowers upon the Accounts directly to the Administrative Agent or to a Lockbox designated by the Administrative Agent; provided, however, that the Administrative Agent shall not exercise any of such rights unless the Administrative Agent concurrently notifies the Borrower Representative of its exercise of such rights.

SECTION 6 INTEREST AND FEES.

      6.1 INTEREST RATE ON ADVANCES. The Borrowers shall pay interest on the unpaid principal amount of each Revolving Credit Advance made by the Lenders from the date such Revolving Credit Advance is advanced until the principal amount thereof shall have been paid in full as follows:

            (a) ALTERNATE BASE RATE ADVANCES. During such periods as any Alternate Base Rate Advances are outstanding, the Borrowers shall pay interest on such Alternate Base Rate Advances at a rate per annum equal to the sum of the Alternate Base Rate plus the Applicable Margin then in effect and applicable to the Revolving Credit Borrowings comprised of such Revolving Credit Advances, payable: (A) monthly, in arrears, on the first day of each calendar month, (B) on the date such Revolving Credit Advances comprising any such Revolving Credit Borrowing shall be paid in full (whether at maturity, by reason of acceleration or otherwise) and (C) after maturity, on demand.

            (b) LIBOR RATE ADVANCES. During such periods as any LIBOR Rate Advances are outstanding, the Borrowers shall pay interest on such LIBOR Rate Advances at a rate per annum equal to the sum of the London Interbank Offered Rate plus the Applicable Margin then in effect and applicable to Revolving Credit Borrowings comprised of such Revolving Credit Advances, payable: (A) on the last day of each Interest Period and (B) if such Interest Period has a duration of more than three months, on the last day of the third month of such Interest Period and (C) on the date such Revolving Credit Advances shall be converted into Alternate Base Rate Advances or paid in full (whether at maturity, by reason of acceleration or otherwise) and (D) after maturity, on demand.

            (c) DEFAULT INTEREST. If any principal, interest or fees due under this Agreement shall not be paid when due or if any Revolving Credit Note or any amounts due under any Revolving Credit Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, or if there shall otherwise occur an Event of Default which is continuing, then the principal of each outstanding Revolving Credit Advance and, to the extent permitted by law, the unpaid interest thereon shall, upon the Lender's written election, bear interest, payable on demand, at a rate per annum equal at all times to two percent (2.00%) per annum in excess of the interest rate otherwise then payable pursuant to the terms of this Agreement.

            (d) FAILURE OF BORROWER REPRESENTATIVE TO ELECT INTEREST PERIOD. If no Interest Period is specified in any Credit Request or any Rate Conversion/Continuation Request for any LIBOR Rate Advance, the Borrower Representative shall be deemed to have requested such Revolving Credit Advance to be an Alternate Base Rate Advance. If the Borrower Representative shall not have given notice in accordance with Section 6.2 of this Agreement to continue any LIBOR Rate Advance into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with
Section 6.2 of this Agreement to convert such Revolving Credit Advance), then, at the end of the Interest Period applicable to such LIBOR Rate Advance, such Revolving Credit Advance shall convert into an Alternate Base Rate Advance.

      6.2 RATE CONVERSION AND RATE CONTINUATION. The Borrowers shall have the right to convert all or any portion of the Revolving Credit Advances comprising a Revolving Credit Borrowing into, or continue all or any portion of the Revolving Credit Advances comprising a Revolving Credit Borrowing as, LIBOR Rate Advances or Alternate Base Rate Advances, as the case may be, upon request delivered by the Borrower Representative to the Administrative Agent not later than 2:00 p.m. (Cleveland time) as follows: (a) on the Business Day that the Borrowers desire to convert all or a portion of the LIBOR Rate Advances into Alternate Base Rate Advances, (b) three (3) Business Days prior to the Business Day on which the Borrowers desire to convert all or a portion of the outstanding Alternate Base Rate Advances into a LIBOR Rate Borrowing for a given permissible Interest Period, or (c) three (3) Business Days prior to the Business Day on which the Borrowers desire to continue any LIBOR Rate Advance comprising a LIBOR Rate Borrowing as a LIBOR Rate Borrowing for an additional Interest Period of the same duration or as a LIBOR Rate Borrowing having a different permissible Interest Period; provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

            (a) if less than all of the outstanding principal amount of a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Revolving Credit Borrowing converted or continued shall be not less than Five Hundred Thousand Dollars ($500,000), or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof;

            (b) LIBOR Rate Advances shall not be converted or continued at a time other than the end of an Interest Period applicable thereto unless the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 18.5 of this Agreement;

            (c) After the occurrence of an Event of Default which is continuing, Revolving Credit Advances may not be converted into or continued (at the expiration of the Interest Period applicable thereto) as LIBOR Rate Advances;

            (d) Revolving Credit Advances may not be converted into or continued as LIBOR Rate Advances so as to comprise a Revolving Credit Borrowing if the Interest Period applicable thereto will expire on or after the Revolving Credit Termination Date;

            (e) Revolving Credit Advances that cannot be converted into or continued as LIBOR Rate Advances by reason of clause (c) or (d) of this Section shall be automatically converted at the end of the Interest Period in effect for such LIBOR Rate Advances into Alternate Base Rate Advances.

Each request for conversion or continuation (a "Rate Conversion/Continuation Request") shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Lender). Each written Rate Conversion/Continuation Request or written confirmation thereof shall be substantially in the form of Exhibit C attached hereto, signed or otherwise acceptable authenticated by the Borrower Representative and transmitted to the Administrative Agent by telecopier or electronic mail.

      6.3 COMPUTATIONS OF INTEREST AND FEES. All computations of interest on Revolving Credit Advances hereunder and of fees and other compensation hereunder shall be made in all cases by the Lender on the basis of a year of 360 days (except computations of interest on Alternate Base Rate Advances shall be made on the basis of a year of 365/366 days) in each case for the actual number of days elapsed (commencing on the day such Revolving Credit Advance was advanced but excluding the day such Revolving Credit Advance shall be paid in full) occurring in the period for which such interest or fees are payable. Each determination by the Lender of interest, fees or other amounts of compensation due hereunder shall be rebuttably presumed to be correct.

      6.4 FEES. The following fees shall be payable as set forth below:

            (a) UNUSED COMMITMENT FEE. The Borrowers agree to pay to the Administrative Agent for the ratable benefit of the Lenders an unused commitment fee (the "Unused Commitment Fees") on the average daily unused portion of the Revolving Credit Commitment (including LC Exposure as usage for purposes of calculating such unused portion and excluding the Reserve Amount) of the Lenders from the Closing Date until the Revolving Credit Termination Date at a rate per annum equal to the Applicable Margin with respect to unused commitment fees, payable monthly in arrears on the first day of each calendar month, commencing November 1, 2004, and on the Revolving Credit Termination Date.

            (b) ANNUAL FEE. The Borrowers agree to pay to the Administrative Agent an annual administration fee of Fifteen Thousand Dollars ($15,000) payable on the Closing Date and each anniversary thereof.

            (c) BANK PRODUCT FEES. The Borrowers agree to pay to the Administrative Agent when due any other fees owing to the Administrative Agent with respect to services or facilities which may be extended to the Borrowers, including, without limitation, credit cards, cash management and related services such automatic clearing house transfer of funds.

            (d) EARLY TERMINATION FEE. The Borrowers agrees to pay to the Administrative Agent for the ratable benefit of the Lenders, allocable to the Lenders in accordance with each Lender's Pro Rata Share, an early termination fee of: (i) one and one half percent (1.50%) of the average Revolving Credit Commitment hereunder in the case of termination of such Commitment hereunder prior to the first anniversary of the Closing Date; (ii) one percent (1.00%) of the average Revolving Credit Commitment hereunder in the case of termination of the such Commitment hereunder prior to the second anniversary of the Closing Date; or (iii) one half of one percent (0.50%) of the average Revolving Credit Commitment hereunder in the case of termination of the such Commitment hereunder prior to the third anniversary of the Closing Date; provided, however, if such Commitment hereunder is terminated as a result of a transfer or payoff provided by an affiliate of KeyBank, then no such early termination fee shall be due and payable. For purposes hereof, average Revolving Credit Commitment shall mean the average of the most recent twelve month-end Revolving Credit Commitment levels prior to the date of the termination of the Commitment or, if this Agreement has been in place less than twelve months, the average Revolving Credit Commitment levels for such shorter period.

            (e) LETTER OF CREDIT FEES. The Borrowers shall pay the following fees with respect to Letters of Credit:

                  (i) The Borrowers agree to pay to the Administrative Agent for the ratable benefit of the Lenders with respect to each Letter of Credit, a fee accruing in dollars at a rate per annum equal to the then current Applicable Margin of LIBOR Rate Advances applicable to Revolving Credit Borrowings multiplied by the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each Fiscal Quarter commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date.

                  (ii) To the extent that there is more than one Lender under this Agreement, the Borrowers agree to pay the LC Issuer, for its own account as issuing bank, a fronting fee equal to fifteen basis points (15 bps) multiplied by the issued face amount of each Letter of Credit issued, payable on the date each such Letter of Credit is issued and on the date such Letter of Credit is renewed.

                  (iii) The Borrowers agree to pay to the LC Issuer, with
            respect to the issuance, amendment, or transfer of each Letter of Credit and each drawing made thereunder, customary administrative, documentary and processing charges in accordance with the LC Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

            (f) PAYMENT OF FEES; NONREFUNDABLE. All fees set forth in this
Section 6.4 shall be paid on the date due to the Administrative Agent for distribution, if appropriate to the Lenders or the LC Issuer. Once paid, to the extent permitted by applicable Law and absent error on the part of the Administrative Agent, none of such fees shall be refundable.

      6.5 LIBOR RATE ADVANCES: UNASCERTAINABLE RATE; ILLEGALITY; INCREASED
COSTS.

            (a) UNASCERTAINABLE RATE; ILLEGALITY; INCREASED COSTS. In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the London Interbank Offered
            Rate for LIBOR Rate Advances for any Interest Period that, by reason of any changes arising after the Closing Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the "London Interbank Offered Rate", or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Rate Advance to the Borrowers because of any change since the Closing Date in any applicable Law, governmental rule, regulation, guideline, order or request (whether or not having the force of Law), or in the interpretation or administration thereof and including the introduction of any new Law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the "London Interbank Offered Rate" pursuant to the definition thereof), or

                  (iii) at any time, that the making or continuance of any LIBOR
            Rate Advance has become unlawful by compliance by such Lender in good faith with any change since the Closing Date in any Law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of Law but with which such Lender customarily complies;

THEN, the Administrative Agent, in the case of and on the date of determination specified in clause (i) above, or such Lender, in the case of and as promptly as practical after the date of determination specified in clause (ii) and (iii) above, shall give notice by telephone confirmed in writing to the Borrower Representative (and to the Administrative Agent in the case of a Lender notice) of such determination. The Administrative Agent shall promptly transmit such notice to each of the other applicable Lenders. Thereafter (A) in the case of clause (i) above, LIBOR Rate Advances shall no longer be available until such time as the Administrative Agent gives prompt notice to the Borrower Representative and the applicable Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Credit Request or Rate Conversion/Continuation Request given by the Borrower Representative with respect to LIBOR Rate Advances which have not yet been incurred or converted shall be deemed rescinded by the Borrower Representative or, in the case of a Credit Request, shall, at the option of the Borrower Representative, be deemed converted into a Credit Request for Alternate Base Rate Advances, (B) in the case of clause (ii) above, the Borrowers shall pay to such Lender, upon written demand to the Borrower Representative, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof and that such Lender is generally charging all of its customers for comparable amounts, submitted to the Borrower Representative by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (C) in the case of clause
(iii) above, the Borrower Representative on behalf of the Borrowers shall take one of the actions specified in the next paragraph of this Section.

            At any time that any LIBOR Rate Advance is affected by the circumstances described in Section 6.5(a)(ii) above, the Borrowers may, and, in the event any LIBOR Rate Advance is affected by the circumstances described in
Section 6.5(a) (iii) above, the Borrowers shall, either (i) if the affected LIBOR Rate Advance is then being made pursuant to a Credit Request for a LIBOR Rate Borrowing, by causing the Borrower Representative to give the Administrative Agent telephonic (confirmed promptly in writing if requested) notice thereof on the same date that the Borrower Representative was notified by a Lender pursuant to Section 6.5(a) (ii) or (iii) above, cancel said LIBOR Rate Borrowing or convert such Credit Request to a request for a Revolving Credit Borrowing of Alternate Base Rate Advances, or (ii) if the affected LIBOR Rate Advance is then outstanding, upon at least one Business Day's notice from the Borrower Representative to the Administrative Agent, require the affected Lender to convert each such LIBOR Rate Advance into an Alternate Base Rate Advance with such conversion to be effective on the last day of the Interest Period currently applicable to such LIBOR Rate Advance, if affected Lender may lawfully continue to maintain such LIBOR Rate Advance until such last day, or immediately, if affected Lender is not legally permitted to maintain such Revolving Credit Advance until such last day, and subject to payment to such affected Lender of any amount required under Section 18.6 provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section.

SECTION 7 CONDITIONS OF LENDING.

      7.1 CONDITIONS PRECEDENT TO INITIAL ADVANCES. The effectiveness of this Agreement, the obligation of each Lender to make a Revolving Credit Advance on the occasion of each Borrowing hereunder, and the obligation of the LC Issuer to issue any Letters of Credit, are subject to the condition precedent that: (i) the conditions set forth in Annex III, attached hereto and incorporated herein by reference, shall have been satisfied, as determined by the Administrative Agent, in its sole discretion, on or before the Closing Date of this Agreement and (ii) the Administrative Agent shall have received on or before the Closing Date of this Agreement the documents and deliveries set forth on said Annex III (which, in the case of exhibits to this Agreement, shall be in the forms attached hereto, with blanks completed).

      7.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of each Lender to make an Advance on the occasion of each Borrowing hereunder and the obligation of the LC Issuer to issue or renew any Letter of Credit are subject to the conditions precedent that:

            (a) REPRESENTATION BRINGDOWN. As of the date of any Credit Event, and before and after giving effect thereto, the representations and warranties contained in this Agreement and all other Loan Documents are true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

            (b) NO DEFAULT; COMPLIANCE WITH TERMS. As of the date of any Credit Event, and before and after giving effect thereto, no Potential Default or Event of Default shall have occurred and be continuing; and

            (c) NO MATERIAL ADVERSE CHANGE. As of the date of any Credit Event, and before and after giving effect thereto, there shall have been no event which has had, or could reasonably be expected to have, a Material Adverse Effect; and

            (d) CONFIRMATION OF BORROWING BASE. The Borrower Representative shall have delivered to the Administrative Agent each Borrowing Base Certificate required to have been delivered for the period immediately preceding the occurrence of such Credit Event.

Each Credit Event shall constitute a representation and warranty by the Borrowers that on the date of such Credit Event, the statements in clauses (a) through (c) above are true and correct as of such date and that the actions required under clause (d) above have in fact been taken as of such date.

SECTION 8 SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS.

      8.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of Obligations, each of the Borrowers hereby grants to the Administrative Agent, for itself in its capacity as Administrative Agent hereunder and for the benefit of the Lenders, the LC Issuer, and any Hedge Creditor, a continuing security interest in and a pledge of all of the tangible and intangible personal property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located including, without limitation: (a) all Accounts, (b) all Inventory, (c) all General Intangibles and Intellectual Property, (e) all Investment Property, (f) all Deposit Accounts and any and all monies credited by or due from the Lenders or any other depository to such Borrower, whether in the Collection Account, any Cash Concentration Account, any other depository account or other account, or any Lockbox, (g) all Pledged Collateral and any Additional Pledged Collateral (arising after the date hereof), (h) all Instruments, Documents, documents of title, policies and certificates of insurance, securities, goods, choses in action, Chattel Paper, cash or other property, to the extent owned by such Borrower or in which such Borrower has an interest, (i) all Collateral of such Borrower which now or hereafter is at any time in the possession or control of any of the Lenders or in transit by mail or carrier to or from any of the Lenders or in the possession of any Person acting in a Lender's behalf, without regard to whether such Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether such Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of such Borrower with such Lender, (j) all accessions to, substitutions for, and all replacements, Products and Proceeds of the herein above-referenced property of the Borrowers described in this Section including, but not limited to, proceeds of insurance policies insuring such property, and proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrowers and (k) all books, records, and other property (including, but not limited to, credit files, programs, printouts, computer software, and disks, magnetic tape and other magnetic media, and other materials and records) of Borrowers pertaining to any such above-referenced property of such Borrower; provided, however, that in no event shall any Borrower be required to pledge more than sixty-five (65%) of voting power of all classes of the capital stock of a Subsidiary that is not a Domestic Subsidiary; and provided, further, that the foregoing grant of a security interest and pledge shall not include a security interest in or pledge of Excluded Property and provided, finally, that if and when the prohibition which prevents the granting by such Borrower or such Subsidiary to the Lender of a security interest in clause (a) of the definition of Excluded Property, the Lender will be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of such Excluded Property, as the case may be, and that, notwithstanding anything set forth herein to the contrary, the Lender will be deemed to have, and at all times from and after the date hereof to have had, a security interest in and pledge of the proceeds of such Excluded Property.

      8.2 PERFECTION.

            (a) PERFECTION BY FILING; AUTHORIZATION BY DEBTOR. Each Borrower (i) hereby authorizes the Administrative Agent, at any time and from time to time, to file initial financing statements, financing statements, continuation statements, and amendments thereto that comply with and contain any other information required by the UCC for the sufficiency of filing office acceptance of any such initial financing statement, financing statement, continuation statement, or amendment and (ii) otherwise agrees to take such other action and execute such assignments or other instruments or documents, in each case as the Administrative Agent may request, to evidence, perfect, or record the Administrative Agent's security interest in the Collateral, now existing or hereafter arising, or to enable the Administrative Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Any such initial financing statement, financing statement, continuation statement, or amendment may be filed by the Administrative Agent on behalf of the Borrowers.

            (b) OTHER PERFECTION METHODS. The Borrowers shall, at any time and from time to time, take such steps as the Administrative Agent may reasonably request for the Administrative Agent: (i) to obtain a perfected security interest in any Pledged Collateral existing on the date hereof or any Additional Pledged Collateral hereafter arising, (ii) to use commercially reasonable efforts to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee, warehouseman or consignee having possession of any of the Collateral, stating that such Person holds such Collateral for the Administrative Agent as secured party, (iii) to obtain "control" of any Investment Property, Deposit Accounts, "letter-of-credit rights", or "electronic chattel paper" (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (iv) otherwise to assure the continued perfection and priority of the Administrative Agent's security interest in any of the Collateral and of the preservation of its rights therein. If any Borrower shall at any time acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of One Hundred Thousand Dollars ($100,000), the Borrower Representative shall promptly notify the Administrative Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Administrative Agent, such Borrower shall be deemed to thereby grant to the Administrative Agent (and such Borrower hereby grants to the Administrative Agent) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

Nothing contained in this Section shall be construed to narrow the scope of the Administrative Agent's security interests or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of the Administrative Agent under the Loan Documents. In addition, no Borrower shall maintain any Securities Account or Commodity Account that is not a Control Account and nor shall it grant "control" over any Investment Property to any Person other than the Administrative Agent, except as otherwise expressly permitted hereunder.

      8.3 CHANGES AFFECTING PERFECTION. No Borrower shall nor shall it permit any Domestic Subsidiary thereof to, without giving the Administrative Agent at least ten (10) days prior notice thereof: (a) make any change in any location where Inventory of such Borrower or any of its Domestic Subsidiaries valued at more than Five Hundred Thousand Dollars ($500,000) is maintained, or locate any of such Inventory or at any new locations (other than in connection with sales of Inventory in the ordinary course of business or Inventory in transit), (b) change its state of incorporation or make any change in the location of its chief executive office, principal place of business or the office where its records pertaining to its Accounts and General Intangibles are kept, (c) add any new places of business and (d) make any change in its name or corporate structure.

      8.4 REINSTATEMENT. The provisions of this Section 8 and Section 9 of this Agreement shall remain in full force and effect in respect of a Borrower should any petition be filed by or against such Borrower for liquidation or reorganization, should such Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of such Borrower's assets or should any other Financial Impairment relating to such Borrower occur. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      8.5 FURTHER ASSURANCES. Each Borrower will, and will cause each of its Domestic Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral, now existing or hereafter arising, covered by this Agreement and the other Loan Documents as the Administrative Agent may reasonably require. Each Borrower will execute or cause to be executed and shall deliver the Administrative Agent any and all documents and agreements reasonably deemed necessary by the Administrative Agent to give effect to or carry out the terms or intent of the Loan Documents. The Administrative Agent, in the reasonable exercise of its credit judgment, may order and obtain at the Lender's expense or, if an Event of Default has occurred and is continuing, at the Borrowers' expense, such new or updated title, lien, judgment, patent, trademark and UCC financing statement searches or reports as to the Borrowers or any Collateral as the Administrative Agent may deem reasonably appropriate. The Administrative Agent is authorized to (i) enter into any modification of any Loan Documents which the Administrative Agent reasonably believes is required to conform to the mandatory requirements of local law, or to local customs followed by financial institutions with respect to similar collateral documents involving property located in any particular jurisdiction and (ii) permit the Borrowers to update the Disclosure Schedule; provided, however that any such update must be in substance reasonably acceptable to the Administrative Agent.

      8.6 TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL. Upon the payment in full of all of the Obligations hereunder, the termination of the LC Exposure of the Lenders hereunder, and the termination of the Revolving Credit
Commitments: (a) the security interests and the other Liens and licenses granted to the Administrative Agent shall terminate, (b) all rights to the Collateral shall revert to the Borrower with rights therein, (c) the Administrative Agent will at the sole reasonable cost and expense of the Borrowers, (x) execute and deliver to the Borrowers all documents as the Borrowers may reasonably request to evidence the termination of such security interests and the release of such Collateral, and (y) take such other actions with respect to this Agreement, the other Loan Documents, the Liens created thereby as the Borrowers shall reasonably request, and (d) this Agreement and all of the other Loan Documents will be terminated, and the Borrowers will have no further liabilities or obligations thereunder (except any liabilities and/or obligations which under the terms of this Agreement or any Loan Document survive termination thereof).

      8.7 PARTIAL RELEASES. Each of the Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any property covered by this Agreement or the other Loan Documents which: (i) constitutes property being sold or disposed of and the Borrower Representative certifies to the Administrative Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and the Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry), (ii) constitutes property leased to a Borrower or a Subsidiary thereof under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower or such Subsidiary to be renewed or extended, or (iii) constitutes property covered by Permitted Liens with lien priority superior to those Liens in favor of the Administrative Agent hereunder or constitutes property as to which the Required Lenders have otherwise consented in writing to the sale thereof.

SECTION 9 COLLATERAL ADMINISTRATION: REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO COLLATERAL.

      9.1 GENERAL REPRESENTATIONS AS TO COLLATERAL. Each Borrower represents that the Disclosure Schedule sets forth: (a) the place of incorporation of each Borrower and its Subsidiaries, the principal place of business of each Borrower and the office where the chief executive offices and accounting offices of each Borrower are located, (b) the office where each Borrower keeps its records concerning the Accounts and General Intangibles, (c) the location of each Borrower's registered office and all locations of their respective operations and whether such locations are owned or leased, (d) all locations at which any Inventory or other tangible Collateral of each Borrower are located (other than Inventory in transit), including, without limitation, the location and name of any warehousemen, bailee, processor or consignee at which Collateral is located and good faith estimated dollar value of the Collateral located at each such location, (e) the locations and addresses of all owned or leased real property of each Borrower, (f) the locations of each Borrower's registered offices, other offices and places of business and any locations of Collateral during the five
(5) years prior to the Closing Date and (g) Securities Accounts and Commodity Accounts maintained by such Borrower.

      9.2 PROTECTION OF COLLATERAL; REIMBURSEMENT. All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use, or other taxes imposed by any Federal, state, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Borrowers' business operations shall be borne and paid by the Borrowers. If the Borrowers fail to pay any portion thereof promptly when due, the Administrative Agent, at its option, may, but shall not be required to, pay the same. All sums so paid or incurred by the Administrative Agent for any of the foregoing shall be repayable on demand. Unless otherwise provided by Law, the Administrative Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

      9.3 MAINTENANCE OF INSURANCE WITH RESPECT TO COLLATERAL. Each Borrower will maintain, and shall cause each Subsidiary thereof to maintain, with financially sound and reputable companies reasonably satisfactory to the Administrative Agent, insurance policies: (a) insuring the Inventory and other tangible personal property of the Borrowers, and all equipment subject to any lease, against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses,
(b) insuring the Borrowers against liability for personal injury, property damage relating to such Inventory, other tangible personal property and equipment covered by any equipment lease, and business interruption, such policies to be in such form and in such amounts and coverage as may be reasonably satisfactory to the Administrative Agent (but in any event be upon such terms as are usual for companies engaged in the same or similar businesses as the Borrowers), (c) naming the Administrative Agent as additional insured and loss payee (as applicable) with respect to such insurance and (d) providing that no cancellation, reduction in amount, change in coverage or expiration shall be effective until at least thirty (30) days after written notice to the Administrative Agent.

      9.4 COLLATERAL AUDIT; INSPECTION; APPRAISALS; VERIFICATION. During regular business hours and after reasonable notice to the Borrower Representative, the Administrative Agent or its designee shall have the right (x) to conduct collateral audits of all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Administrative Agent may reasonably request), (y) to inspect the Collateral and premises upon which any of the Collateral is located for the purpose of appraising or verifying the amount, quality, quantity, value, and condition of, or any other matter relating to, the Collateral, and (z) to examine and make copies of each Borrower's financial records and to consult with such Borrower's and its Subsidiaries' officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of such Borrower's and its Subsidiaries' financial condition, each of which parties is hereby authorized by the Borrowers to make such information available to the Administrative Agent, to the same extent that it would to the Borrower. The Administrative Agent shall be permitted to require that the Borrower Representative deliver or cause to be delivered to Administrative Agent at the Borrowers' expense written reports or appraisals as to the Collateral of each Borrower and in form, scope and methodology reasonably acceptable to the Administrative Agent and by an appraiser reasonably acceptable to Administrative Agent, addressed to the Administrative Agent and upon which the Administrative Agent is expressly permitted to rely. The Borrowers shall pay for all customary fees and reasonable out-of-pocket expenses incurred by the Administrative Agent with respect to such audits and appraisals up to three times and one time, respectively, during any calendar year; provided, however, that upon the occurrence of an Event of Default which is continuing, the Administrative Agent may exercise such access and other rights, at the Borrowers' expense, at any time (with or without advance notice) and as often as the Administrative Agent deems such action necessary or desirable.

In connection with such collateral audits, inspections, and appraisals as outlined above, the Administrative Agent or its designee shall have the right to make test verifications of the validity, amount or any other matter relating to any Accounts and other Collateral and physical verifications of the Inventory and other tangible items of the Collateral at the expense of the Borrowers and in any manner and through any commercially reasonable medium that the Administrative Agent considers advisable, and each Borrower and each Subsidiary thereof agrees to furnish all such assistance and information as the Administrative Agent may require in connection therewith; provided, however, that, unless an Event of Default is then in existence, (i) prior to conducting each set of verifications, Administrative Agent shall consult with the Borrower Representative about the verification process, (ii) such verifications shall not be conducted in the name of the Administrative Agent or otherwise identify the Administrative Agent, and (iii) such verifications shall be conducted in the context of audits conducted pursuant to the terms of this Agreement.

      9.5 BORROWING BASE CERTIFICATES. The Borrower Representative shall provide Administrative Agent with the following documents in a form reasonably satisfactory to Administrative Agent:

                  (i) No later than 5:00 p.m. on the 20th day of each calendar month (or on the next Business Day if the 20th is not a Business
            Day) the Borrower Representative shall deliver to the Administrative Agent a certificate reflecting the calculation of the Borrowers' Eligible Accounts (the calculation of Eligible Accounts reflecting the then most recent month end balance pursuant to Section 9.6 hereof) and Eligible Inventory (the calculation of Eligible Inventory reflecting the then most recent month end balance pursuant to Section 9.9 hereof) as of the last Business Day of the immediately preceding month, satisfactory to the Administrative Agent and substantially in the form attached hereto as Exhibit H (each a "Borrowing Base Certificate").

                  (ii) In addition, during any period in which the Excess
            Availability of the Borrowers is less than $15,000,000, the Borrower Representative shall deliver to the Administrative Agent an interim Borrowing Base Certificate no later than 5:00 p.m. on each Wednesday (or the next Business Day if such Wednesday is not a Business Day), reflecting all activity (sales, collections, credits, etc.) impacting the Accounts of the Borrowers for all Business Days of the immediately preceding week. The amount derived as being excluded from Eligible Accounts used on such interim Borrowing Base Certificate shall be the amount that is calculated and updated monthly pursuant to Section 9.5(i) and which is satisfactory to the Administrative Agent. The amount of

            Eligible Inventory to be included on such interim Borrowing Base Certificate shall calculated and updated monthly pursuant to Section 9.5(i) and which is satisfactory to the Administrative Agent.

                  (iii) During any period in which the Excess Availability of the Borrowers is less than $15,000,000 or after the occurrence and continuance of an Event of Default, the Administrative Agent may require in good faith credit judgment more frequent delivery of Borrowing Base Certificates.

      9.6 REPORTING REGARDING ACCOUNTS. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon. On or before the twentieth (20th) calendar day of each month, the Borrower Representative shall deliver to the Administrative Agent, in form and substance acceptable to the Administrative Agent, (x) a summary trial balance aged by original invoice date of the Borrowers' Accounts prepared as of the last day of the preceding month reconciled to the period end balance sheet and the Borrowing Base Certificate delivered pursuant to Section 9.5(i) and (y) upon the Administrative Agent's request, a detailed trial balance aged by original invoice date of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on a listed Account), and
(z) any other information the Administrative Agent shall reasonably request with respect to such Accounts and its evaluation of such reports.

      9.7 DISPUTES AND CLAIMS REGARDING ACCOUNTS. Each Borrower shall use commercially reasonable efforts to settle or adjust promptly all disputes and claims regarding Accounts at no expense to the Administrative Agent, but no discount, credit or allowance outside the ordinary course of business or adverse extension, compromise or settlement shall be granted to any customer or Account Debtor outside the ordinary course of business, and no returns of merchandise outside the ordinary course of business shall be accepted by such Borrower without the Administrative Agent's consent which consent shall not be unreasonably withheld or delayed.

      9.8 INVENTORY MAINTENANCE COVENANTS (a) Each Borrower shall at all times maintain, and shall cause each Domestic Subsidiary thereof to maintain, inventory records reasonably satisfactory to the Administrative Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto, (b) no Borrower shall, nor shall it permit any Subsidiary thereof to, sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory except for the right of return given to retail customers of such Borrower in the ordinary course of the business of such Borrower in accordance with the then current return policy of such Borrower; (c) each Borrower shall keep the Inventory in good and marketable condition; (d) no Borrower shall, without prior written notice to the Administrative Agent or the specific identification of such Inventory in a report with respect thereto provided by the Borrower Representative to the Administrative Agent, acquire or accept any Inventory on consignment or approval.

      9.9 REPORTING REGARDING INVENTORY. The Borrower Representative shall deliver to the Administrative Agent a summary Inventory listing in detail and scope reasonably satisfactory to the Administrative Agent no later than the twentieth (20th) calendar day after the end of each month based upon month-end balances reconciled to the period end balance sheet and the Borrowing Base Certificate delivered pursuant to Section 9.5(i) and accompanied by an Inventory certification in form and substance acceptable to the Administrative Agent, and the Borrower Representative will make available to the Administrative Agent a perpetual Inventory listing (and any reconciliations thereof to period end balance sheets performed by the Borrower Representative) upon request. The Borrower Representative shall deliver monthly to the Administrative Agent Inventory records, broken down into such detail and with such categories as the Administrative Agent shall deem necessary to determine the level of Eligible Inventory and Inventory which is deemed ineligible). The values shown on reports of Inventory shall be at the lower of cost or market value determined in accordance with the Borrowers' usual cost accounting system, consistently applied. During any period in which the Excess Availability of the Borrowers is less than $15,000,000 or after the occurrence and continuance of an Event of Default, the Borrower Representative shall provide such other reports as to the Inventory as the Administrative Agent shall reasonably request from time to time.

      9.10 REPORTING REGARDING ACCOUNTS PAYABLE. The Borrower Representative shall furnish the Administrative Agent with, on or before the twentieth (20th) day of each month from and after the date of this Agreement, in form and substance consistent with customary practice for transactions of this type as determined by the Administrative Agent, a summary accounts payable aging of the Borrowers' accounts payable dated as of the last day of the preceding month (and upon the Administrative Agent's request, detail on all then existing accounts payable specifying the names, face value and dates of invoices for each account payable).

      9.11 STATUS OF COLLATERAL. The Borrower Representative agrees to advise the Administrative Agent promptly, in sufficient detail, upon becoming aware of:
(a) any substantial change relating to the type, quantity or quality of the Collateral (other than the ordinary course purchase and sale of Inventory consistent with past practice), or (b) any event which, singly or in the aggregate with other such events, could reasonably be expected to have an adverse effect on Collateral values in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (c) any event which, singly or in the aggregate with other such events, could reasonably be expected to adversely effect the security interests granted to the Administrative Agent herein in excess of Two Hundred Fifty Thousand Dollars ($250,000).

      9.12 LIEN WAIVERS, LANDLORD WAIVERS, WAREHOUSE RECEIPTS. In the event any Inventory of a Borrower is at any time located on any real property not owned by such Borrower, such Borrower will use commercially reasonable efforts to obtain and maintain in effect at all times while any such Inventory is so located valid and effective lien waivers in form and substance reasonably satisfactory to the Administrative Agent, whereby each owner, or landlord having an interest in such real property shall disclaim any interest in such Inventory and shall agree to allow the Administrative Agent reasonable access to such real property in connection with any enforcement of the security interest granted hereunder. In the event that a Borrower stores any Inventory with a bailee, warehouseman or similar party, such Borrower will concurrently therewith use commercially reasonable efforts to cause any such bailee, warehouseman or similar party to issue and deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, warehouse receipts therefor in the Administrative Agent's name.

      9.13 DEPOSIT ACCOUNTS. Other than (a) the Lockboxes, Collection Accounts and the Cash Concentration Accounts and (b) those other operating accounts (whether checking or deposit accounts) disclosed on the Disclosure Schedule (which the Borrowers shall use solely for the purpose of disbursing monies of the Borrowers or any Domestic Subsidiary thereof and not for collecting or depositing Collections) which have been consented to by the Administrative Agent from time to time (such payroll, medical, and other operating accounts being referred to herein as "Permitted Accounts"), no Borrower shall maintain nor permit any other Person to maintain a post office box, Deposit Account or checking account receiving Collections or otherwise holding monies of the Borrowers or any Domestic Subsidiary thereof.

      9.14 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount in excess of One Hundred Thousand Dollars ($100,000) in the aggregate payable under or in connection with any of the Collateral owned by any Borrower or any Domestic Subsidiary thereof shall be or become evidenced by an Instrument or Chattel Paper, such Borrower or such Domestic Subsidiary shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of KeyBank National Association, as Administrative Agent"

      9.15 COMPLIANCE WITH TERMS OF ACCOUNTS; GENERAL INTANGIBLES. The Borrowers will perform and comply in all material respects with all obligations in respect of Accounts, Chattel Paper, General Intangibles and under all other contracts and agreements to which it is a party or by which it is bound relating to the Collateral where failure to so comply would result in a Material Adverse Effect, unless the validity thereof is being contested in good faith by appropriate proceedings and such proceedings do not involve the material danger of the sale, forfeiture or loss of the Collateral which is the subject of such proceedings or the priority of the lien in favor of the Administrative Agent thereon.

      9.16 REPRESENTATIONS AND WARRANTIES REGARDING PLEDGED COLLATERAL. With respect to the Pledged Collateral: (a) except for the Liens permitted to exist on the Collateral pursuant to this Agreement, each Borrower is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities and is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account, (b) all of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable; (c) all Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests of each Borrower as of the Closing Date are listed on the Disclosure Schedule; (e) all Pledged Collateral consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent; (f) all Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account; (h) other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Control Account; (i) no Person other than the Administrative Agent has Control over any Investment Property of any Borrower; and (j) the LLC Agreement governing any Pledged LLC Interests and the Partnership Agreement governing any Pledged Partnership Interests provides that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Borrowers granting the security interest therein, and that a transferee or assignee of a membership interest or partnership interest of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership.

SECTION 10 GENERAL REPRESENTATIONS AND WARRANTIES.

            Each Borrower represents and warrants to the Administrative Agent, the Lenders and the LC Issuer as follows:

      10.1 EXISTENCE. Each Borrower and each Subsidiary are duly organized, validly existing and in good standing under the laws of their respective states of incorporation. As of the Closing Date, no Borrower has any Subsidiaries other than as listed in the Disclosure Schedule. Each Borrower and each Subsidiary are duly qualified or licensed to transact business in their respective jurisdictions of organization and in each additional jurisdiction where such qualification or licensure is necessary, except where failure to do so will not have a Material Adverse Effect.

      10.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Borrower is a party: (a) are within such Borrower's corporate or limited liability company powers and (b) have been duly authorized, and are not in contravention of Law or the terms of such Borrower's Charter Documents or, except as set forth on the Disclosure Schedule thereto, of any indenture or other document or instrument evidencing borrowed money or any other material agreement or undertaking to which such Borrower is a party or by which it or its property is bound.

      10.3 ENFORCEABILITY. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of any Borrower and any Domestic Subsidiary thereof which is a party, enforceable against such Borrower and such Domestic Subsidiary in accordance with the terms thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

      10.4 TITLE TO COLLATERAL; LIENS; TRANSFERS. Each Borrower has good and indefeasible title to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted under Section 11.3(d).

      10.5 LIEN PERFECTION AND PRIORITY. From and after the Closing Date, by reason of the filing of financing statements, assignments of financing statements and termination statements in all requisite governmental offices, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such filing and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against the Borrowers and all third parties as security for payment of all Obligations. From and after the Closing Date, by reason of the delivery to the Administrative Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank and assuming the Administrative Agent had no notice of an adverse claim, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such possession and endorsement and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against the Borrowers and all third parties as security for payment of all Obligations.

      10.6 LITIGATION; PROCEEDINGS. As of the Closing Date, except as set forth in the Disclosure Schedule, there are no actions, suits, investigations or proceedings, and no orders, writs, injunctions, judgments or decrees, now pending, existing or, to the knowledge of any Borrower, threatened against such Borrower or any of its Subsidiaries affecting any property of such Borrower or any Subsidiary thereof, this Agreement or any other Loan Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators. There is no action, suit, investigation, proceeding, order, writ, injunction, or decree against any Borrower or any Subsidiary thereof that, if adversely determined, when taken singly or with all other actions, suits, investigations, proceedings, orders, writs, injunctions or decrees currently pending, could reasonably be expected to result in a Material Adverse Effect.

      10.7 TAXES. Each Borrower has, and each Subsidiary thereof has, filed all federal, state, local and foreign tax returns which are required to be filed by any of them, and, except to the extent permitted by Section 11.2(i) of this Agreement, have paid all taxes and assessments due and payable as shown on such returns, including interest, penalties and fees; provided, however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that:
(i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes) and (ii) appropriate reserves, as required by GAAP, are made on the books of each Borrower and its Subsidiaries, as applicable.

      10.8 CONSENTS; APPROVALS. Except as set forth on the Disclosure Schedule, no action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except such as have been made or obtained and are in full force and effect and except for the filings required to create or perfect the Liens in favor of the Administrative Agent that are contemplated hereby and by the other Loan Documents.

      10.9 LAWFUL OPERATIONS. The operations of each Borrower and each Subsidiary thereof are in compliance in all material respects with applicable requirements imposed by Law, including without limitation, occupational safety and health laws, and zoning ordinances, except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result in a Material Adverse Effect.

      10.10 ENVIRONMENTAL COMPLIANCE. Except as disclosed on the Disclosure Schedule, (a) each Borrower and each Subsidiary thereof are in compliance with Environmental Laws except for any noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect; (b) with respect to any real property owned or leased by each Borrower or each Subsidiary thereof (the "Properties"), there is no pending or, to the knowledge of such Borrower, threatened Environmental Claim against such Borrower or such Subsidiary, or any other environmental condition with respect to any Property which Environmental Claim or condition, when taken singly or with all other such Environmental Claims or conditions, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect; (c) each Borrower and each Subsidiary thereof are in compliance with all Environmental Permits, except to the extent any such noncompliance, when taken singly or together with all other instances of such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect; (d) no Property is listed or to the knowledge of any Borrower, formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up and to the knowledge of the Borrowers, no Borrower has, nor has any Subsidiary thereof, directly transported or directly arranged for the transportation of any Hazardous Material to any such listed location or location which is proposed for such listing, which could reasonably be expected to result in such Borrower or such Subsidiary incurring liabilities under Environmental Laws in excess of Five Hundred Thousand Dollars ($500,000).

      10.11 ENVIRONMENTAL LAWS AND PERMITS. Without limiting the representations made in Section 10.10 above, to the best knowledge of the Borrowers, there are no circumstances with respect to the Property or operations of any Borrower or any Subsidiary thereof that could reasonably be expected to: (i) form the basis of an Environmental Claim against such Borrower or such Subsidiaries which would constitute a violation of Section 11.2(e) hereof, or (ii) cause any Property owned, leased or funded by any Borrower or any such Subsidiaries to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

      10.12 ERISA. The Disclosure Schedule sets forth a list of all of the Employee Benefit Plans of each Borrower, each Subsidiary thereof, and each ERISA Affiliate thereof as of the Closing Date. Each Employee Benefit Plan of each Borrower and each Subsidiary thereof which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provision of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect. No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan that is subject to Code Section 412 and no Reportable Event has occurred in respect of any Employee Benefit Plan that is subject to Title IV of ERISA which is continuing and which, in the case of such Accumulated Funding Deficiency or Reportable Event, when taken singly or with all other such Reportable Events or Accumulated Funding Deficiencies, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against any Borrower or any Subsidiary thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000). No "prohibited transactions" (as defined in Section 406 of ERISA or
Section 4975 of the Code), have occurred which, when taken singly or with all other such "prohibited transactions," has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against any Borrower or any Subsidiary in an amount exceeding Five Hundred Thousand Dollars ($500,000). No Borrower, nor any Subsidiary thereof, nor any ERISA Affiliate thereof, has: (i) had an obligation to contribute to any Multiemployer Plan except as disclosed in the Disclosure Schedule or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which withdrawal liability, when taken singly or with all other such withdrawal liabilities, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against any Borrower or any Subsidiary thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000).

      10.13 AGREEMENTS; ADVERSE OBLIGATIONS; LABOR DISPUTES.

            The Disclosure Schedule sets forth a list of all Material Business Agreements of each Borrower and each Subsidiary thereof as of the Closing Date. As of the Closing Date, the Material Business Agreements of such Borrower and such Subsidiary are in full force and effect and have not been revoked or otherwise modified since the execution thereof, except as disclosed on the Disclosure Schedule. Such Borrower and such Subsidiary are in material compliance with the terms of the Material Business Agreements. No Borrower is, nor is any Subsidiary, subject to any contract, agreement, or corporate or limited liability company restriction which could reasonably be expected to have a Material Adverse Effect. No Borrower is, nor is any Subsidiary thereof, to the knowledge of such Borrower or such Subsidiary, party to any labor dispute (including any strike, slowdown, walkout or other concerted interruptions by its employees, but excluding grievance disputes) which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. There are no material strikes, slow downs, walkouts or other concerted interruptions of operations by employees of any Borrower or any Subsidiary thereof whether or not relating to any labor contracts.

      10.14 FINANCIAL STATEMENTS; PROJECTIONS.

            (a) FINANCIAL STATEMENTS. The Borrower Representative has furnished to the Administrative Agent and the Lenders complete and correct copies of (i) the audited balance sheets of Hawk Corporation and its consolidated Subsidiaries for the Fiscal Year ending December 31, 2003, and the related statements of income, shareholder's equity, and cash flows, and, as applicable, changes in financial position or cash flows for such Fiscal Year, and the notes to such financial statements, reported upon by Ernst & Young LLP, Independent Registered Public Accounting Firm, and (ii) the internal unaudited balance sheets of Hawk Corporation and its consolidated Subsidiaries for the Fiscal Month ending August 31, 2004, and the related statements of income and shareholder's equity for the eight (8) months ended August 31, 2004, certified by an executive officer of the Borrower Representative. All such financial statements: (a) have been prepared in accordance with GAAP, applied on a consistent basis (except as stated therein), with Hawk Corporation's financial statements from prior Fiscal Years and (b) fairly present in all material respects the financial condition of the Hawk Corporation and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the respective fiscal periods then ending, subject in the case of any such financial statements which are unaudited, to the absence of any notes to such financial statements, to the absence of information on discontinued operations in such financial statements, and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Effect. No Borrower has experienced, nor has any Subsidiary thereof experienced, an event or circumstance that would have a Material Adverse Effect since the August 31, 2004 financial statements, nor has there been any material change in a Borrower's or any of its Subsidiaries' accounting procedures used therein. Hawk Corporation and its consolidated Subsidiaries did not as of December 31, 2003, and will not as of the Closing Date, after giving effect to the Advances made on the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in such financial statements or the notes thereto in accordance with GAAP or, to the extent not required to be reflected by GAAP, are disclosed in the Disclosure Schedule.

            (b) FINANCIAL PROJECTIONS. The Borrower Representative has delivered to the Administrative Agent and the Lenders prior to the execution and delivery of this Agreement a copy of financial and business projections for Hawk Corporation and its consolidated Subsidiaries (including balance sheet, income and cash flow and other forecasts) prepared by the Borrower Representative (the

"Financial Projections") with respect to Hawk Corporation and its Subsidiaries for the fiscal years therein covered. Such Financial Projections for Hawk Corporation and its Subsidiaries submitted to the Administrative Agent were prepared in good faith and were based upon assumptions which the Borrower Representative believed to be reasonable (as of the dates the Financial Projections were prepared). No facts are known to the executive officers of the Borrower Representative at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the projected assets, liabilities, results of operations, or cash flows reflected therein.

      10.15 INTELLECTUAL PROPERTY. Each Borrower and each Subsidiary thereof own or have the legal and valid right to use, sell, and license all Intellectual Property necessary for the operation of its business as presently conducted, free from any Lien not permitted under Section 11.3(d) hereof and free of any restrictions which could reasonably be expected to have a Material Adverse Effect on the operation of its business as presently conducted. Except as set forth in the Disclosure Schedule, no Borrower nor any Subsidiary thereof: (a) owns any Intellectual Property, (b) licenses any Intellectual Property (as licensor) necessary for the operation of its business, or (c) is a party to any Material License Agreement with respect to such Intellectual Property.

      10.16 STRUCTURE; CAPITALIZATION. The Borrower Representative has delivered to the Lender true and correct copies of Charter Documents relating to each of the Borrower and their Subsidiaries. As of the Closing Date, the record and beneficial owners of the equity interests of each Borrower are as described in the Disclosure Schedule. As of the Closing Date, no Borrower has any Subsidiaries other than as described in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, there are no options, warrants or other rights issued or granted by any Borrower or any Subsidiary to acquire any of the capital stock of any Borrower. Each Borrower has and will continue to have a Fiscal Year end on the last day of December in each calendar year.

      10.17 VALUE; SOLVENCY. Each of the Borrowers has received fair consideration and reasonably equivalent value for the Obligations and liabilities incurred to the Lenders hereunder. Hawk Corporation is Solvent as of the Closing Date and after giving effect to the transactions contemplated hereby. The Borrowers, taken as a whole, are Solvent as of the Closing Date and after giving effect to the transactions contemplated hereby, the Borrowers, taken as a whole, are Solvent.

      10.18 INVESTMENT COMPANY ACT STATUS. No Borrower is, nor is any Subsidiary thereof, an "investment company", or an "affiliated person" of, or a "promoter" or "principal underwriter" for an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.Section 80(a)(1), et seq.).

      10.19 Blocked Person. No Borrower, nor any Affiliate of any Borrower, is any of the following (each a "Blocked Person"):

            (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

            (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

            (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

            (d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

            (e) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

            (f) a Person who is affiliated or associated with a Person listed above.

No Borrower or any Affiliate thereof (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

      10.20 REGULATION U/REGULATION X COMPLIANCE. The proceeds of Advances made to the Borrowers pursuant to this Agreement will be used only for the purposes contemplated by Section 11.2(g) hereof. No part of the proceeds of Advances made to the Borrowers pursuant to this Agreement will be used for a purpose which violates any applicable law, rule, or regulation including, without limitation, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System, as amended.

      10.21 FULL DISCLOSURE. None of the written information, exhibits or reports taken as a whole furnished by the Borrowers to the Administrative Agent and the Lenders hereunder contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided.

      10.22 EXCESS AVAILABILITY. The Borrowers shall have Excess Availability on the Closing Date of Ten Million Dollars ($10,000,000) after taking into account
(i) all Revolving Credit Advances advanced on the Closing Date and LC Exposure of the Borrower on the Closing Date plus (ii) payment of transaction fees and expenses.

SECTION 11 COVENANTS OF THE BORROWER.

      So long as any of the Obligations hereunder remain outstanding, or any LC Exposure hereunder remains outstanding, or the Lenders have any Revolving Credit Commitment or LC Issuer has any obligation to issue Letters of Credit hereunder, the Borrowers will comply, and will cause each of its Subsidiaries to comply, with the following provisions:

      11.1 REPORTING AND NOTICE COVENANTS.

            (a) MONTHLY FINANCIAL STATEMENTS. The Borrower Representative shall furnish to the Administrative Agent and each Lender, as soon as practicable and in any event within twenty (20) days after the end of each Fiscal Month of the Borrowers, internal unaudited consolidated balance sheets of Hawk Corporation and its consolidated Subsidiaries as of the end of that Fiscal Month and the related statements of income, shareholder's equity for such Fiscal Month each prepared in accordance with GAAP, all in reasonable detail and certified, subject to normal year-end audit adjustments, absence of notes and absence of information on discontinued operations, by a Responsible Officer or the non-officer controller of the Borrower Representative.

            (b) QUARTERLY FINANCIAL STATEMENTS. The Borrower Representative shall furnish to the Administrative Agent and each Lender, as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrowers, unaudited consolidated balance sheets of Hawk Corporation and its consolidated Subsidiaries as of the end of that Fiscal Quarter and the related statements of income, shareholder's equity and cash flow for such Fiscal Quarter each prepared on an comparative basis with the comparable period during the prior year and in accordance with GAAP, all in reasonable detail and certified, subject to normal year-end audit adjustments and absence of notes, by a Responsible Officer or the non-officer controller of the Borrower Representative.

            (c) ANNUAL FINANCIAL STATEMENTS. The Borrower shall furnish to the Administrative Agent and each Lender, as soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year of the Borrowers, a complete copy of the annual audit report of Hawk Corporation and its consolidated Subsidiaries (including, without limitation, all consolidated financial statements thereof and the notes thereto) for that Fiscal Year: (i) audited and certified (without qualification as to GAAP), by Ernst & Young LLP or other independent public accountants of recognized national standing selected by Hawk Corporation and reasonably acceptable to the Required Lenders, and (ii) accompanied by the accountants' management report and any management letters relating thereto, if any, and an opinion of such accountants, which opinion shall be unqualified as to scope or as to Hawk Corporation being a going concern and shall (A) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Hawk Corporation and its consolidated Subsidiaries as at the end of such Fiscal Year and the consolidated results of their operations and cash flows for such Fiscal Year in conformity with generally accepted accounting principles, and (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

            (d) OFFICER'S CERTIFICATE. The Borrower Representative shall furnish to the Administrative Agent and each Lender, concurrently with the financial statements delivered in connection with Sections 11.1(b)and 11.1(c), a certificate of a Responsible Officer or the non-officer controller of the Borrower Representative, in his or her capacity as a Responsible Officer, setting forth the computations necessary to determine whether the Borrowers and their consolidated Subsidiaries are in compliance with the financial covenants set forth in Section 11.4 of this Agreement and certifying, concurrently with the financial statements delivered in connection with Sections 11.1(a), 11.1(b)and 11.1(c), that: (A) those financial statements fairly present in all material respects the financial condition and results of operations of the Borrowers and their consolidated Subsidiaries (to the knowledge of the Responsible Officer with respect to Section 11.1(a))subject in the case of interim financial statements, to routine year-end audit adjustments, absence of notes and absence of information on discontinued operations (with respect to Sections 11.1(a) and 11.1(b)) and (B) no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrowers' intentions in respect thereof.

            (e) COMPANY REPORTS. The Borrower Representative shall deliver to the Administrative Agent, no later than the date of the sending or filing thereof, copies of all proxy statements, financial statements and reports that Hawk Corporation or any of its Subsidiaries send to their respective stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, and amendments thereto, that Hawk Corporation or any of its Subsidiaries file with the Securities and Exchange Commission (or any foreign national or provincial securities commission) or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (f) ANNUAL PROJECTIONS. On or before the end of the first month of each Fiscal Year of the Borrowers, the Borrower Representative shall furnish to the Administrative Agent and each Lender projected monthly consolidated balance sheets, income statements, cash flow statements and calculation of Excess Availability for such Fiscal Year with respect to Hawk Corporation and its consolidated Subsidiaries.

            (g) OTHER INFORMATION. During any period in which the Excess Availability of the Borrowers is less than $15,000,000 or after the occurrence and continuance of an Event of Default, the Borrower Representative shall furnish to the Administrative Agent and each Lender, promptly upon the Administrative Agent's written request, such other information about the financial condition, properties and operations of the Borrower and each of its Subsidiaries and any of their Employee Benefit Plans as the Administrative Agent or any Lender may from time to time reasonably request.

            (h) NOTICES. The Borrowers will cause a Responsible Officer of the Borrower Representative to give the Administrative Agent and each Lender prompt written notice whenever (and in any event within ten (10) Business Days after a Responsible Officer of the Borrower Representative knows or should have known ):
(i) any Borrower or any of its Subsidiaries receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which would reasonably be expected to have or result in, if such noncompliance is found to exist, a Material Adverse Effect, (ii) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any default by any Borrower or any of its Subsidiaries in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof which, if resulting in a determination adverse to such Borrower or such Subsidiary, would reasonably be expected to have or result in a Material Adverse Effect, (iii) any litigation or proceeding shall be brought against any Borrower or any of its Subsidiaries before any court or administrative agency which would reasonably be expected to have or result in a Material Adverse Effect, (iv) any material adverse change or development in connection with any such litigation proceeding, (v) such Responsible Officer reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect or (vi) any notice required by Section 12.5 of this Agreement.

            (i) NOTICE OF DEFAULT UNDER ERISA. If any Borrower shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan, the Borrower Representative shall notify the Administrative Agent and each Lender of the occurrence of such Default under ERISA, within ten (10) Business Days after receiving such notice or obtaining such knowledge (the disclosures contained in the Disclosure Schedule being such notice of each Default under ERISA disclosed therein to the extent of the disclosure therein) and shall: (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, the Borrowers shall thereafter treat as a current liability (if not otherwise so treated) all liability of such Borrower or its Subsidiaries that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and
(ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to the Administrative Agent and each Lender a current consolidated balance sheet of the Borrowers with the amount of the current liability referred to above.

            (j) ENVIRONMENTAL REPORTING. The Borrower Representative shall promptly deliver to the Administrative Agent and each Lender, and in any event within fifteen (15) Business Days after receipt or transmittal by any Borrower or any Subsidiary thereof, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Claims and all material communications with any other Person relating to Environmental Claims brought against such Person which could, in either case, if successfully brought against such Borrower or such Subsidiary, reasonably be expected to result in a Material Adverse Effect.

            (k) MULTIEMPLOYER PLAN WITHDRAWAL LIABILITY. The Borrower Representative shall (i) once in each calendar year beginning in January, 2005, request a current statement of withdrawal liability from each Multiemployer Plan to which any Borrower or any ERISA Affiliate thereof is or has been obligated to contribute during such year and (ii) within fifteen (15) days after such Borrower receives such current statement, transmit a copy of such statement to the Administrative Agent and each Lender.

      11.2 AFFIRMATIVE COVENANTS.

            (a) EXISTENCE. Each Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate or limited liability company existence, rights and franchises, except as permitted under Section 11.3(a), maintain its good standing in the jurisdiction of its organization, and qualify as a foreign corporation or limited liability company in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

            (b) FINANCIAL RECORDS. Each Borrower shall maintain at all times, true and complete financial records with respect to such Borrower and its Subsidiaries in accordance with GAAP, consistently applied, and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

            (c) FINANCIAL EXAMINATIONS AND REVIEW. Each Borrower shall, at the Lenders expense, or if an Event of Default has occurred and is continuing, at the Borrowers' expense, upon reasonable prior written notice from the Administrative Agent or any Lender to such Borrower permit, and shall cause each of its Subsidiaries to permit, the Administrative Agent or such Lender, during normal business hours in the presence of an officer of such Borrower: (i) to examine, with the guidance and supervision of such Borrower, such Borrower's financial records and to make copies of and extracts from such records and (ii) to consult with such Borrower's and its Subsidiaries' officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of such Borrower and its Subsidiaries' financial condition, each of which parties is hereby authorized by such Borrower to make such information available to the Administrative Agent or such Lender, to the same extent that it would to such Borrower.

            (d) COMPLIANCE WITH LAW. Each Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local and excluding Environmental Laws to the extent addressed in
Section 11.2(e) of this Agreement) and every lawful governmental order; provided, however, that any alleged noncompliance shall not be deemed to be a violation of this Section 11.2(d) so long as: (i) such noncompliance by such Borrower or such Subsidiaries has not resulted or would not reasonably be expected to result in a Material Adverse Effect and the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay, during the pendency of such proceedings, any enforcement action, and (ii) such Borrower or such Subsidiary has established appropriate reserves and taken such other appropriate measures as may be required under GAAP.

            (e) COMPLIANCE WITH ENVIRONMENTAL LAWS. Each Borrower will use and operate its facilities and properties, and cause each of its Subsidiaries to use and operate its respective facilities and properties, in compliance with Environmental Laws which when taken singly or with all other such obligations, has resulted or could reasonably be expected to result in a Material Adverse Effect. Each Borrower will keep, and will cause each of its Subsidiaries to keep, all necessary Environmental Permits in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any such lack of effectiveness or non-compliance, when taken singly or with all other instances lack of effectiveness or non-compliance, has not resulted and could not reasonably be expected to result in a Material Adverse Effect. No Borrower shall suffer to exist, nor shall it permit any of its Subsidiaries to suffer to exist, an environmental condition which, when taken singly or with all other such conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect. No Borrower shall suffer or permit the aggregate of all liabilities or claims against such Borrower and its Subsidiaries referenced in this Section and Section 10.10, to result or reasonably be expected to result in a Material Adverse Effect.

            (f) PROPERTIES. Subject to Section 11.3(a) of this Agreement, each Borrower shall maintain, in all material respects, and shall cause each of its Subsidiaries to maintain, in all material respects, all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted, and shall refrain, and shall cause each of its Subsidiaries to refrain, from wasting or destroying any such assets or any part thereof.

            (g) USE OF PROCEEDS. The proceeds of the Loans shall be used: (i) to fund working capital and other general business purposes of the Borrowers (other than to repurchase, prepay, defease, redeem, or otherwise acquire any of the Senior Notes), (ii) to reimburse drawings under Letters of Credit issued for the account of the Borrowers, (iii) to refinance the Borrowers' existing credit facilities, (iii) to fund redemptions of the Untendered Notes as expressly permitted by Section 11.3(f) of this Agreement and (v) to pay the transaction costs and expenses in connection with the transactions contemplated hereby.

            (h) COMPLIANCE WITH TERMS OF ALL MATERIAL CONTRACTS. Each Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each of the Material Business Agreements and the Material License Agreements to which it is a party except those which are subject to a good faith dispute provided such dispute shall not reasonably be expected to result in a Material Adverse Effect. Each Borrower and each of its Subsidiaries shall maintain each such Material Business Agreement and Material License Agreement in full force and effect, and enforce, to the extent that such Borrower or such Subsidiary, in its reasonable judgment, determines to be appropriate, each such Material Business Agreement and Material License Agreement in accordance with its terms.

            (i) TAXES. Each Borrower shall pay in full, and shall cause each of its Subsidiaries to pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims therefor which, if unpaid, could reasonably be expected to result in a Lien upon its property; provided, however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes) and (ii) appropriate reserves, as required by GAAP, are made on the books of each Borrower and its Subsidiaries, as applicable.

            (j) INSURANCE. The Borrower Representative shall, on the Closing Date and within five (5) Business Days of the request by the Administrative Agent thereafter, provide evidence satisfactory to the Administrative Agent that each Borrower and its Subsidiaries have personal and real property, casualty, liability, business interruption and product liability insurance as required by
Section 9.3 hereof, with the Administrative Agent listed as an additional insured and, with respect to all Collateral, as loss payee (as applicable).

            (k) LICENSES TO THIRD PARTIES AND SUBSIDIARIES. Except as disclosed in the Disclosure Schedule, no Borrower or any Subsidiary thereof has any existing license agreement as licensor with respect to Intellectual Property of such Borrower or such Subsidiary.

            (l) COVERAGE FOR UNTENDERED NOTES. Until the Untendered Notes are redeemed, the Borrowers shall maintain either cash on deposit at HSBC and/or Excess Availability which when taken together have an aggregate amount greater than the amount required to redeem the Untendered Notes.

            (m) ADDITIONAL BORROWERS. Each Domestic Subsidiary of each Borrower created, acquired or held on or subsequent to the Closing Date shall immediately execute and deliver a Joinder Agreement in order to become a Borrower hereunder and shall deliver such corporate governance and authorization documents and an opinion of counsel as may be deemed reasonably necessary or advisable by Administrative Agent.

            (n) NOTICE TO ACCOUNT DEBTORS AND REPLACEMENT OF LOCKBOX BANK. Within fifteen (15) Business Days from the Closing Date, the Borrowers agree to notify each their respective Account Debtors of the new lockbox addresses at KeyBank. The Borrowers agree that the existing lockbox arrangements with JPMorgan Chase will terminate no later than January 31, 2005.

      11.3 NEGATIVE COVENANTS.

            (a) CONSOLIDATION, MERGER, SALE AND PURCHASE OF ASSETS. No Borrower shall, nor shall it permit any Subsidiary thereof to: (i) merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation; (ii) purchase all or substantially all of the assets and business of another Person; or (iii) except as set forth in the Disclosure Schedule, lease as lessor, sell, sell-leaseback, license or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired); provided, however, that:

                  (A) a Borrower or any Subsidiary thereof may sell or otherwise dispose of Inventory in the ordinary course of its business;

                  (B) a Borrower or any Subsidiary thereof may sell or otherwise dispose of its Equipment that (x) is obsolete, worn out, unnecessary or no longer used or useful in such Borrower's or such Subsidiary's business or (y) is sold or otherwise disposed of in the ordinary course of business;

                  (C) any Wholly-Owned Subsidiary of a Borrower may merge or consolidate with or into, or dispose of its assets to, the Borrower or any other Wholly-Owned Subsidiary (whether such disposal is by means of lease, sale, sale-leaseback, license or another type of transfer);

                  (D) any Borrower or any Subsidiary thereof may enter into sale and leaseback transactions, provided, however, that (A) the aggregate proceeds of all such sale-leaseback transactions by all of the Borrowers and the Subsidiaries thereof shall not exceed One Million Dollars ($1,000,000), (B) each such sale shall be in an amount at least equal to the fair market value thereof, and (C) such leaseback transaction shall be subject to and count against the limitation in Section 11.3(d)(K);

                  (E) the Borrowers may sell, lease or otherwise dispose of the assets or stock of Hawk Motors, Inc. and the Mexican Subsidiaries, in whole or in part, for consideration in an amount determined to be commercially reasonable by Hawk Corporation in the exercise of its good faith business judgment; provided, however, that at the time of such sale and after giving effect thereto, no Event of Default exists or will exist;

                  (F) any Borrower or Wholly-Owned Subsidiary of such Borrower may merge or consolidate with or into another Borrower;

                  (G) any Foreign Subsidiary may merge or consolidate with or into a Borrower or another Foreign Subsidiary; provided, however, that to the extent that the Administrative Agent reasonably determines that such merger or consolidation negatively affects the interest of the Administrative Agent or the Lenders under the Loan Documents or in the Collateral, the Borrowers will take any and all actions, in form and substance reasonably satisfactory to the Administrative Agent, as may be required to fully perfect the Administrative Agent's security interest in the ownership interest of any successor entity, which may include, without limitation, U.S. and foreign law stock pledges, filings and assignments; provided that the Borrowers shall not be required to pledge more than sixty-five percent (65%) of their ownership interest in any Foreign Subsidiary thereof;

                  (H) the Borrowers and their respective Subsidiaries may sell, lease or otherwise dispose of assets, not otherwise permitted by this Section, for consideration in an amount not less than the fair market value thereof, having an aggregate book value when taken as a whole not exceeding One Million Dollars ($1,000,000) in the aggregate in any Fiscal Year, provided that at the time of such sale and after giving effect thereto, no Event of Default exists;

                  (I) any Borrower and any Subsidiary thereof may consummate
            Permitted Acquisitions in accordance with the requirements of this Agreement;

                  (J) the Borrowers may sell certain Accounts owing by foreign
            Account Debtors which are insured by the Export-Import Bank of the United States provided, however, that the documentation and any procedure which may be required for release of the Administrative Agent's security interest in such Accounts is reasonably satisfactory to the Administrative Agent; and

                  (K) Foreign Subsidiaries may sell or otherwise transfer
            Accounts with respect to factoring arrangements.

            (b) CREDIT EXTENSIONS; PREPAYMENTS. No Borrower shall, nor shall it permit any Subsidiary to, (i) make prepayments or advance payments in respect of Indebtedness to others (except to the Administrative Agent for the benefit of the Lenders in accordance with this Agreement) or (ii) loan any money to, assume any Indebtedness of or any other obligation of, or undertake any Guaranty Obligations with respect to the Indebtedness of, any other Person, except:

                  (A) each Borrower and any Subsidiary thereof may endorse
            checks, drafts, and similar instruments for deposit or collection in the ordinary course of business;

                  (B) each Borrower or any Subsidiary thereof may undertake
            Guaranty Obligations with respect to (i) the Obligations of the Borrowers hereunder and the obligations under the Senior Notes, (ii) any existing Indebtedness of the Borrowers or Subsidiaries thereof set forth on the Disclosure Schedule and (iii) any Indebtedness of the Borrowers or Subsidiaries thereof that is otherwise permitted hereunder;

                  (C) each Borrower and any Subsidiary thereof may renew,
            extend, refinance and refund Indebtedness, as long as such renewal, extension or refunding thereof is permitted under Section 11.3(c) (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof) and the terms thereof (including without limitation the terms of related warrants convertible into debt) are no less favorable to the Lenders than the Indebtedness being refinanced, refunded, renewed or extended);

                  (D) the Borrowers and any Subsidiary thereof may make loans or advances to Persons so long as the aggregate outstanding amount of all such loans and advances does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding;

                  (E) the Borrowers may redeem the Untendered Notes;

                  (F) the Borrowers and any Subsidiary thereof may make
            unsecured guaranties of Indebtedness permitted by Section 11.3(c);

                  (G) the Borrowers and their Subsidiaries may make loans
            (including loans made on a non-arms-length basis) to (i) the Mexican Subsidiaries not to exceed One Million Dollars ($1,000,000) in an aggregate amount (which amount shall not include loans and advances made to such entities prior to the Closing Date) and (ii) other Foreign Subsidiaries not to exceed, when aggregated with the investments permitted in Section 11.3(e)(C), the following amounts:
            (1) for the period commencing on the Closing Date through December 31, 2004, One Million Dollars ($1,000,000) at any time outstanding (which amount shall not include loans and advances made to such entities prior to the Closing Date); and (2) for the periods consisting of each Fiscal Year thereafter, Three Million Five Hundred Thousand Dollars ($3,500,000) at any time outstanding (which amount shall not include loans and advances made to such entities prior to the Closing Date), provided, however, that such amount shall not exceed Twelve Million Dollars ($12,000,000) during the term of this Agreement and provided further that, beginning on December 31, 2004 and for each Fiscal Quarter thereafter, the Borrower Representative delivers a quarterly statement of all outstanding advances made in compliance with this Section and investments made in compliance with the terms of Section 11.3(e)(C) during the above referenced periods as part of the Officer's Certificate required by Section 11.1(d);

                  (H) Hawk Corporation may grant unsecured guaranties in the ordinary course of business requested by vendors or other third parties doing business with Hawk Corporation's Subsidiaries; and

                  (I) Hawk Corporation may make a Senior Note Permitted Change of Control Payment to the extent permitted by and subject to the satisfaction of the requirements of Section 12.5(iv) of this Agreement.

            (c) INDEBTEDNESS. No Borrower shall, nor shall it permit any Subsidiary thereof to, create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind or be or become a Guarantor of or otherwise undertake or assume any Guaranty Obligation with respect to any Indebtedness of any other Person; except, that this Section 11.3(c) shall not prohibit:

                  (i) the Obligations;

                  (ii) Indebtedness outstanding on the Closing Date on the
            Senior Notes

                  (iii) ordinary course trade accounts payable or customer
            deposits, other than the trade accounts payable by any Foreign Subsidiary to any Borrower that arise after the Closing Date;

                  (iv) the Indebtedness on the Disclosure Schedule;

                  (v) Indebtedness in respect of currency or interest rate swaps or similar transactions entered into in the ordinary course of business and not for speculative purposes;

                  (vi) Indebtedness in respect of Guaranty Obligations with
            respect to (i) the Obligations of the Borrowers hereunder and obligations under the Senior Notes, (ii) any existing Indebtedness of the Borrowers or Subsidiaries thereof set forth on the Disclosure Schedule and (iii) any Indebtedness of the Borrowers or Subsidiaries thereof that is otherwise permitted hereunder;

                  (vii) Indebtedness secured by a Lien permitted by clauses (H),
            (I), (K) or (N) of Section 11.3(d) hereof;

                  (viii) any Indebtedness extending the maturity of, refunding or refinancing (but not increasing), in whole or in part, any of the Indebtedness permitted under this Section 11.3(c);

                  (ix) any Indebtedness pursuant to a sale and leaseback
            transaction permitted under Section 11.3(a)(D);

                  (x) Indebtedness of the Borrowers or any Subsidiary thereof consisting of its Guaranty of the Obligations of the Borrowers;

                  (xi) unsecured Indebtedness not otherwise permitted under
            Section 11.3(c) of this Agreement, provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding;

                  (xii) Indebtedness with respect to payments by the Borrower of insurance premiums on an installment basis, in the ordinary course of business;

                  (xiii) Indebtedness with respect to Untendered Notes;

                  (xiv) Indebtedness of the Foreign Subsidiaries to the
            Borrowers permitted under Section 11.3(b)(G); or

                  (xv) Indebtedness for Borrowed Money of the Foreign
            Subsidiaries not otherwise permitted hereunder, provided, however, that the aggregate outstanding principal amount of all such Indebtedness for Borrowed Money shall not exceed Twelve Million Dollars ($12,000,000) at any time outstanding; provided, however, that such Indebtedness shall not be guaranteed in any manner, directly or indirectly by any of the Borrowers.

            (d) LIENS; LEASES. No Borrower shall, nor shall it permit any Subsidiary thereof to, (i) acquire or hold any assets or property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, except for assignments of defaulted Accounts without recourse for purposes of collection in the ordinary course of business, (iii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien or (iv) lease as lessee any personal or real property under any operating lease; provided, however, that this Subsection shall not prohibit:

                  (A) any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 11.2(i);

                  (B) any deposit or cash pledges securing only workers'
            compensation, unemployment insurance or similar obligations (other than Liens arising under ERISA) in the ordinary course of business;

                  (C) any mechanic's, carrier's, landlord's or similar common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Administrative Agent has been notified of any such contest and adequate reserves are maintained by the Borrowers for their payment;

                  (D) zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to any real property of a Borrower or its Subsidiaries, in all such cases having no effect which is materially adverse as a practical matter on the ownership or use of any such Real Estate in question, as such property is used in the ordinary course of business of by the Borrowers or their Subsidiaries;

                  (E) any Lien which arises in connection with judgments or
            attachments (1) the occurrence of which does not constitute an Event of Default under Section 12.11, (2) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) which is junior in priority to the Liens of the Administration Agent securing the Obligations from time to time outstanding;

                  (F) deposits or cash pledges securing performance of
            contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for Borrowed Money) arising in the ordinary course of business;

                  (G) any Lien in favor of the Administrative Agent created
            pursuant to the Loan Documents for the benefit of the Administrative Agent, Lenders and the LC Issuer;

                  (H) any Lien created or assumed in purchasing, constructing or improving any real property or to which any Real Estate is subject when purchased; provided, however, that: (x) the mortgage, security interest or other lien is confined to the property in question and
            (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (z) the aggregate outstanding Indebtedness of the Borrower secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (K) of this subsection) shall not at any time exceed Five Million Dollars ($5,000,000) in the aggregate;

                  (I) any operating lease entered into by the Borrower as
            lessee; provided; however, that the scheduled rental payments in respect to all such leases of the Borrower (when taken together with all such leases of the Borrower) shall not at any time exceed Five Million Dollars ($5,000,000) in the aggregate during any Fiscal Year of the Borrowers;

                  (J) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business;

                  (K) any Lien (including any Lien in respect of a Capitalized
            Lease of personal property) which is created in connection with the purchase of personal property; provided, however, that: (x) the Lien is confined to the property in question, (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and
            (z) the aggregate outstanding Indebtedness secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (H) of this subsection and when taken together with the aggregate Indebtedness of the Borrowers) does not at any time exceed Five Million Dollars ($5,000,000) in the aggregate;

                  (L) security deposits to secure the performance of operating leases and deposits received from customers, in each case in the ordinary course of business;

                  (M) Liens securing the replacement, extension or renewal of any Indebtedness permitted to be refinanced by Section 11.3(c) hereof so long as such Lien is upon and limited to the same property previously subject thereto;

                  (N) any existing Lien fully disclosed in the Disclosure
            Schedule (for the avoidance of doubt, notwithstanding the disclosure of any Lien as an existing Lien, such Lien shall be taken into consideration in calculating compliance with the limitations stated above in this Section 11.3(d));

                  (O) Liens with respect to the factoring of any Borrower's
            Accounts owing by foreign Account Debtors which are insured by the Export-Import Bank of the United States, provided, however, that:
            (x) the Lien is confined to the Accounts in question and (y) any procedure which may be required for release of the Administrative Agent's security interest in such Accounts is reasonably satisfactory to the Administrative Agent; or

                  (P) Liens with respect to factoring of any Foreign
            Subsidiary's Accounts.

      In addition, no Borrower shall, nor shall it permit any of its Subsidiaries to enter into any contract or agreement with any Person that would prohibit the Administrative Agent or any Lender from acquiring a security interest, mortgage, or other Lien on, or a collateral assignment of, any of the property or assets of such Borrower or its Subsidiaries (except for (1) restrictions contained in agreements relating to permitted purchase money liens or Capitalized Leases so long as the restrictions under such agreements and Capital Leases are only with respect to the purchased or leased assets and the proceeds thereof, (2) restrictions under any agreement evidencing other Subordinated Indebtedness existing on the date hereof and (3) restrictions under any agreement requiring Liens that are permitted under Section 11.3(d)).

            (e) INVESTMENTS. No Borrower shall, nor shall it permit any Subsidiary thereof to, (i) make or hold any investment in any common stocks, bonds or securities of any Person, or make any further capital contribution to any Person, or (ii) be or become a party to any joint venture or other partnership other than:

                  (A) the common stock of any Subsidiary thereof existing on the
            Closing Date and the capital contributions therein outstanding as of the Closing Date;

                  (B) notes or securities issued by a customer or account
            debtors of the Borrowers or their Subsidiaries pursuant to Section 9.7;

                  (C) the Borrowers and their Subsidiaries may make investments in Foreign Subsidiaries not to exceed when aggregated with the Indebtedness permitted in Section 11.3(b)(G), the following amounts:
            (1) for the period commencing on the Closing Date through December 31, 2004, One Million Dollars ($1,000,000) at any time outstanding (which amount shall not include loans and advances made to such entities prior to the Closing Date); and (2) for the periods consisting of each Fiscal Year thereafter, Three Million Five Hundred Thousand Dollars ($3,500,000) at any time outstanding (which amount shall not include loans and advances made to such entities prior to the Closing Date), provided, however, that such amount shall not exceed Twelve Million ($12,000,000) during the term of this Agreement and provided further that, beginning on December 31, 2004 and for each Fiscal Quarter thereafter, the Borrower Representative delivers a quarterly statement of all outstanding investments made in compliance with this Section and advances made in compliance with the terms of Section 11.3(b)(G) during the above referenced periods as part of the Officer's Certificate required by
            Section 11.1(d), and provided, finally, that it is expressly understood that any and all net increases in Foreign Trade Balances by the Borrowers with any Foreign Subsidiary in excess of the amount of such Foreign Trade Balances as of the Closing Date shall constitute investments for purposes of this clause (C) of Section 11.3(e);

                  (D) the stock of any Person purchased in connection with a
            Permitted Acquisition; and

                  (E) any Subsidiary created for the purpose of having any
            Person merge with and into such Subsidiary in connection with a Permitted Acquisition and holding the stock of such Subsidiary.

provided, however, that the Borrowers and their Subsidiaries may make or hold investments, the aggregate amount of which does not exceed One Hundred Thousand Dollars ($100,000)

            (f) DISTRIBUTIONS. No Borrower shall make nor commit itself to make, nor shall it permit any Subsidiary thereof to make or commit to make, any Distribution to its shareholders or members at any time, except that: (i) so long as No Event of Default has occurred which is continuing and the Borrowers' Excess Availability is no less than Ten Million Dollars ($10,000,000) after giving effect to such Distribution, Hawk Corporation may make Distributions in the form of dividends in an aggregate amount not to exceed Two Million Dollars ($2,000,000) per annum; (ii) any Wholly-Owned Subsidiary thereof may declare and make cash dividends to its shareholders or members; and (iii) any Subsidiary thereof which is not a Wholly-Owned Subsidiary may declare and make cash dividends (x) for so long as such Subsidiary is treated as a partnership or disregarded entity for federal income tax purposes (a "Flow-Through Entity"), in an amount equal to the Permitted Tax Distributions in respect of such Subsidiary (provided that, if in any Fiscal Year, the Permitted Tax Distributions received by a shareholder, member or other equity holder of such Subsidiary are greater than the actual taxes paid by such shareholder, member or other equity holder, then the excess amount shall be deducted from the Permitted Tax Distributions starting in the next Fiscal Quarter until such excess is recouped) and (y) for so long as such Subsidiary is not a Flow-Through Entity but is included in one or more consolidated or combined income tax groups, in an amount equal to the federal, state and local income tax obligations of such Subsidiary as if such Subsidiary filed separate income tax returns on a consolidated or combined group basis.

            (g) CHANGE IN NATURE OF BUSINESS. No Borrower shall, nor shall it permit any of its Subsidiaries to, make any material change in the nature of its business as carried on at the date hereof; provided, however, that operation of complementary lines or business shall not be deemed to be a change in the nature of business.

            (h) CHARTER AMENDMENTS. No Borrower shall amend any of its Charter Documents nor permit any amendment of the Charter Documents of any of its Subsidiaries if such amendment would conflict with the Agreement or cause a Potential Default under this Agreement.

            (i) COMPLIANCE WITH ERISA. No Borrower shall, nor shall it permit any Subsidiary thereof or any ERISA Affiliate thereof to: (i) engage in any transaction in connection with which such Borrower, such Subsidiary or such ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of Section 4041(e) of ERISA), which could reasonably be expected to result in any liability of any or such Borrower or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in Section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, such Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided, however, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) unless any such engagement, termination, withdrawal, action, incurrence, failure or permitting (A) has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against such Borrower in an amount exceeding Five Hundred Thousand Dollars ($500,000); (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401(a) and

501(a) of the Internal Revenue Code; provided, however, that such termination shall not be deemed to have violated this clause (ii) unless (A) the value of any benefit liability (as defined in Section 4001(a)(16) of ERISA) upon the termination date of any such terminated defined benefit pension plans of such Borrower, such Subsidiaries, and their ERISA Affiliates exceeds the then current value (as defined in Section 3 of ERISA) of all assets in such terminated defined benefit pension plans by an amount in excess of Five Hundred Thousand Dollars ($500,000), or (B) the payment of such amount has resulted or could reasonably be expected to result in a Material Adverse Effect or has resulted or could reasonably be expected to result in liabilities or claims against such Borrower or any Subsidiary thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000); or (iii) if such Borrower or any ERISA Affiliate becomes obligated under a Multiemployer Plan (except with respect to the potential liabilities now existing as disclosed in the Disclosure Schedule), effect a complete or partial withdrawal such that such Borrower, any such Subsidiary, or their ERISA Affiliates incur Withdrawal Liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; provided, however, that the incurrence of such Withdrawal Liability or other liability under Title IV of ERISA shall not be deemed to be a violation of this clause (iii) unless (A) the amount of the payment by such Borrower of such Withdrawal Liability or other liability has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against any or all of the Borrowers or any Subsidiary thereof in an amount exceeding Five Hundred Thousand Dollars ($500,000).

            (j) REGULATION U COMPLIANCE. No Borrower shall use any portion of the proceeds of any Advance, in violation of any requirement of Law including Regulation U or of the terms and conditions of this Agreement.

            (k) ACCOUNTING CHANGES. No Borrower shall, nor shall it permit any Subsidiary thereof to, make or permit any change in its accounting policies or financial reporting practices and procedures, except as required or permitted by GAAP or as required by applicable law, in each case as to which the Borrower Representative shall have delivered to the Administrative Agent prior to the effectiveness of any such change a report prepared by a Responsible Officer of the Borrower Representative describing such change and explaining in reasonable detail the basis therefor and effect thereof.

            (l) ARM'S-LENGTH TRANSACTIONS. Except as set forth on the Disclosure Schedule, no Borrower will, nor permit any Subsidiary thereof to, enter into or permit to exist any transaction (including, without limitation, any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate of such Borrower or such Subsidiaries except in the ordinary course of the business of such Borrower or such Subsidiaries and upon fair and reasonable terms not less favorable to such Borrower or such Subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates; provided, however, that any payment made pursuant to Section 13.3(f) hereof shall be permitted by this
Section 11.3(l).

      11.4 FINANCIAL COVENANTS.

            (a) MINIMUM SHAREHOLDER EQUITY. The Borrowers shall not permit Shareholder Equity at any time to be less than the Shareholder Equity as of September 30, 2004, minus Five Million Dollars ($5,000,000), minus actual expenses up to Five Million Dollars ($5,000,000) associated with the move of the Brook Park, Ohio facility, and minus expenses up to One Million Dollars ($1,000,000) associated with the sale of the Motors Division incurred after September 30, 2004, but no later than March 31, 2005 (the "September 30, 2004 Shareholder Equity Amount") and as of each Fiscal Year ending on or after December 31, 2004, not less than the sum of:

            (x) the September 30, 2004 Shareholder Equity Amount, plus

            (y an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (if any and only to the extent a positive number) attributable to the Fiscal Quarter of the Borrowers ending December 31, 2004 (which aggregate amount shall not be reduced by any consolidated net losses reported for the Fiscal Quarter ending December 31, 2004), plus

            (z) an amount equal to fifty percent (50%) of the Consolidated Net Income (if any and only to the extent a positive number) for the Fiscal Year ending December 31, 2005 and each Fiscal Year ending thereafter (which aggregate amount shall not be reduced by any consolidated net losses reported for the Fiscal Year ending December 31, 2005 and each Fiscal Year ending thereafter).

            (b) MINIMUM CONSOLIDATED CASH FLOW COVERAGE RATIO. In the event of an Consolidated Cash Flow Coverage Ratio Testing Event, then the Borrowers shall not permit the Consolidated Cash Flow Coverage Ratio of the Borrowers and their consolidated Subsidiaries as of the most recently ended Fiscal Quarter to be less than 1.00 to 1.00, provided, however, that if: (i) the Borrowers' Excess Availability is no less than Ten Million Dollars ($10,000,000) for a period of sixty (60) consecutive days after a Consolidated Cash Flow Coverage Ratio Testing Event and (ii) no Event of Default has occurred and is continuing, then the Borrowers shall not be subject to this financial covenant unless and until the occurrence of a subsequent Consolidated Cash Flow Coverage Ratio Testing Event.

SECTION 12 EVENTS OF DEFAULT.

            The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

      12.1 PAYMENT. Failure by the Borrowers (a) to make payment of principal on any Revolving Credit Note when due or (b) pay any interest on the Advances when due to the extent such failure is not remedied within three (3) Business Days after such required date of payment or (c) to pay any other Obligation when required to be paid hereunder to the extent such failure is not remedied within three (3) Business Days after such required date of payment; or

      12.2 REPRESENTATIONS AND WARRANTIES. Any warranty or representation made or deemed made by any Borrowers in respect of such Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or any certificate furnished at any time in compliance with this Agreement shall prove to have been false or inaccurate in any material respect when made or deemed made; or

      12.3 REPORTING AND NOTICE PROVISIONS; VIOLATION OF CERTAIN AFFIRMATIVE COVENANTS. Failure by any Borrower or any of its Subsidiaries in any material respect to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement (other than those provisions, terms or conditions referenced in Sections 12.1, 12.2, and 12.4 of this Agreement) or any other Loan Document that is required to be kept or observed by any Borrower or any Subsidiary thereof and such failure shall continue without remedy for a period of thirty (30) Business Days; or

      12.4 VIOLATION OF NEGATIVE COVENANTS, FINANCIAL COVENANTS AND CERTAIN AFFIRMATIVE COVENANTS. Failure by any Borrower or any Subsidiary thereof to perform, keep, or observe any other term, provision, condition or covenant contained in Sections 8.2, 8.3, Section 9 or Sections 10.4 and 10.5 of this Agreement, or Sections 11.1(h), 11.2(a), 11.2(b), 11.2(c), 11.2(g), 11.2(i),
11.3 or 11.4 of this Agreement which is required to be performed, kept, or observed by such Borrower or any Subsidiary thereof; or

      12.5 CROSS-DEFAULT. (i) Failure by any Borrower or any Subsidiary thereof to make any payment on any Indebtedness for Borrowed Money of such Borrower or such Subsidiary having a principal amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) the occurrence of any other event or the existence of any condition under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness for Borrowed Money, or causes such Indebtedness to be repurchased, prepaid, defeased, redeemed, or otherwise acquired or (iii) the declaration of any such Indebtedness for Borrowed Money to be due and payable, or the requiring of any such Indebtedness to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iv) any condition (within the meaning of any "change of control", "mandatory repurchase" or similar provision in any note, agreement or instrument evidencing any such Indebtedness for Borrowed Money) shall occur or exist which condition permits a repurchase, prepayment of principal, defeasance, redemption prior to the maturity of such Indebtedness to be required by or offered to the holder thereof; provided, however, such requirement or permitted offer of repurchase, prepayment, defeasance, or redemption shall be prohibited hereunder and constitute an Event of Default hereunder only if the Administrative Agent has received notice of such required or permitted offer of repurchase, prepayment, defeasance or redemption or otherwise, the Obligations have been accelerated by reason of such required or permitted offer of repurchase, prepayment, defeasance or redemption or otherwise and there is not a contemporaneous payment of that portion of the Obligations that have been so accelerated and the Commitment with respect thereto shall have been terminated, and; provided, further that such limitation on the effect of this clause (iv) shall only be effective so long as there has not been any amendment or other modification to the Senior Note Indenture shortening or eliminating the thirty (30) day waiting period for a Change of Control Offer set forth in Section 4.19 of the Senior Note Indenture (the repurchase, repayment, defeasance or redemption pursuant to such Change of Control Offer, the "Senior Note Permitted Change of Control Payment") or (v) default by any Borrower or any Subsidiary thereof in respect of any Material Business Agreement or any Material License Agreement where such default (A) would permit the other party or parties to such agreement to terminate such agreement and (B) has resulted or could reasonably be expected to result in a Material Adverse Effect; or

      12.6 DESTRUCTION OF COLLATERAL. The loss, theft, damage or destruction of any portion of the Collateral having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any material reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim (excluding any loss of Intellectual Property by reason of abandonment where such abandonment is undertaken in good faith, pursuant to prudent business practice and would reasonably be expected to result in a Material Adverse Effect); or

      12.7 MATERIAL ADVERSE EFFECT; CHANGE OF CONTROL. The occurrence of any Material Adverse Effect or the occurrence of any Change of Control; or

      12.8 TERMINATION OF EXISTENCE. The dissolution or termination of existence of any Borrower or any Subsidiary thereof, but only to the extent not permitted under Section 11.3(a); or

      12.9 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, LOAN DOCUMENT; SECURITY.
If: (a) any covenant, material agreement or any Obligation of any Borrower contained in or evidenced by this Agreement or any of the other Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms, or (b) such Borrower shall deny or disaffirm its obligations under this Agreement or any of the other Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Administrative Agent or any Lender granted in this Agreement or any of the other Loan Documents shall be determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Administrative Agent or the Lenders shall be determined to be unperfected except in connection with sales of Inventory in the normal course of the business of the Borrowers, except, to the extent that the aggregate book value of the Collateral secured by such unperfected Liens does not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate or (e) any Subsidiary shall revoke or permit a payment default under such Guaranty; or

      12.10 ERISA. If: (a) any Borrower, any Subsidiary thereof, or any of their ERISA Affiliates or any other Person institutes any steps to terminate an Employee Benefit Plan of such Borrower, such Subsidiaries, or such ERISA Affiliates, which Employee Benefit Plan is subject to Title IV of ERISA and, as a result of such termination, such Borrower, its Subsidiaries, or ERISA Affiliate is required to make or could reasonably be expected to be required to make, a contribution to such Employee Benefit Plan the payment of which, when taken together with all like termination payments suffered by, such Borrower, such Subsidiaries or such ERISA Affiliates, either has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, or (b) such Borrower, such Subsidiary or such ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

      12.11 JUDGMENTS. Any money judgment, writ or warrant of attachment or similar process involving an amount, when aggregated with all such money judgment, writ or warrant of attachment or similar process outstanding at such time, in excess of Five Hundred Thousand Dollars ($500,000), to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any material reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim, is entered or filed against any or all of the Borrowers or any Subsidiary thereof or against any of their respective assets and is not released, discharged, vacated, fully bonded or stayed within sixty (60) days after such judgment, writ or warrant of attachment or similar proceeding is entered; or

      12.12 FORFEITURE PROCEEDINGS. An adjudication against any Borrower or any Subsidiary thereof or in any criminal proceedings requiring such Borrower's or such Subsidiary's forfeiture of any asset or assets having, either individually or in the aggregate, a value in excess of One Hundred Thousand Dollars ($100,000); or

      12.13 FINANCIAL IMPAIRMENT. The Financial Impairment of any Borrower or any Subsidiary thereof.

SECTION 13 REMEDIES.

      13.1 ACCELERATION; TERMINATION. Upon the occurrence of an Event of Default described in Sections 12.1 through 12.12 above, inclusive, that is continuing, the Administrative Agent may and, at the written request of the Required Lenders, shall without presentment, demand or notice of any kind all of which are hereby expressly waived by the Borrowers: (a) declare all of the Obligations due or to become due from the Borrowers to the Administrative Agent and the Lenders, whether under this Agreement, the Notes or otherwise, immediately due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary notwithstanding, (b) terminate each Lender's Revolving Credit Commitment whereupon no Lender shall have any further obligation to make any Advance, (c) terminate the LC Issuer's obligation to issue Letters of Credit whereupon the LC Issuer shall have no further obligation to issue any Letter of Credit hereunder and (d) terminate the Lender's obligation to participate in Letters of Credit issued after such termination of the obligation of the LC Issuer to issue Letters of Credit.

      13.2 AUTOMATIC ACCELERATION AND TERMINATION. If any Event of Default referred to in Section 12.13 above shall occur, (a) each Lender's Revolving Credit Commitment shall automatically and immediately terminate (if not already expired or terminated by the Borrowers or terminated pursuant to this Section
13) whereupon the no Lender shall have any obligation thereafter to make any Advance hereunder, (b) the LC Issuer's obligation to issue Letters of Credit shall immediately terminate whereupon the LC Issuer shall have no obligation thereafter to issue any Letters of Credit hereunder, and (c) all of the Obligations and the Letter of Credit Obligations then owing to the Administrative Agent, Lenders or the LC Issuer shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrowers.

      13.3 GENERAL RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT AND THE LENDERS. With respect to the Collateral, the Administrative Agent shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law. The Administrative Agent, each Lender and the LC Issuer shall have all other legal and equitable rights to which each may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents. The Administrative Agent, each Lender and the LC Issuer hereby expressly agree that, unless requested by the Administrative Agent, upon the concurrence of the Required Lenders, such Lender and the LC Issuer will not take or cause to be taken, in respect of the Advances or the other Obligations or the Collateral, any action or remedy that is independent from the actions or remedies taken or to be taken by the Administrative Agent, except for any actions taken by any Lender or the LC Issuer necessary to preserve its rights in connection with any Event of Default described in Section 12.13 of this Agreement.

      13.4 ADDITIONAL REMEDIES. After the Obligations and/or the Letter of Credit Obligations shall have been declared by the Administrative Agent to be or shall have otherwise hereunder become immediately due and payable, the Administrative Agent may, in its sole discretion, exercise the following rights and remedies to the extent permitted by applicable law and in addition to any other right or remedy provided for in this Agreement:

            (a) POSSESSION OF COLLATERAL. The Administrative Agent shall have the right to take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (i) require the Borrowers, at the Borrowers' expense, to assemble the Collateral of the Borrowers and make it available to the Administrative Agent at such facilities of the Borrowers as the Administrative Agent shall designate or (ii) enter any of the premises of the Borrowers or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral are located is owned or leased by any of the Borrowers, then the Borrowers shall not charge the Administrative Agent for storage of such Collateral on such premises.

            (b) FORECLOSURE OF LIENS. The Administrative Agent shall have the right to foreclose the Liens created under this Agreement and each of the other Loan Documents or under any other agreement relating to the Collateral.

            (c) DISPOSITION OF COLLATERAL. The Administrative Agent shall have the right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its discretion, may deem advisable. Each Borrower acknowledges and covenants that ten (10) days written notice to the Borrower Representative of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such Borrower's premises or at such other locations where the Collateral then is located, or as otherwise determined by the Administrative Agent. The Administrative Agent shall have the right to conduct such sales on such Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to the Borrower Representative. Each Lender and each LC Issuer shall have the right to bid or credit bid any such sale on its own behalf.

            (d) APPLICATION OF COLLATERAL; APPLICATION OF LIQUIDATION PROCEEDS. Subject to Section 4.1(d) herein with respect to Collections, the Administrative Agent, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall, without notice, at any time, appropriate and apply to the Obligations all monies received with respect to any and all Collateral of the Borrowers in the possession of the Administrative Agent, a Lender or the LC Issuer as follows:

                  (i) First, to the payment of all expenses (to the extent not otherwise paid by the Borrowers) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

                  (ii) Second, to the payment pro rata of any fees then accrued and payable to the Administrative Agent or any Lender under this Agreement;

                  (iii) Third, to the payment pro rata of interest then accrued on the outstanding Revolving Credit Advances of the Borrowers;

                  (iv) Fourth, to the payment pro rata of the principal balance then owing on the outstanding Revolving Credit Advances as follows: (A) first, to Revolving Credit Advances comprised of Permitted Special Advances, (B) second, to the Revolving Credit Advances pro rata to the Lenders determined based on such outstanding and such deficiency;

                  (v) Fifth, as cash collateral security against the aggregate undrawn amount of any Letter of Credit outstanding for the account of the Borrowers and any other Letter of Credit Obligations (whether then or thereafter anticipated to be outstanding) of the Borrowers;

                  (vi) Sixth, to the payment of: (i) all other amounts owed by the Borrowers to the Administrative Agent, any Lender, the LC Issuer under this Agreement or any other Loan Document, (ii) all amounts owing to the Designated Hedge Creditor as Designated Hedge Obligations and (iii) all amounts owing to any Lender in connection with cash management services provided by such Lender to the Borrowers and their Subsidiaries; provided, however, if such monies and Proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata; and

                  (vii) Last, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

      13.5 SET-OFF. If any Event of Default referred to in Section 12 of this Agreement shall occur which is continuing, each of the Lenders and the LC Issuer and each Affiliate thereof shall have the right (in addition to such other rights as it may have by operation of Law or otherwise) to the extent permitted by applicable law, but subject to Section 13.10 of this Agreement, at any time to set off against and to appropriate to and apply toward the payment of the Obligations and the Letter of Credit Obligations, and all other liabilities under this Agreement and the other Loan Documents then owing to it (and any participation purchased or to be purchased pursuant to Section 13.10 below) whether or not the same shall then have matured, any and all deposit (general or special) and any other Indebtedness at any time held or owing by such Lender or each Affiliate thereof (including branches and agencies thereof wherever located) to or for the credit or account of the Borrowers, all without notice to or demand upon the Borrowers or any other Person, all such notices and demands being hereby expressly waived.

      13.6 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. Upon the occurrence of an Event of Default which is continuing, to the extent that any Letters of Credit have been issued which then are outstanding, the Administrative Agent, for the benefit of itself, the Lenders and the LC Issuer, may make demand upon Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Administrative Agent in same day funds and in the currency in which such Letter of Credit is denominated, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account"), an amount equal to one hundred five percent (105%) of the maximum amount available to be drawn under the Letters of Credit (i) to secure the Letter of Credit Obligations and
(ii) upon payment in full thereof, to secure any other Obligations then outstanding. In the event that the Borrowers shall not deposit such funds upon demand by the Administrative Agent, the Administrative Agent may, in its sole discretion, deposit any funds of the Borrowers in the possession of the Administrative Agent to the Letter of Credit Collateral Account until the amount deposited in such account equals the maximum amount available to be drawn under the Letters of Credit. The Letter of Credit Collateral Account shall be in the name of Administrative Agent and under the sole dominion and control of the Administrative Agent subject to the terms of this Agreement. The Administrative Agent may apply funds held in the Letter of Credit Collateral Account to the payment of any amounts, as shall have become or shall become due and payable by the Borrowers to the LC Issuer and, after the occurrence and during the continuance of any Event of Default, to the payment of Obligations then outstanding. Each Borrower agrees not to: (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral Account or any funds held therein, or (ii) create or permit to exist any Lien, security interest or other charge or encumbrances upon or with respect to the Letter of Credit Collateral Account or any funds held therein, except in favor of the Administrative Agent as provided in this Agreement.

      13.7 AUTHORITY TO EXECUTE TRANSFERS. Without limitation of any authorization granted to the Administrative Agent hereunder, each Borrower also hereby authorizes the Administrative Agent, upon the occurrence of an Event of Default which is continuing, to execute, in connection with the exercise by the Administrative Agent of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

      13.8 LIMITED LICENSE TO LIQUIDATE. Each Borrower hereby grants to the Administrative Agent, for the benefit of itself, the Lenders and the LC Issuer:
(a) a non-exclusive, royalty-free license or other right to use, without charge, all of such Borrower's Intellectual Property (including all rights of use of any name or trade secret, but excluding the Excluded Property) as it pertains to the Collateral, in manufacturing, advertising for sale and selling any Collateral; provided, however, that such license and right to use shall be exercisable by the Administrative Agent for the benefit of the Lenders only upon request by the Administrative Agent after the occurrence of an Event of Default which is continuing, and (b) to the extent permitted thereunder, all of such Borrower's rights under all licenses and all franchise agreements that do not constitute Excluded Property, which shall inure to the Administrative Agent for the benefit of itself, the Lenders and the LC Issuer without charge but only upon request by the Administrative Agent after the occurrence of an Event of Default which is continuing.

      13.9 EQUALIZATION. Each Lender agrees with the other Lenders that if at any time it shall obtain any Advantage over the other Lenders or any thereof in respect of the Advances it will purchase from such other Lender or Lenders, for cash and at par, such additional participation in the Advances owing to the other or others as shall be necessary to nullify the Advantage. If any such Advantage shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (with interest and other charges if and to the extent actually incurred by the Lender receiving the Advantage) ratably to the extent of the recovery. During the existence of any Potential Default or upon the occurrence of an Event of Default which is continuing, any payment of any Indebtedness owing by the Borrowers to any Lender shall be applied to the Obligations owing to such Lender until the same shall have been paid in full before being applied to other Indebtedness of the Borrowers owing to such Lender.

      13.10 REMEDIES CUMULATIVE. The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies shall not preclude the full or partial exercise of any other remedy by the Administrative Agent under this Agreement, under any Loan Document, or at equity or under law.

      13.11 APPOINTMENT OF ATTORNEY-IN-FACT. The Administrative Agent shall hereby have the right, and each Borrower hereby irrevocably makes, constitutes, and appoints the Administrative Agent (and all officers, employees, or agents designated by the Administrative Agent) as its true and lawful attorney-in-fact and agent, with full power of substitution, from time to time following the occurrence of an Event of Default which is continuing and without assent by such Borrower: (a) to effectuate, in such Borrower's name, such Borrower's obligations under this Agreement, (b) in such Borrower's or Administrative Agent's name: (i) to demand payment of the Accounts, (ii) to enforce payment of the Accounts, by legal proceedings or otherwise, (iii) to exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral, (iv) to settle, adjust, compromise, extend, or renew the Accounts, (v) to settle, adjust, or compromise any legal proceedings brought to collect the Accounts, (vi) if permitted by applicable Law, to sell or assign the Accounts and other Collateral, (vii) to take control, in any manner, of any item of payment or Proceeds relating to any Collateral, (viii) to prepare, file, and sign such Borrower's name on a proof of claim in a bankruptcy against any Account Debtor or on any notice of Lien, assignment, or satisfaction of Lien in connection with any Accounts, (ix) to do all acts and things reasonably necessary, in the Administrative Agent's good faith discretion, to fulfill such Borrower's obligations under this Agreement,
(x) to endorse the name of such Borrower upon any of the items of payment or Proceeds relating to any Collateral and deposit the same to any Collection Account or to the Cash Concentration Account of the Administrative Agent, (xi) to endorse the name of such Borrower upon any Chattel Paper, document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to the Accounts, Inventory and any other Collateral, (xii) to use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors, (xiii) to use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, and any other Collateral to which such Borrower has access, (xiv) to make and adjust claims under such policies of insurance insuring the Collateral, receive and endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies, and make all determinations with respect to such policies, and (xvi) to notify post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Administrative Agent, receive and open all mail addressed to such Borrower, and, after removing all Collections, forward the mail to such Borrower, (c) to pay or discharge taxes or Liens levied against the Collateral; (d) to the extent not inconsistent with the applicable Lockbox Agreement and Blocked Account Agreement, to take all action necessary to grant the Administrative Agent sole access to any Lockbox or Blocked Account of such Borrower, (e) contact Account Debtors to pay any Collections to the Lockbox, (f) upon notice to the Borrower Representative, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other right in respect of any Collateral; (g) upon notice to the Borrower the Borrower Representative, to defend any suit, action or proceeding brought against such Borrower with respect to any Collateral; (h) upon notice to the Borrower, Representative to settle, compromise or adjust any such suit, action or proceeding; (i) to sell, transfer, pledge, or make any agreement with respect to the Collateral; and (j) to do, at the Administrative Agent's option and the Borrowers' expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral.

      Each Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The expenses of the Administrative Agent incurred in connection with such the exercise of such power of attorney, together with interest thereon at a the rate then applicable hereunder to Alternate Base Rate Advances, shall be payable by the Borrowers to the Administrative Agent on demand.

SECTION 14 THE ADMINISTRATIVE AGENT.

      14.1 THE ADMINISTRATIVE AGENT. Each Lender and the LC Issuer irrevocably appoints KeyBank to act as Administrative Agent under this Agreement and the other Loan Documents for the benefit of such Lender and the LC Issuer with full authority to take such actions, and to exercise such powers, on behalf of such Lender and the LC Issuer in respect of this Agreement and the other Loan Documents as are herein and therein respectively delegated to the Administrative Agent or as are reasonably incidental to those delegated powers. The Administrative Agent in such capacity shall be deemed to be an independent contractor of the Lenders and the LC Issuer. Each of the Lenders and the

LC Issuer hereby expressly agrees that, without first obtaining the prior written consent of the Administrative Agent or the Required Lenders, such Lender and the LC Issuer, as the case may be, shall not take or cause to be taken, in respect of the Obligations hereunder or the Collateral, any enforcement or remedial action that is independent from the actions or remedies taken or to be taken by the Administrative Agent, except for any actions taken by any Lender or the LC Issuer which are necessary to preserve its rights in connection with any Event of Default described in Section 12.3 of this Agreement.

      14.2 NATURE OF APPOINTMENT. The Administrative Agent shall not have any fiduciary relationship with any Lender or the LC Issuer by reason of this Agreement and the other Loan Documents. The Administrative Agent shall not have any duty or responsibility whatsoever to any Lender or the LC Issuer except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Lender or the LC Issuer acknowledges that the Administrative Agent is acting as such solely as a convenience to the Lenders and not as a manager of the Revolving Credit Commitments, the obligations to issue Letters of Credit or the Obligations evidenced by the Notes. This Section 14 does not confer any rights upon the Borrowers or anyone else (except the Lenders and the LC Issuer), whether as a third party beneficiary or otherwise.

      14.3 ADMINISTRATIVE AGENT AS LENDERS; OTHER TRANSACTIONS. The Administrative Agent's rights as a Lender under this Agreement and the other Loan Documents shall not be affected by serving as the Administrative Agent. The Administrative Agent and its Affiliates may generally transact any banking, financial, trust, advisory or other business with any Borrower and any Subsidiary thereof (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Lenders or the LC Issuer, without accounting to the Lenders or the LC Issuer and without prejudice to the Administrative Agent's rights as a Lender under this Agreement and the other Loan Documents except as may be expressly required under this Agreement.

      14.4 INSTRUCTIONS FROM LENDERS. The Administrative Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, collection and enforcement actions in respect of any Obligations and any Collateral) except that the Administrative Agent shall take such action (or omit to take such action) other than actions referred to in
Section 16 of this Agreement, as may be reasonably requested of it in writing by the Required Lenders and which actions and omissions shall be binding upon all of the Lenders and the LC Issuer; provided, however, that the Administrative Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Administrative Agent to personal liability or might be contrary to this Agreement, any Loan Document or any applicable Law.

      14.5 LENDER'S DILIGENCE. Each Lender and the LC Issuer: (a) represents and warrants that it has made its decision to enter into this Agreement and the other Loan Documents and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the other Loan Documents; in each case without reliance on the Administrative Agent or any other Lender and the LC Issuer and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

      14.6 NO IMPLIED REPRESENTATIONS. The Administrative Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by any Borrower in this Agreement or any Borrower or any Subsidiary in any Loan Document or by a Lender or the LC Issuer in any notice or other communication or by anyone else or otherwise.

      14.7 SUB-ADMINISTRATIVE AGENTS. The Administrative Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or willful misconduct of any such agent selected by it with reasonable care.

      14.8 ADMINISTRATIVE AGENT'S DILIGENCE. The Administrative Agent shall not be required: (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Loan Document, (b) to make any inquiry into the properties, financial condition or operation of the Borrowers and each Subsidiary thereof or any other matter relating to this Agreement or any Loan Document, (c) to report to any Lender and the LC Issuer any information (other than which this Agreement or any Loan Document expressly requires to be so reported) that the Administrative Agent or any of its Affiliates may have or acquire in respect of the properties, business or financial condition of the Borrowers and each Subsidiary thereof or any other matter relating to this Agreement or any Loan Document or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Loan Document.

      14.9 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of any Potential Default or Event of Default unless and until it shall have received a written notice describing such Potential Default or Event of Default and citing the relevant provision of this Agreement or any Loan Document. The Administrative Agent shall give each Lender (except the Lender or the LC Issuer giving such notice) reasonably prompt notice of any such written notice.

      14.10 ADMINISTRATIVE AGENT'S LIABILITY. Neither the Administrative Agent (acting in its capacity as Administrative Agent) nor any directors, officers, employees, attorneys, and other agents acting for the Administrative Agent, acting in such capacities respectively, shall be liable to the Lenders or the LC Issuer for any action or omission on their respective parts except for gross negligence, willful misconduct or bad faith. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives a fully executed copy of any assignment with respect thereto, signed by such payee and in form reasonably satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts which have been selected by the Administrative Agent with reasonable care; (c) makes no warranty or representation to any Lender and shall not be responsible for any statements, certifications, warranties or representations made in or in connection with this Agreement or any other Loan Document, the Administrative Agent being entitled to rely conclusively upon such certificates;
(d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Loan Document or to inspect the property (including the books and records) of the Borrowers; (e) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or collateral covered by any agreement or any other Loan Document and (f) shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

            Neither the Administrative Agent, nor any of directors, officers, employees or agents thereof shall have any responsibility to the Borrowers or any Subsidiary thereof on account of the failure of or delay in performance or breach by any Lender or the LC Issuer of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the LC Issuer or the Borrowers of any of their respective obligations hereunder or under any Loan Document or in connection herewith or therewith. The Lenders and the LC Issuer each hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Notes or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.

      14.11 ADMINISTRATIVE AGENT'S INDEMNITY. The Lenders shall indemnify the Administrative Agent, in its capacity as Administrative Agent (to the extent the Administrative Agent is not reimbursed by the Borrowers), from and against: (a) any loss or liability (other than any caused by the Administrative Agent's gross negligence, willful misconduct or bad faith) incurred by the Administrative Agent as such, in respect of this Agreement, the Notes or any Loan Document and
(b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Notes or any Loan Document

(other than any caused by the Administrative Agent's gross negligence, willful misconduct or bad faith) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Administrative Agent (other than the loss, liability or costs incurred by the Administrative Agent in the defense of any claim against it by the Lenders or the LC Issuer arising in connection with its actions in its capacity as Administrative Agent); provided, however, that each Lender shall be liable for only its Pro Rata Share of the whole loss or liability.

      14.12 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent for any reason effective twenty (20) Business Days after giving notice thereof to the Lenders and the LC Issuer and the Borrower Representative. If the Administrative Agent shall resign, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders and the LC Issuer which successor Administrative Agent shall be reasonably acceptable to the Borrowers. If, however, in the case of resignation by the Administrative Agent, no successor Administrative Agent shall have been appointed by the time such resignation becomes effective, then the retiring Administrative Agent may, on behalf of the Lenders and the LC Issuer, appoint a successor Administrative Agent from among the remaining Lenders. Upon appointment (whether effected by the Required Lenders or the retiring Administrative Agent on behalf of the Lenders) and acceptance of such appointment as "Administrative Agent," the successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent, effective upon its appointment and acceptance, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holder of the Notes. After any Administrative Agent's resignation, the provisions of
Section 14.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 15 BORROWER GUARANTY.

      15.1 BORROWER CROSS-GUARANTY; MAXIMUM LIABILITY. To induce the Lenders to make the Revolving Credit Advances to the Borrowers and the LC Issuer to issue Letters of Credit, and in consideration thereof, each of the Borrowers hereby unconditionally and irrevocably: (a) guarantees, jointly and severally, to the Administrative Agent, the Lenders and the LC Issuer the due and punctual payment in immediately available funds of all Obligations owing by any or all of the other Borrowers hereunder (whether by acceleration or otherwise), under any Designated Hedge Agreement or with respect to any cash management services provided by a Lender, (b) guarantees, jointly and severally, to the LC Issuer the due and punctual payment in immediately available funds of all reimbursement obligations of each Letter of Credit Obligor and (c) agrees, jointly and severally, to pay any and all reasonable expenses which may be incurred by the Administrative Agent in enforcing its rights with respect to such Obligations (collectively, the "Borrower Guaranteed Obligations"). To the extent that the Obligations of a Borrower are construed to be a Borrower Guaranty of the Obligations of any other Borrower to the Lenders and the LC Issuer, and to the extent it is necessary for the enforceability of such a Borrower Guaranty, the maximum liability of a Borrower Guarantor under its Borrower Guaranty shall be the greatest amount which, after taking into account Section 10.03 of the Senior
Note Indenture and after taking into consideration all other valid and enforceable debts and liabilities of such Borrower Guarantor, an applicable court has determined (after any appeals) would not render such Borrower Guarantor insolvent, unable to pay its debts as they become due, inadequately capitalized for the business which it intends to conduct (in all such cases, within the meaning of Section 548 of the Bankruptcy Code, 11 U.S.C.Sections 101, et. seq., or any other similar state Law), or unable to pay a judgment rendered upon a claim that is the subject of an action or proceeding pending at the time when the obligations of this Borrower Guaranty are incurred or increased. For avoidance of doubt, in determining the amount of all valid and enforceable debts and liabilities of any Borrower Guarantor, such amount shall not take into account debts and liabilities owing to the holders of the Senior Notes under the Senior Note Indenture to the extent permitted by law.

      15.2 GUARANTY UNCONDITIONAL. The obligations of the Borrower Guarantors under the Borrower Guaranty shall be joint and several, irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by, except for payment of Obligations and to the extent permitted by applicable Law (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation or any Revolving Credit Advance under this Agreement or any Loan Document by operation of Law or otherwise; (ii) any modification or amendment of or supplement to this Agreement or any Loan Document; (iii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, of the Obligations of any Borrower or any Subsidiary thereof with respect to which the Borrower Guaranty relates; (iv) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower Guarantor or its assets or any resulting release or discharge of any of the Obligations of the Borrower Guarantors contained in this Agreement or any Loan Document; (v) the existence of any claim, set-off or other rights which any Borrower Guarantor may have at any time against any Lender, the LC Issuer or any other Person, whether or not arising in connection with this Agreement or any Loan Document; provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vi) any invalidity or unenforceability relating to or against any Borrower or any Subsidiary thereof for any reason of this Agreement or any Loan Document or any provision of applicable Law or regulation purporting to prohibit the payment by any Borrower under this Agreement or any Loan Document; or (vii) to the extent permitted by applicable Law, any other act or omission to act or delay of any kind by a Borrower, a Borrower Guarantor, the Administrative Agent, the Lenders, the LC Issuer or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Borrower Guaranteed Obligations under this Section 15.

      15.3 DISCHARGE; REINSTATEMENT. The obligations of each Borrower Guarantor under this Section 15 shall remain in full force and effect until the Revolving Credit Commitments of the Lenders and the obligations of the LC Issuer are terminated, and the Obligations of the Borrowers under this Agreement or any other Loan Document have been paid in full. If at any time any payment of any amount payable by Borrower Guarantor under this Section 15, any other section of this Agreement or other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower Guarantor or otherwise, the other Borrower Guarantors' obligations under this
Section 15 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This
Section 15 shall survive the termination of this Agreement until the payment in full of all amounts payable under this Agreement and any other Loan Documents.

      15.4 WAIVER. No Borrower Guarantor shall be entitled to enforce any remedy which the Administrative Agent, any Lender or the LC Issuer now has or may hereafter have against any Borrower, any endorser or any Guarantor or other Borrower Guarantor in respect of all or any part of the Borrower Guaranteed Obligations paid by such Borrower Guarantor until all of the Obligations and Letter of Credit Obligations shall have been fully and finally paid to the Administrative Agent for the benefit of the Administrative Agent, any Lender or the LC Issuer and all commitments of the Lenders and the LC Issuer to the Borrowers have terminated. Each Borrower Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the LC Issuer to secure payment of the Borrower Guaranteed Obligations or any other liability of any Borrower, any Guarantor or any Borrower Guarantor to the Administrative Agent, any Lender or the LC Issuer. Each Borrower Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Borrower Guaranty. Each Borrower Guarantor further waives all notices of the existence, creation or incurring of additional

Obligations by any other Borrower, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Borrower Guaranteed Obligations is due, notices of any and all proceedings to collect all or any part of the Borrower Guaranteed Obligations, and, to the extent permitted by Law, notices of exchange, sale, surrender or other handling of any Collateral given to the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the LC Issuer to secure payment of the Borrower Guaranteed Obligations.

      15.5 STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by any Borrower or Borrower Guarantor under this Agreement or any other Loan Document in respect of a Borrower Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or Borrower Guarantor all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower Guarantors hereunder forthwith on demand by the Administrative Agent or the Required Lender, to the extent permitted by applicable law.

      15.6 SUBROGATION AND CONTRIBUTION RIGHTS. If any Borrower Guarantor makes a payment in respect of the Borrower Guaranteed Obligations, it shall be subrogated to the rights, if any, of the payees against the other Borrower Guarantors with respect to such payment and shall have the rights of contribution set forth below against the other Borrower Guarantors; provided, however, that such Borrower Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all the Obligations and Letter of Credit Obligations, as the case may be, owing to the Administrative Agent, the Lenders and the LC Issuer shall have been finally paid in full and may not under applicable insolvency laws be required to be repaid by the Administrative Agent, any Lender or the LC Issuer, as the case may be, and the Revolving Credit Commitments of the Lenders and all obligations of the LC Issuer to issue Letters of Credit hereunder have been terminated.

      15.7 GUARANTEED OBLIGATION AND CONTRIBUTION PAYMENTS. Subject to all of the Obligations and Letter of Credit Obligations, as the case may be, owing to the Administrative Agent, the Lenders and the LC Issuer having been finally paid in full and not subject to required repayment under applicable insolvency laws and the Revolving Credit Commitments of the Lenders hereunder and all obligations of the LC Issuer to issue Letters of Credit hereunder having terminated, each Borrower Guarantor shall make, and agrees with each of the other Borrower Guarantors (and the successors and assigns of such Borrower Guarantors) to make, payments in respect of the Obligations of such Borrower Guarantor to which such other Borrower Guarantors are subrogated or contribution payments to which such other Borrower Guarantors are entitled, such that, taking into account all such payments on account of subrogation or contribution rights:

            (a) PRO RATA SHARING. Each Borrower Guarantor shall have paid to the other Borrower Guarantors on account of such subrogation and contribution rights, (A) all Obligations the benefit of which has been received by such Borrower Guarantor or which relate to Obligations the benefit of which has been received by such Borrower Guarantor or (B) if the aggregate of all such payments by all Borrower Guarantors to all other Borrower Guarantors would exceed the outstanding Obligations, such Borrower Guarantor's pro rata share of the outstanding Obligations (other than Designated Hedge Obligations), in accordance with the amount of the benefit received by the Borrower Guarantor as described under subsection (A) hereinabove; and

            (b) DEFICIENCY. If there remain Obligations unpaid after application of the payments referred to above, the deficiency shall be shared among the Borrower Guarantors pro rata in proportion to their respective net worth on the Closing Date of this Agreement.

SECTION 16 TRANSFERS AND ASSIGNMENTS.

      16.1 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an Eligible Assignee in accordance with the provisions of Section 16.2, (ii) by way of participation in accordance with the provisions of Section 16.4 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 16.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 16.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      16.2 TRANSFER OF REVOLVING CREDIT COMMITMENTS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans at the time owing to such Lender); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment and the Revolving Credit Loans at the time owing to such Lender or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Revolving Credit Loans outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Five Million Dollars ($5,000,000), and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Credit Loan or the Revolving Credit Commitment or any other future facilities hereunder assigned except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among the Revolving Credit Loans on a non-pro rata basis; (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the LC Issuer and, so long as no Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in form and substance satisfactory to the Administrative Agent. Subject to acceptance and recording thereof by the Administrative Agent pursuant to 16.3 of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 18 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 16.4.

      16.3 MAINTENANCE OF REGISTER. The Administrative Agent, acting solely for this purpose as an agent of each Borrower, shall maintain at its office in Cleveland, Ohio, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Revolving Credit Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      16.4 SALE OF PARTICIPATIONS. Each Lender shall have the right at any time or times to sell one or more participations to a financial institution in all or, if less than all, any constant fixed percentage of such Lender's Revolving Credit Commitments, any Advance made by such Lender, any Note executed in favor of such Lender, any participation by such Lender in a Letter of Credit and any participations, if any, purchased by such Lender pursuant to Section 16.4 of this Agreement or this Section 16; provided, however, in each such case, such Lender shall, as between itself and the purchaser, shall retain all of its rights (including, without limitation, rights to enforce against the Borrowers this Agreement and the other Loan Documents) and duties pursuant to this Agreement and the other Loan Documents, including, without limitation, that Lender's right to approve any waiver, consent or amendment pursuant to Section
19.1 of this Agreement; except any waiver, consent or amendment which would (A) reduce any fee or commission allocated to the participation or subparticipation, as the case may be, (B) reduce the amount of any principal payment on any Advance allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Advance so allocated or the rate of interest payable thereon, (C) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be, or (D) result in the release of a substantial portion of the Collateral.. Such purchaser shall not be a Lender for any purposes of this Agreement and the other Loan Documents. The provisions of Section 18 of this Agreement shall inure to the benefit of each purchaser of a participation (provided that (i) each such participant shall look solely to the seller of its participation for those benefits, (ii) no seller (whether or not a Lender) shall have a claim against the Borrowers of any kind whatsoever resulting from such benefits, and (iii) the Borrowers' liabilities, if any, under any of those Sections shall not be increased as a result of the sale of any such participation) and Administrative Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold. No participation or subparticipation shall operate as a delegation of any duty of the seller of such participation or subparticipation. Under no circumstance shall any participation be deemed a novation in respect of all or any part of the selling Lender's obligations pursuant to this Agreement. Each purchaser of a participation shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

      16.5 PLEDGE OF INTERESTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      16.6 REPLACEMENT OF LENDERS. If any Lender is a "Defaulting Lender" hereunder, then, the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 16.2), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations; provided that: (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts). None of the Lenders shall be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

      16.7 USA PATRIOT ACT. Each assignee and participant that is not incorporated (or formed, as applicable) under the Laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such assignee or participant is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations at such times as are required under the USA Patriot Act.

      16.8 REPLACEMENT OF NON-CONSENTING LENDERS. If, in connection with any proposed amendment, waiver or consent hereunder pursuant to Section 19.1 hereof:
(i) requiring the consent of all Lenders, the consent of Required Lenders is obtained but the consent of all Lenders whose consent is required is not obtained or (ii) requiring the consent of Required Lenders, the consent Lenders holding fifty-one percent (51%) or more is obtained but the consent of Required Lenders is not obtained (any Lender withholding consent as described in clause
(i) and (ii) hereof being referred to as a "Non-Consenting Lender"), then, so long as the Administrative Agent is not the Non-Consenting Lender, the Administrative Agent may, at the sole reasonable expense of the Borrowers, upon notice to such Non-Consenting Lender and the Borrower Representative, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 16.2), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts).

SECTION 17 CONFIDENTIALITY.

            (a) The Administrative Agent, each Lender and the LC Issuer hereby agree to use all commercially reasonable efforts to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; except that any such confidential information may be disclosed: (i) to the extent permitted by applicable Law, with at least concurrent written notice to the Borrower Representative, if required by subpoena or similar order of any court of competent jurisdiction, (ii) if required to be disclosed to any regulatory or administrative governmental agency or commission having any regulatory authority over the Administrative Agent, such Lender or the LC Issuer or its securities,
(iii) to any other party to this Agreement, (iv) to any Affiliate of any Lender so long as such Affiliate agrees in writing to be bound by the provisions of this Section 17 prior to the time of such disclosure, (v) to any prospective transferee, participant so long as such Person agrees in writing to be bound by the provisions of this Section 17 prior to the time of such disclosure, (vi) to any Person if such information shall have been already publicly disclosed other than as a result of a breach of this Section 17, (vii) in connection with the preparation, negotiation or administration of this Agreement or the exercise of any right or remedy under this Agreement, to the counsel, auditors, professional advisors and consultants, and accountants to the Administrative Agent and (viii) to the extent permitted by applicable Law, with at least concurrent written notice to the Borrower Representative, if required in connection with any legal proceedings instituted by or against the Administrative Agent, such Lender or the LC Issuer with respect to such respective capacities.

            (b) Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein shall not apply to the tax structure or tax treatment of the transactions: contemplated by the Loan Documents, and each party hereto (and any employee representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying, information not relevant to the tax structure or tax treatment) of any Person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 18 INDEMNITIES.

      18.1 INCREASED COSTS. If, after the Closing Date of this Agreement, (a) the introduction of any Law, rule or regulation or any change therein, (b) any change in the interpretation or administration of any Law, rule or regulation by any central bank or other governmental authority or (b) the compliance by any Lender or the LC Issuer with any guideline, request or directive from any central bank or other governmental authority (whether or not having the force of Law) shall increase the cost to any Lender or the LC Issuer (other than any increase in the cost of the overhead of a Lender or the LC Issuer) of agreeing to make or making, funding or maintaining Advances to the Borrowers or the cost to the LC Issuer or any Lender of issuing, maintaining or participating in any Letter of Credit, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender or the LC Issuer additional amounts sufficient to indemnify such Lender and the LC Issuer for such increased cost.

      18.2 RISK-BASED CAPITAL. If any Lender or the LC Issuer shall have determined that after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or the LC Issuer or the parent corporation of any thereof with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Closing Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender or the LC Issuer to be material to the rate of return on the capital or assets of such Lender or the LC Issuer or the parent corporation of any thereof as a consequence of the commitments or obligations of such Lender or the LC Issuer hereunder to a level below that which such Lender or the LC Issuer or the parent corporation of any thereof could have achieved but for such adoption, effectiveness, change or compliance, then from time to time, within 15 Business Days after demand by such Lender or the LC Issuer (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or the LC Issuer or the parent corporation of any thereof for such reduction.

      18.3 TAXES.

            (a) TAXES; WITHHOLDING; INDEMNIFICATION OF TAXES PAID. Any and all payments by the Borrowers hereunder, under the Notes or the other Loan Documents shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental entity, and all liabilities with respect thereto, excluding,
(i) in the case of a Lender and the LC Issuer, taxes imposed on or measured by its net income or overall gross receipts, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender or the LC Issuer, as applicable, is organized, is doing business or has a present or former connection, or any political subdivision thereof, (ii) any United States withholding taxes payable with respect to payments hereunder or under the Loan Documents under Laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (a) a transferee of any rights of Lender, the date of the transfer, (b) a successor Lender, the date of the appointment of such Lender and (c) a successor LC Issuer, the date such LC Issuer becomes an LC Issuer) applicable to such Lender or LC Issuer, as the case may be, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such Laws occurring after the Closing Date (or the date of such transfer or the date of such appointment of such successor Lender or the date such successor LC Issuer becomes a LC Issuer), (iii) any non-United States withholding taxes imposed by the jurisdictions under the Laws of which such Lender or the LC Issuer, as applicable, is organized, conducts business or has a present or former connection, or any political subdivision thereof, in effect on the Closing Date (or, in the case of (a) a transferee of any rights of a Lender, the date of the transfer, (b) a successor Lender, the date of the appointment of such Lender and
(c) a successor LC Issuer, the date such LC Issuer becomes a LC Issuer) applicable to such Lender or such LC Issuer, as the case may be, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such Laws occurring after the Closing Date (or the date of such transfer or the date of such appointment of such successor Lender or the date such successor LC Issuer becomes a LC Issuer) and (iv) all liabilities, penalties. and interest with respect to any of the forgoing (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Lenders or the LC Issuer: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Lender or the LC Issuer, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. The Borrowers shall indemnify each Lender and the LC Issuer for the full amount of such Taxes (including any Taxes on amounts payable under this Section paid by such Lender and the LC Issuer and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto paid by such Lender or the LC Issuer on the account of any obligation of the Borrowers hereunder or under any Loan Document, and any penalties, interest and reasonable out-of-pocket expense arising therefrom or with respect thereto, provided such written demand sets forth in reasonable detail the basis and calculation of such amount.

            (b) STAMP TAXES. The Borrowers agrees to pay, and will indemnify the Administrative Agent, each Lender and the LC Issuer for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) IRS CERTIFICATES OF LENDERS.

                  (i) Each Lender and each LC Issuer that is not a United States person as defined in Section 7701(a)(30) of the Code (each, a "Foreign Lender") as to which payments to be made under this Agreement are fully exempt from United States withholding tax under an applicable statute or tax treaty shall provide prior to or on the Closing Date to the Borrower Representative a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any Person that is not a United States person as defined in Section 7701(a)(30) of the Code that seeks to become a Lender or a LC Issuer, as applicable, under this Agreement shall provide a Certificate of Exemption to the Borrower Representative prior to becoming, a Lender or a LC Issuer, as applicable, hereunder. No Person that is not a United States person as defined in Section 7701(a)(30) of the Code may become a Lender or a LC Issuer, as applicable, hereunder if such Person fails to deliver a Certificate of Exemption as prescribed in this
                  Section in advance of becoming a Lender or a LC Issuer, as applicable.

                  (ii) Each Lender and each LC Issuer that is a United States person as defined in Section 7701(a)(30) of the Code (each, a "U.S. Lender") shall provide prior to or on the Closing Date (or on or prior to the date it becomes a party to this Agreement) to the Borrower Representative appropriately completed and executed IRS Form W-9 (certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax) or any successor form. Solely for purposes of this Section, a U.S. Lender shall not include a Lender or a LC Issuer that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii).

                  (iii) Each Lender and each LC Issuer, from time to time after submitting, the forms, certificates or documents referred to, in this Section, shall submit to the Borrower Representative such additional duly completed and signed copies of one or more other such forms, certificates or documents (or such successor forms, certificates or other documents as shall be adopted from time to time by the IRS or relevant taxing authorities) (A) on or before the date that any such form, certificate or document expires or becomes obsolete, (B) after the occurrence of any event requiring a change in the most recent form, certificate or document previously delivered by it to the Borrower Representative, (C) from time to time thereafter if reasonably requested by the Borrower Representative, and (D) as may be appropriate under then current United States law or regulations to avoid United States withholding taxes on payments in respect of any amounts to be received by such Lender or such LC Issuer as applicable, pursuant to this Agreement.

                  (iv) If any Lender or the LC Issuer determines that it is unable to submit to the Borrower Representative any form, certificate or document that such Lender or the LC Issuer, as the case may be, is requested to submit pursuant to this Section, or that it is required to withdraw or cancel any such form, certificate or document, or that any such form, certificate or document previously submitted has otherwise become ineffective or inaccurate such Lender or the LC Issuer, as the case may be, shall promptly notify the Borrower Representative, as appropriate, of such fact.

                  (v) The Borrowers shall not be required pursuant to this Section to pay any additional amount to, or to indemnify the Administrative Agent, any Lender or any LC Issuer, as the case may be, to the extent that (A) the Administrative Agent, such Lender or such LC Issuer becomes subject to Taxes subsequent to the Closing Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of the Administrative Agent, such Lender or the LC Issuer, as the case may be (other than a change in applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business the Administrative Agent, such Lender or the LC Issuer or a change in the branch or lending office of the Administrative Agent, such Lender or such Issuer, as the case may be; or (B) such Taxes would not have been incurred but for the failure of the Administrative Agent, such Lender or such LC Issuer, as the case may be, to provide to the Borrower Representative any form, certificate or document that it was required so to do pursuant to this Section other than any form, certificate or document required as a result of a change in Law.

            (d) REFUNDS OF TAXES. If the Administrative Agent, any Lender or the LC Issuer determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification has been paid by the Borrowers pursuant to this Section or with respect to any Taxes that have been deducted and paid to a taxing authority pursuant to this Section by the Borrowers, it shall promptly remit such refund (including any interest) to the Borrowers, net of all out-of-pocket expenses of the Administrative Agent, such Lender or the LC Issuer, as the case may be; provided, however, that the Borrowers, upon the request of the Administrative Agent, such Lender or the LC Issuer, as the case may be, agrees promptly to return such refund (plus any interest) to such party in the event such party is required to repay such refund to the relevant taxing authority. In addition, the Administrative Agent, such Lender or the LC Issuer shall provide the Borrower Representative with a copy of any notice of assessment from the relevant taxing authority (deleting any confidential information contained therein).

            (e) AVOIDING NEGATIVE TAX CONSEQUENCES. The Administrative Agent, each Lender and the LC Issuer agree that, upon the occurrence of any event giving rise to the operation of Section 18.3(a) or Section 18.3(b) with respect to the Administrative Agent, such Lender or the LC Issuer, as the case may be, it will, if requested by the Borrower Representative, use reasonable commercial efforts (subject to the Administrative Agent, such Lender's or the LC Issuer's overall, internal policies of general application) to designate another lending office for any Advance, Note or Letter of Credit affected by such event with the object of avoiding the consequences of such event, provided that such designation is made on terms that do not, in the reasonable judgment of the Administrative Agent, such Lender or the LC Issuer, as the case may be, cause the Administrative Agent, such Lender and its lending office(s) or cause the LC Issuer and its lending office(s), as the case may be, to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this
Section 18.3(e) shall affect or postpone any of the obligations of the Borrowers or the rights of the Administrative Agent, a Lender or the LC Issuer pursuant to
Section 18.3(a) and Section 18.3(b).

            (f) APPLICATION OF THESE TAX PROVISIONS. Notwithstanding any provision contained herein to the contrary, any indemnity with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority, or any liabilities with respect thereto, shall be governed solely and exclusively by this Section.

      18.4 LOSSES. If any payment of principal of, or Rate Conversion or Rate Continuation of, any LIBOR Rate Advance is not paid when due or is made on a day other than on the last day of an Interest Period relating to such Loan, as a result of a payment or Rate Conversion or Rate Continuation or acceleration of the maturity of the Notes for any other reason, the Borrowers shall, upon demand by the Administrative Agent, pay to the Administrative Agent the greater of (i) Two Hundred Dollars ($200) or (ii) any amounts required to compensate the Administrative Agent and the Lenders for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Rate Conversion or Rate Continuation, including, without limitation, any loss, cost or expense (other than any expenses directly attributable to loan origination efforts) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Administrative Agent and Lenders to fund or maintain such Loan.

      18.5 INDEMNIFICATION FOR REQUESTS. Whenever the Borrower Representative:
(a) shall revoke any Credit Request or Rate Conversion/Continuation Request involving any LIBOR Rate Advance, (b) shall for any other reason fail to borrow pursuant to any such Credit Request or Rate Conversion/Continuation Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Section 7 of this Agreement or (d) shall fail to honor any prepayment notice with respect to LIBOR Rate Advances, then, in each case on any Lender's demand, the Borrowers shall indemnify each Lender and the Administrative Agent against any loss, cost or expense reasonably incurred by such Lender as a result of any such failure by the Borrowers, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or the Administrative Agent to fund the LIBOR Rate Advance to be made by such Lender or the Administrative Agent in connection with such request when such LIBOR Rate Advance, as a direct result of such failure by the Borrowers, is not made on such date.

      18.6 GENERAL INDEMNITY. The Borrowers shall jointly and severally indemnify and hold harmless the Administrative Agent, each Lender and the LC Issuer, and the respective directors, officers, employees and Affiliates thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Administrative Agent, any Lender or the LC Issuer, or the respective directors, officers, employees and Affiliates thereof in connection with any investigative, administrative or judicial proceeding by a third party (whether the Administrative Agent, such Lender or the LC Issuer is or is not designated as a party thereto) directly relating to or arising out of: (x) this Agreement or any other Loan Document, (y) the transactions contemplated thereby or any actual or proposed use of proceeds hereunder, or (z) any Environmental Claims against any Borrower or any Subsidiary thereof or any Environmental Claims against the Administrative Agent or any Lender pursuant to the transactions contemplated hereby or the exercise of any remedies hereunder; except that neither the Administrative Agent, any Lender nor the LC Issuer, nor any such directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for its own gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction.

      18.7 CERTIFICATE FOR INDEMNIFICATION. Each demand by the Administrative Agent, a Lender or the LC Issuer for payment pursuant to this Section 18 shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall, absent manifest error, be presumed to be correct. In determining the amount of any such payment thereunder, the Administrative Agent, each Lender and the LC Issuer may use reasonable averaging and attribution methods, so long as such methods are set forth in the certificate referred to in the preceding sentence. The failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 18 upon the subsequent receipt of such notice.

SECTION 19 GENERAL.

      19.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, the Administrative Agent and the Borrowers, and to the extent Consent of the LC Issuer shall be required with respect to any amendment, waiver, or consent, with respect to
Section 2.2 or any other provision the amendment or waiver of which would adversely affect the LC Issuer; provided, however, that unanimous consent of all of the Lenders shall be required with respect to (a) the extension of maturity of any Note, or the extension of the payment date for interest, principal and/or fees thereunder, or (b) any reduction in fees hereunder or the rate of interest on any Note, or in any amount of principal or interest due on any Note, or in the manner of pro rata application of any payments made by the Borrowers to the Lenders hereunder, or (c) any change in any percentage voting requirements in this Agreement, or (d) any increase in the principal amount of or percentage of any Lender's Commitments, or (e) any change in the definitions "Collateral" or "Required Lenders", or (f) any increase in the permitted amount of Permitted Special Advances, or (g) except as otherwise permitted herein, the release in one or more actions of Collateral with an aggregate value exceeding One Hundred Thousand Dollars ($100,000) or (h) the release of any Guarantor, or (i) any change in Section 14, 16.2, 16.4, or Section 18 hereof or this Section 19.1 itself, or (j) subject to the Administrative Agent's exercise of its reasonable credit judgment with respect to reserves, any change in the advance rates set forth in the definition of "Borrowing Base" or in any other component thereof or definition applicable thereto or any reduction in the amount of any reserve established on the Closing Date. The Lender, the LC Issuer and any other current of future holder of a Note hereunder shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. Any amendment, waiver, discharge, termination or consent pursuant to this Section shall be effective only in the specific instance and for the specific purpose for which it was given.

      19.2 EFFECTIVE AGREEMENT; BINDING EFFECT. This Agreement shall become effective on the date and as of the time on and as of which: (x) the Borrowers, the Administrative Agent, each Lender and the LC Issuer shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the address specified in Section 19.9. As of such time, this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, each Lender and the LC Issuer, and their respective successors and assigns, except that not Borrower shall have any right to assign its rights hereunder or any interest herein without the prior unanimous written consent of the Administrative Agent, the Lenders and the LC Issuer.

      19.3 COSTS AND EXPENSES. Except as otherwise specifically provided in
Section 9.4 of this Agreement, each Borrower agrees to pay on demand (a) all reasonable costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent) in connection with the preparation, execution, delivery, administration, modification, amendment, forbearance and waiver of this Agreement or the other Loan Documents, and (b) the Administrative Agent, the Lenders and the LC Issuer in connection with the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement or any of the other Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to the Borrowers, this Agreement, or any Event of Default under this Agreement); provided, however, that Lenders who are not acting in the capacity as the Administrative Agent or the LC Issuer shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

      19.4 SURVIVAL OF PROVISIONS. All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the Notes. The provisions of Section 17 and Section 18 of this Agreement shall survive the payment of the Obligations and any other Indebtedness owed by the Borrowers hereunder and the termination of this Agreement (whether by acceleration or otherwise).

      19.5 SHARING OF INFORMATION. Subject to the provisions of Section 17, the Administrative Agent, each Lender and the LC Issuer shall have the right to furnish to its Affiliates, its accountants, its employees, its officers, its directors, its legal counsel, potential participants, and to any governmental agency having jurisdiction over the Administrative Agent, such Lender and the LC Issuer information concerning the business, financial condition, and property of the Borrowers, the amount of the Advances of the Borrowers hereunder, and the terms, conditions and other provisions applicable to the respective parts thereof.

      19.6 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by any Lender or the LC Issuer shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and all such charges payable, contracted for, charged, taken, received or reserved in respect of the Advances of the Lenders or the LC Issuer to the Borrowers shall be equal to the Maximum Lawful Rate.

      19.7 LIMITATION OF LIABILITY. To the extent permitted by applicable law, no claim may be made by any parties hereto against the Administrative Agent, any Lender or the LC Issuer or the Affiliates, directors, officers, employees, agents, attorneys and consultants of any of them, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith. Each of the parties hereto hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      19.8 ILLEGALITY. If any provision in this Agreement or any other Loan Document shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

      19.9 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid,
(b) by facsimile transmission, if confirmed same day in writing by first class mail, (c) by registered or certified mail, postage prepaid and addressed to the parties, or (d) electronic mail. For the purposes of this Agreement, such notices shall be deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent), (iii) if by registered or certified mail, upon the first to occur of actual receipt or the expiration of 72 hours after deposit with the U.S. Postal Service, or (iv) if by electronic mail, when transmitted to an electronic email address (or by another means of electronic delivery; provided, however, that notices from the Borrower -------- ------- Representative to the Administrative Agent, any Lender or the LC Issuer shall not be effective until actually received thereby. Notices or other communications hereunder shall be addressed: if to the Borrower Representative, at the address specified on the signature pages of this Agreement with respect to the Borrower Representative; if to the Administrative Agent, to the Notice Office of the Administrative Agent; if to a Lender, to the Notice Office of such Lender; specified on the signature pages of this Agreement or, if such Lender shall have become a party hereto pursuant to Section 16.2, in the most recent Assignment Agreement to which such Lender is a party; if to the LC Issuer, to the Notice Office of such LC Issuer specified on the signature pages of this Agreement.

      19.10 GOVERNING LAW. This Agreement and the other Loan Documents (including the Administrative Agent Fee Letter) and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Ohio (without giving effect to the conflict of laws rules thereof and except to the extent perfection of the Administrative Agent's security interests and Liens and the effect thereof are otherwise governed pursuant to the UCC or the applicable Law of any foreign jurisdiction).

      19.11 ENTIRE AGREEMENT. This Agreement and the other Loan Documents referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

      19.12 EXECUTION IN COUNTERPARTS; EXECUTION BY FACSIMILE. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR OTHER LOAN DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA

SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE PARTIES CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                             BORROWERS

BORROWERS

                             HAWK CORPORATION

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board, Chief Executive
                                  Officer and President

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio  44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             ALLEGHENY CLEARFIELD, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             FRICTION PRODUCTS CO.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             HAWK MIM, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             HAWK MOTORS, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             HAWK PRECISION COMPONENTS GROUP, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             HELSEL, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             LOGAN METAL STAMPINGS, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             NET SHAPE TECHNOLOGIES LLC

                             By:  Hawk MIM, Inc., its sole member

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy:  216) 621-6536

                             QUARTER MASTER INDUSTRIES, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             SINTERLOY CORPORATION

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             S.K. WELLMAN CORP.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             S.K. WELLMAN HOLDINGS, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             TEX RACING ENTERPRISES, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             WELLMAN PRODUCTS GROUP, INC.

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             WELLMAN PRODUCTS, LLC

                             BY: WELLMAN PRODUCTS GROUP, INC., ITS SOLE MEMBER

                             /s/ Ronald E. Weinberg
                             ----------------------------------------
                             By:  Ronald E. Weinberg
                             Its: Chairman of the Board and Chief Executive
                                  Officer

                             Address for notices:
                             200 Public Square, Suite 1500
                             Cleveland, Ohio 44114-2301
                             Attention: Vice President - Chief Financial Officer
                             Telecopy: (216) 861-4546

                             With a copy to:
                             Kohrman Jackson & Krantz P.L.L.
                             One Cleveland Center, 20th Floor
                             1375 East 9th Street
                             Cleveland, Ohio 44114-1793
                             Attention: Marc C. Krantz, Esq.
                             Telecopy: (216) 621-6536

                             ADMINISTRATIVE AGENT

                             KEYBANK NATIONAL ASSOCIATION
                             as a Administrative Agent

                             /s/ John P. Dunn
                             ----------------------------------------
                             By:  John P. Dunn
                             Its: Vice President

                             Address for Notices:
                             KeyBank National Association
                             Asset Based Lending Department
                             Mail Code OH-01-27-0618
                             127 Public Square, 6th Floor
                             Cleveland, Ohio 44114
                             Attention: Stacey L. Jones
                             Telecopy: (216) 689-3298
                             Email: Stacey_L_Jones@KeyBank.com

                             Payment Office:
                             127 Public Square
                             Cleveland, Ohio 44114
                             Attention: Stacey L. Jones
                             Telecopy: (216) 689-3298

                             LENDERS

                             KEYBANK NATIONAL ASSOCIATION
                             as a Lender

                             /s/ John P. Dunn
                             ----------------------------------------
                             By:  John P. Dunn
                             Its: Vice President

                             Address for Notices:
                             KeyBank National Association
                             Asset Based Lending Department
                             Mail Code OH-01-27-0618
                             127 Public Square, 6th Floor
                             Cleveland, Ohio 44114
                             Attention: Stacey L. Jones
                             Telecopy: (216) 689-3298
                             Email: Stacey_L_Jones@KeyBank.com

                             Payment Office:
                             127 Public Square
                             Cleveland, Ohio 44114
                             Attention: Stacey L. Jones
                             Telecopy: (216) 689-3299

                             LC ISSUER

                             KEYBANK NATIONAL ASSOCIATION
                             as LC Issuer

                             /s/ John P. Dunn
                             ----------------------------------------
                             By:  John P. Dunn
                             Its: Vice President

                             KeyBank National Association
                             Asset Based Lending Department
                             Mail Code OH-01-27-0618
                             127 Public Square, 6th Floor
                             Cleveland, Ohio 44114
                             Attention: Stacey L. Jones
                             Telecopy: (216) 689-3298
                             Email: Stacey_L_Jones@KeyBank.com

                             Payment Office:
                             127 Public Square
                             Cleveland, Ohio 44114
                             Attention: Stacey L. Jones
                             Telecopy: (216) 689-3298

                                     ANNEX I

          CREDIT AND SECURITY AGREEMENT, DATED AS OF NOVEMBER 1, 2004,
  AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LENDERS, AND THE LC ISSUER

                   COMMITMENTS AND PERCENTAGES OF THE LENDERS

                               Revolving Credit          Pro Rata Share
 Name of Lender                   Commitment              (percentage)
    KeyBank                      $30,000,000                  100%
Total Commitment                 $30,000,000

                                    ANNEX I-1

                                    ANNEX II

                                       TO

                          CREDIT AND SECURITY AGREEMENT

                                   DEFINITIONS

            As used in this Agreement and all other Loan Documents, the following Uniform Commercial Code terms shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the UCC: "Account", "Account Debtor", "Certificated Security", "Chattel Paper", "Deposit Account", "Document", "Commodity Account", "Commodity Contract", "Commodity Customer", "Commodity Intermediary", "Control" "Entitlement Holder", "Entitlement Order", "Equipment", "Financial Asset", "Fixture", "General Intangible", "Instrument", "Inventory", "Issuer", "Investment Property", "Lease", "Lessor", "Record", "Proceeds", "Sale", "Secured Party", "Securities Account", "Securities Act", "Securities Intermediary", "Security", "Security Agreement", "Security Certificate", "Security Entitlement", "Security Interest", and "Uncertificated Security".

            As used in this Agreement and all other Loan Documents, the following terms shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) set forth below:

            "ACCUMULATED FUNDING DEFICIENCY" has the meaning ascribed thereto in
      Section 302(a)(2) of ERISA.

            "ACQUISITION" means and includes (i) any acquisition on a going concern basis (by purchase of fee title) of any facility and/or business operated by a Person which is not a Subsidiary of a Borrower and (ii) any acquisition of all or substantially all (but in all cases greater than or equal to fifty percent (50%) or such greater amount as required to acquire majority control) of the outstanding equity or other similar interests in any Person that is not a natural Person (whether by merger, stock purchase, creation of a corporate joint venture or otherwise).

            "ADDITIONAL PLEDGED COLLATERAL" means all shares of, limited and /or general partnership interest in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the Closing Date of this Agreement, as a result of any occurrence, becomes a Subsidiary of a Borrower, or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by a Borrower after the Closing Date; all certificates or other instruments representing any of the foregoing; all Security Entitlements of such Borrower in respect of any of the foregoing; all additional indebtedness from time to time owed to such Borrower by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

            "ADJUSTMENT DATE" means (a) the date, with respect to the last Fiscal Quarter of the Borrower in each Fiscal Year that is the 15th day after the date on which the Borrower delivers the audited financial statements required to be delivered with respect to its Fiscal Year end, commencing with the Fiscal Year ending December 31, 2004, together with the Officer's Certificate required to be furnished by the Borrower with such financial statements pursuant to (and complying with) Section 11.1(e), and (b) the date, with respect to each of the first three Fiscal Quarters of the Borrower in each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2005, that is the 15th day after the date on which the Borrower delivers the financial

                                   ANNEX II-1
      statements required hereunder to be delivered with respect to such Fiscal Quarter, together with the Officer's Certificate required to be furnished by the Borrower with such financial statements pursuant to (and complying with) Section 11.1(e).

            "ADMINISTRATIVE AGENT" means KeyBank, in its capacity as Administrative Agent for the Lenders.

            "ADVANCE ACCOUNT" has the meaning set forth in Section 4.1 of this Agreement.

            "ADVANTAGE" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by a Lender in respect of the Obligations if the payment results in any other Lender's having more than its Pro Rata Share of the Obligations in question.

            "AFFILIATE" means, with respect to a specified Person, any other
      Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person ("control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise), (b) which beneficially owns or holds with power to vote ten percent (10%) or more of any class of the voting stock or similar interest of such Person, (c) ten percent (10%) or more of the voting stock or similar interest of which other Person is beneficially owned or held by such Person, or (d) who is an executive officer or director of such Person or of such other Person.

            "AGREEMENT" means this Credit and Security Agreement and any amendment, supplement or modification, if any, to this Credit and Security Agreement.

            "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the higher of: (a) the rate of interest which is established from time to time by KeyBank at its principal office in Cleveland, Ohio as its "prime rate" or "base rate" in effect, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate (it being agreed that: (i) such rate is not necessarily the lowest rate of interest then available from KeyBank on fluctuating rate loans and (ii) such rate may be established by KeyBank by public announcement or otherwise) and (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (1/2 of 1%) per annum.

            "ALTERNATE BASE RATE ADVANCE" means an Advance, denominated in Dollars which bears interest as provided in Section 6.1 of this Agreement.

            "ALTERNATE BASE RATE BORROWING" means a Borrowing consisting of Alternate Base Rate Advances.

            "ANTI-TERRORISM LAWS" shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

            "APPLICABLE MARGIN" means, with respect to any Borrowing: (i) from the Closing Date until the first Adjustment Date, (x) for the Unused Commitment Fees, 25 bps per annum and (y) for Revolving Credit Borrowings, zero (0) bps with respect to Alternate Base Rate Advances and 175 bps per annum with respect to LIBOR Rate Advances, and (ii) with respect the first Adjustment Date and any subsequent Adjustment Date, the percentage per annum applicable to Alternate Base Rate Borrowings or LIBOR Rate Borrowings, as the case may be, corresponding

                                   Annex II-2
      to the level of the Consolidated Leverage Ratio for the Testing Period ending as of the Fiscal Quarter immediately preceding such Adjustment Date in the table set forth below; provided, however, that notwithstanding clauses (i) and (ii) above, to the extent that either (A) the financial statements or the Officer's Certificate required to be delivered following any Fiscal Quarter under Sections 11.1(b), 11.1(c) and 11.1(d) are not delivered by the due date therefor, or (B) any Event of Default occurs, then the Applicable Margin shall be, from and after such due date or the date of such Event of Default (as applicable) until the date on which such financial statements and Officer's Certificate are delivered or such Event of Default is no longer continuing (as applicable), the per annum percentages set forth in Level IV; provided, further, however, that nothing in herein shall limit the applicability of Section 6.1(c) with respect to the imposition of a default rate of interest.

Level    Consolidated Leverage        Alternate Base     LIBOR Rate Margin           Unused
                 Ratio               Rate Margin (bps)         (bps)             Commitment Fee
                                                                                  Margin (bps)
  I      <3.00 to 1.00                     0 bps              150 bps                25 bps

 II      > or = 3.00 to 1.00 but           0 bps              175 bps                25 bps
         < 4.00 to 1.00

 III     > or = 4.00 to 1.00 but           0 bps              200 bps                25 bps
         < 4.75 to 1.00

 IV      > or = 4.75 to 1.00               0 bps              225 bps                25 bps

            "APPROVED FUND" means any Fund that is administered or managed by
      (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "APPROVED SECURITIES INTERMEDIARY" means a Securities Intermediary or Commodity Intermediary selected or approved by the Administrative Agent and with respect to which a Borrower has delivered to the Administrative Agent an executed Control Account Letter.

            "ASSUMED TAX RATE" means, for or in respect of any Tax Period (as defined in the definition of "Permitted Tax Distribution"), fifty percent (50%).

            "BLOCKED ACCOUNT" means a Deposit Account established with a bank acceptable to the Agent by a Borrower in its respective name pursuant to a Deposit Account Agreement and to which only the applicable depository bank and the Administrative Agent have access pursuant to Section 5.1 of this Agreement.

            "BLOCKED PERSON" shall have the meaning assigned to such term in
      Section 10.19 hereof.

            "BORROW" means to obtain a Borrowing.

                                   Annex II-3

            "BORROWER GUARANTEED OBLIGATIONS" has the meaning set forth in
      Section 15.1.

            "BORROWER GUARANTOR" means any Borrower with respect to the Obligations owing to the Lenders by the other Borrowers.

            "BORROWER GUARANTY" means the joint and several obligation of each Borrower Guarantor to pay the Obligations of the other Borrowers pursuant to Section 15 of this Agreement.

            "BORROWER REPRESENTATIVE" means Hawk Corporation, a Delaware corporation.

            "BORROWERS" means collectively, Hawk Corporation, a Delaware corporation, Allegheny Clearfield, Inc., a Pennsylvania corporation, Friction Products Co., an Ohio corporation, Hawk MIM, Inc., an Ohio corporation, Hawk Motors, Inc., a Delaware corporation, Hawk Precision Components Group, Inc., an Ohio corporation, Helsel, Inc., a Delaware corporation, Logan Metal Stampings, Inc., an Ohio corporation, Net Shape Technologies LLC, a Delaware limited liability company, Quarter Master Industries, Inc., a Delaware corporation, Sinterloy Corporation, a Delaware corporation, S.K. Wellman Corp., a Delaware corporation, S.K. Wellman Holdings, Inc., a Delaware corporation, Tex Racing Enterprises, Inc., a Delaware corporation, Wellman Products Group, Inc., an Ohio corporation, and Wellman Products, LLC, an Ohio limited liability company.

            "BORROWING" means an Advance made by the Lenders on a single date.

            "BORROWING BASE" means, at any date of determination, the sum of the following:

            (a) up to eighty-five percent (85%) of the aggregate amount of Eligible Accounts minus any applicable Dilution Reserve;

                  plus

            (b)   the lesser of:

                  (1) up to sixty percent (60%) of the amount of Eligible Inventory which consists of raw materials and finished goods plus the lesser of (i) up to twenty-five percent (25%) of Eligible Inventory which consists of work-in-process or (ii) Three Million Dollars ($3,000,000)

                  and

                  (2) Seventeen Million Five Hundred Thousand Dollars ($17,500,000);

                  minus

            (c)   the Reserve Amount.

For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less, without duplication, any and all returns, rebates, discounts (which may, at the Administrative Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, and (2) the net amount of Eligible Inventory shall be determined on a first-in, first-out, lower of historical cost or market basis (and will exclude any write up resulting from purchase accounting treatment) in accordance with GAAP.

                                   Annex II-4

            "BORROWING BASE CERTIFICATE" has the meaning specified in Section 9.5(i) of this Agreement.

            "BUSINESS DAY" means (i) a day of the year on which the Lender is not required or authorized to close in the city in which the applicable Payment Office of the Lender is located and (ii) if the applicable Business Day relates to LIBOR Rate Advances, a day of the year which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London.

            "CAPITAL EXPENDITURES" means those expenses or lease obligations which should be capitalized in accordance with GAAP.

            "CAPITALIZED LEASES" means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

            "CASH COLLATERAL ACCOUNT CONTROL LETTER" has the meaning specified in Section 5.1 of this Agreement and further specifically means a letter agreement, substantially in the form of Exhibit O (with such changes as may be agreed to by the Administrative Agent), executed by the Borrower, acknowledged and agreed to by the Lockbox Bank, and accepted by the Administrative Agent, and regarding the Lockbox and the Collection Account maintained by the Lockbox Bank for the Borrower.

            "CASH CONCENTRATION ACCOUNT" means (i) that certain Deposit Account, account number 359681155636, maintained by the Borrowers at KeyBank for the benefit of Administrative Agent or (ii) such other Deposit Account as the Administrative Agent may designated from time to time by written notice to the Borrower Representative as being the Cash Concentration Account.

            "CASH CONTROL ELECTION" means the election by the Administrative Agent made after the occurrence and during the continuance of a Cash Control Event to elect to exercise direct dominion over Collections by notice to the Borrower Representative and applicable Lockbox Banks of such election; provided, however, that a Cash Control Election shall cease to be effective after the cure or waiver of any Cash Control Event pursuant to the terms hereof if no Event of Default occurs within the three (3) consecutive calendar month period after such cure or waiver; provided further, however, that any Cash Control Election that was based in whole or in part on the occurrence of an Event of Default arising from Borrowers' failure to comply with any of the covenants contained in
      Section 11.4 of the Credit Agreement shall cease to be effective after waiver of such Cash Control Event pursuant to the terms hereof if no Event of Default occurs within the three (3) consecutive calendar month period after such waiver and the Borrowers has delivered financial statements to the Lenders pursuant to Section 11.1(b) which evidence that Borrowers have complied with each of the covenants contained in Section 11.4 of the Credit Agreement for the Fiscal Quarter ending immediately after the waiver of such Cash Control Event.

            "CASH CONTROL EVENT" means (i) the occurrence of any Event of Default or (ii) the Borrowers' Excess Availability shall be less than Ten Million Dollars ($10,000,000) for a period of two consecutive Business Days pursuant to which Administrative Agent may elect to exercise direct dominion over Collections.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq.

            "CERTIFICATE OF EXEMPTION" shall have the meaning set forth in
      Section 18.3(c)(i) of this

                                   Annex II-5

      Agreement.

            "CHANGE OF CONTROL" means any of the following:

            (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13-d promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then outstanding shares of common stock of Hawk Corporation (the "Outstanding Hawk Corporation Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of Hawk Corporation entitled to vote generally in the election of directors (the "Outstanding Hawk Corporation Voting Securities"), excluding, however, the following acquisitions of Outstanding Hawk Corporation Common Stock and Outstanding Hawk Corporation Voting Securities: (A) any acquisition by Hawk Corporation or any entity directly or indirectly controlled by Hawk Corporation, and (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Hawk Corporation or any entity directly or indirectly controlled by Hawk Corporation, and (C) any acquisition by any of Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz or any "group" (as defined in Rule 13d-5 of the Securities Exchange
      Act) consisting of any or all of the foregoing or their heirs;

            (b) individuals who constitute the Board of Directors of Hawk Corporation (the "Hawk Corporation Board") , as of the Closing Date (the "Incumbent Board") cease for any reason to constitute at least a majority of such Hawk Corporation Board; provided, however, that any individual who becomes a member of such Hawk Corporation Board subsequent to the Closing Date whose election, or nomination for election by Hawk Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board and but provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Hawk Corporation Board shall not be so considered as a member of the Incumbent Board;

            (c) violates any "change of control" or similar provision in any agreement entered into by a Borrower in connection with the Senior Notes and the Senior Notes Indenture; or

            (d) any "change of control" or "mandatory repurchase" event based on change of control or similar provision in any document entered into by a Borrower in connection with the Senior Notes and the Senior Note Indenture becomes operative, effective or triggered.

            "CHARTER DOCUMENTS" means, as to any Person (other than a natural person), the charter, certificate or articles of incorporation, by-laws, regulations, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, or other similar organizational or governing documents of such Person.

            "CLOSING DATE" means the date and the time as of which any initial Revolving Credit Borrowings are advanced under this Agreement.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COLLATERAL" means all assets of the Borrowers in which a security interest or Lien is granted to the Administrative Agent for the benefit of the Lenders pursuant to Section 8.1 hereof or any other Loan Document to secure repayment of the Obligations and all other property of the Borrowers in which a Lien is granted to the Administrative Agent for the benefit of the Lenders to secure repayment of the Obligations; provided, however, that in no event shall any Borrower

                                   Annex II-6
      be required to pledge more than sixty-five percent (65%) of voting power of all classes of the capital stock of a Subsidiary that is not a Domestic Subsidiary and provided further that in no event shall any Borrower be required to cause the pledge of any capital stock of any Subsidiary of any Foreign Subsidiary.

            "COLLECTION ACCOUNT" means a Deposit Account established by the Borrowers with one or more other Lockbox Banks which may be reasonably acceptable to the Administrative Agent in the name of the Borrowers, pursuant to a Deposit Account Agreement and: (i) to which account after the occurrence of a Cash Control Event which is continuing and receipt of notice from the Administrative Agent to the Lockbox Bank pursuant to the Deposit Account Control Letter, only the Lockbox Bank and Administrative Agent shall have access pursuant to Section 5.1 of this Agreement and (ii) which account shall not be a payroll account.

            "COLLECTIONS" means all payments to a Person from Account Debtors in respect of Accounts, Chattel Paper, and General Intangibles owing to such Person.

            "CONSOLIDATED AMORTIZATION EXPENSE" means, with respect to a Person, for any period, all amortization expenses with respect to the General Intangibles of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP, including, without duplication, amortization realized as the result of the tender offer contemplated in Hawk Corporation's Offer to Purchase and Consent Solicitation Statement dated September 30, 2004.

            "CONSOLIDATED CAPITAL EXPENDITURES" means, with respect to a Person for any period, all Capital Expenditures of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CASH FLOW COVERAGE RATIO" means, with respect to a Person, for any Testing Period, the ratio of (x) the sum of Consolidated EBITDA of such Person and its consolidated Subsidiaries for such period less Unfunded Capital Expenditures of such Person and its consolidated Subsidiaries for such period less Consolidated Cash Income Tax Expense of such Person and its consolidated Subsidiaries for such period less, with respect to Hawk Corporation, Distributions paid in cash by such Person to
      (y) the sum, without duplication, of Consolidated Cash Interest Expense of such Person and its consolidated Subsidiaries for such period plus regularly scheduled cash principal payments on Indebtedness (other than the Revolving Credit Advances) of such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CASH FLOW COVERAGE RATIO TESTING EVENT" means any time that the Borrowers' Excess Availability has fallen below Ten Million Dollars ($10,000,000).

            "CONSOLIDATED CASH INCOME TAX EXPENSE" means, with respect to a Person, for any period, without duplication, all taxes (based on the net income of such Person and its consolidated Subsidiaries) paid in cash during such period (including, without limitation, any additions to such taxes and any penalties and interest with respect thereto and net of any tax refunds received during such period), all as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED CASH INTEREST EXPENSE" means, with respect to a Person, for any period, (a) the amount of interest expense of such Person and its consolidated Subsidiaries during such period paid in cash during such period, as determined on a consolidated basis in accordance with GAAP, plus (b) the interest payment portion of any Capitalized Lease rental payment of such Person and its consolidated Subsidiaries paid in cash during such period, as determined on a consolidated basis in accordance with GAAP, less (c) interest income received in cash or accrued during such period, as determined on a consolidated basis in accordance with GAAP.

                                   Annex II-7

            "CONSOLIDATED DEPRECIATION EXPENSE" means, with respect to a Person, for any period, all depreciation expenses of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED EBIT" means, with respect to a Person, for any period,
      (a) Consolidated Net Income of such Person and its consolidated Subsidiaries for such period; plus (b) the sum (without duplication) of the amounts taken into account for such period in determining such Consolidated Net Income of (i) Consolidated Interest Expense of such Person and its consolidated Subsidiaries for such period, (ii) Consolidated Income Tax Expense of such Person and its consolidated Subsidiaries for such period, (iii) amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries for such period, (iv) non-cash gains and losses in respect of unrealized foreign exchange obligations for such period and (v) extraordinary and other non-recurring non-cash losses and charges for such period; less (c) gains on sales of assets (other than sales of Inventory in the ordinary course of business of such Person or its consolidated Subsidiaries) and other extraordinary gains and other non-recurring non-cash gains; all as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED EBITDA" means, with respect to a Person, for any period, (a) Consolidated EBIT of such Person and its consolidated Subsidiaries for such period; plus (b) the sum (without duplication) of the amounts taken into account for such period in determining such Consolidated EBIT of (i) Consolidated Depreciation Expense of such Person and its consolidated Subsidiaries for such period, (ii) Consolidated Amortization Expense with respect to of such Person and its consolidated Subsidiaries for such period, and (iii) any non-cash losses in respect of the write-off of equipment by such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to a Person, for any period, all taxes (based on the net income of such Person and its consolidated Subsidiaries) paid in cash or accrued during such period (including, without limitation, any penalties and interest with respect thereto and net of any tax refunds received during such period), all as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to a Person, without duplication, for any period, (a) the amount of interest expense of such Person and its consolidated Subsidiaries during such period paid in cash or accrued during such period, all as determined on a consolidated basis in accordance with GAAP, plus (b) the interest payment portion of any Capitalized Lease rental payment of such Person and its consolidated Subsidiaries paid in cash or accrued during such period, as determined on a consolidated basis in accordance with GAAP, less (c) interest income received in cash or accrued during such period, as determined on a consolidated basis in accordance with GAAP, less (d) the deferred financing cost of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED LEVERAGE RATIO" means, with respect to a Person, for any Testing Date, the ratio of: (x) the Consolidated Total Funded Debt of such Person and its consolidated Subsidiaries for such period then ending to (y) the Consolidated EBITDA of such Person and its consolidated Subsidiaries for such period then ending.

            "CONSOLIDATED NET INCOME" means, with respect to a Person, for any period, the net income (or loss) of such Person and its consolidated Subsidiaries for such period (after taxes and extraordinary items) taken as a single accounting period determined on a consolidated basis in conformity with GAAP; provided, however, that there shall be excluded from Consolidated Net Income of the Borrowers and their consolidated
      Subsidiaries: (i) the income, (or loss) of any entity (other than the consolidated Subsidiaries of the Borrowers) in which the Borrowers or any

                                   Annex II-8
      such consolidated Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrowers or any of its consolidated Subsidiaries during such period, and
      (ii) the income of any Subsidiary of the Borrowers or any of its consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

            "CONSOLIDATED TOTAL FUNDED DEBT" means, with respect to a Person, at any date of determination, without duplication and net of cash on hand if no Revolving Credit Advances are outstanding hereunder, all Indebtedness of such Person and its consolidated Subsidiaries which consists of: (a) Indebtedness for Borrowed Money, (b) bonds, notes, debentures and similar debt securities, (c) the deferred purchase price of capital assets or services (other than trade accounts payable and accrued expenses in the ordinary course of business) which in accordance with GAAP would be shown on the liability side of a consolidated balance sheet of such Person and its consolidated Subsidiaries, (d) all Capitalized Leases, (e) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all synthetic leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes), (f) all net obligations of such Person under hedge or swap agreements, (g) the full outstanding value of trade accounts receivable sold with full or limited recourse (other than sales of delinquent accounts receivable for collection purposes), and (h) the stated value, or liquidation value (if higher), of all redeemable equity securities of such Person; all as determined on a consolidated basis in accordance with GAAP.

            "CONTROL ACCOUNT" means a Securities Account or Commodity Account maintained by a Borrowers with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

            "CONTROL ACCOUNT LETTER" means a letter agreement, substantially in the form of Exhibit L (with such changes as may be agreed to by the Lender), executed by a Borrower and the Administrative Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

            "CREDIT EVENT" means: (a) the making of a Revolving Credit Advance by any Lenders or (b) the issuance of any Letter of Credit by the LC Issuer and the participation by the Lenders in the risk thereof.

            "CREDIT REQUEST" means a request for a Revolving Credit Borrowing made in accordance with Section 3.1, in the form attached hereto as Exhibit B-1 and incorporated herein by reference.

            "DEEMED CREDIT REQUEST" has the meaning specified in Section 3.3 of this Agreement.

            "DEFAULT UNDER ERISA" means: (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any Employee Benefit Plan within the scope of Section 302(a) of ERISA, or (b) any failure by the Borrowers or any Subsidiary thereof to make a full and timely payment of premiums required by Section 4001 of ERISA in respect of any Employee Benefit Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064, 4069, 4201, 4217 or 4243 of ERISA in
      respect of any Employee Benefit Plan, or (d) the occurrence or existence of any material breach of any other law or regulation in respect of any such Employee Benefit Plan, or (e) the institution or existence of any action for the forcible termination of any such Employee Benefit Plan which is within the scope of Section 4001(a)(3) or (15) of ERISA.

                                   Annex II-9

            "DEFAULTING LENDER" means any Lender with respect to which a Lender Default is in effect.

            "DEPOSIT ACCOUNT AGREEMENT" has the meaning set forth in Section 5.1 of this Agreement.

            "DEPOSIT ACCOUNT CONTROL LETTER" has the meaning set forth in
      Section 5.1 of this Agreement.

            "DESIGNATED HEDGE AGREEMENT" means any Hedge Agreement to which a Borrower is a party which, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that credit exposure of the counterparty thereunder will be entitled to share in the benefits of the grant of security interests by the Borrower set forth in Section 8.1 of this Agreement under Designated Hedge Agreements.

            "DESIGNATED HEDGE CREDITOR" means the counterparty to any Hedge Agreement to which a Borrower is a party which has been designated by the Administrative Agent in accordance with this Agreement as a Designated Hedge Agreement.

            "DESIGNATED HEDGE OBLIGATIONS" means the obligations of a Borrower to the Designated Hedge Creditor under any Designated Hedge Agreement.

            "DILUTION" means, as of any date of determination, the total of all non-cash deductions from Accounts by Account Debtors of the Borrowers, other than those deductions arising from payment of such Accounts, and includes, without limitation, deductions arising from credit memos, returns, discounts, bad debts, and all other deductions, expressed as a percentage of cash collections plus dilutive items, as determined by the Administrative Agent in the good faith exercise of its reasonable credit judgment.

            "DILUTION RESERVE" means, as of each date of determination thereof, the Dilution Reserve Percentage times the amount of the Eligible Accounts of the Borrowers.

            "DILUTION RESERVE PERCENTAGE" means, as of each date of determination thereof, the percentage by which Dilution exceeds five percent (5%) as determined by the Administrative Agent from time to time in the good faith exercise of its reasonable credit judgment. The Dilution Reserve Percentage as of the Closing Date is zero percent (0%). The Administrative Agent may, in its reasonable discretion, adjust the Dilution Reserve Percentage to reflect any changes in Dilution which are demonstrated by any field examination of the Borrowers' Accounts by the Administrative Agent.

            "DISCLOSURE SCHEDULE" means the schedule which is attached hereto as Annex IV and is incorporated into this Agreement.

            "DISTRIBUTION" means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of a Borrower) given by a Borrower for the purchase, acquisition, redemption or retirement of any capital stock (whether added to treasury or otherwise) of such Borrower or as a dividend, return of capital or other distribution in respect of the capital stock of such Borrower.

            "DOLLARS" and the sign "$" each means lawful money of the United States.

            "DOMESTIC SUBSIDIARY" means (i) any direct Subsidiary of a Borrower that is organized under the Laws of any state of the United States or the District of Columbia and (ii) any direct or indirect Subsidiary of another Domestic Subsidiary which is not a Foreign Subsidiary.

                                  Annex II-10

            "ELIGIBLE ACCOUNTS" means the Accounts of a Borrower which are comprised of a right to payment for goods sold or leased or for services rendered, but, by way of example and not limitation, excluding Accounts which:

                  (a) other than Retail Accounts, remain unpaid more than ninety
                  (90) days after the original date of invoice or sixty (60) days from the date payment is due (provided that (i) with respect to Accounts approved in writing by the Administrative Agent that arise during the period from October 1st through June 30th of each year and that by their terms are due and payable in full within ninety (90) days after the sale of goods or the rendering of services giving rise to such Account, such Accounts shall be considered Eligible Accounts; and (ii) that the Administrative Agent may from time to time, in its reasonable discretion, elect to treat certain other Accounts that are the subject of normal seasonal dating terms programs as Eligible Accounts; provided that in the case of clauses (i) and (ii) such Accounts are otherwise Eligible Accounts);

                  (b) have arisen from services performed by the Borrower to or for the Account Debtor outside the ordinary course of business;

                  (c) have arisen from the sale by the Borrower of goods where such goods have not been shipped or delivered to the Account Debtor;

                  (d) have arisen from transactions which are not complete, are not bona fide, or require further acts on the part of the Borrower to make such Account payable by the Account Debtor;

                  (e) have arisen in connection with sales of goods which were shipped or delivered to the Account Debtor on other than an absolute sale basis, such as shipments or deliveries made on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

                  (f) have arisen in connection with sales of goods which were, at the time of sale thereof, subject to any Lien, except the security interest in favor of the Administrative Agent created by the Loan Documents;

                  (g) are subject to any provision prohibiting assignment or requiring notice of or consent to such assignment;

                  (h) are subject to any Lien other than the Lien in favor of the Administrative Agent or as permitted by Section 11.3(d)
                  (A) or (E);

                  (i) are subject to any asserted setoff, counterclaim, defense, chargeback, allowance, dispute, or adjustment to the extent thereof, or have arisen in connection with the sale of goods which have been returned, rejected, repossessed, lost or damaged to the extent of such return;

                  (j) are owed from an Account Debtor of which the Borrower has received notice that such Account Debtor is the subject of Financial Impairment or has suspended normal business operations, dissolved, liquidated or terminated its existence;

                  (k) are owed by any Account Debtor located in New Jersey or Minnesota unless the Borrower has filed all legally required Notice of Business Activities Reports with the New Jersey Department of Taxation or the Minnesota

                                  Annex II-11

                  Department of Revenue, respectively;

                  (l) are evidenced by Chattel Paper or any Instrument of any kind (including, without limitation, any promissory notes);

                  (m) are Accounts with respect to which any of the representations, warranties, covenants and agreements contained in this Agreement or any of the Loan Documents are not or have ceased to be complete and correct or have been breached;

                  (n) are Accounts with respect to which the Administrative Agent does not have a first priority, perfected security interest;

                  (o) represent a progress billing or have had the time for payment extended by the Borrower without the consent of the Administrative Agent (for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement);

                  (p) are owed by a Person that is not a citizen of or organized under the laws of the United States or any State or are owed by any Person located outside of the United States unless (i) such Accounts are owed by an Account Debtor located in Canada and the Administrative Agent has a first priority lien perfected to its satisfaction in such Accounts, (ii) payment of such Accounts is guaranteed by a letter of credit in form and substance and issued by a financial institution satisfactory to the Administrative Agent, in its reasonable discretion, and which has been transferred or assigned to the Administrative Agent as security for the Obligations, or (iii) such Accounts are insured by the Export Import Bank of the United States and sold to KeyBank pursuant to a factoring arrangement, the terms of which are in form and substance satisfactory to the Administrative Agent (provided, however, that only ninety-five percent (95%) of such Accounts shall qualify as Eligible Accounts);

                  (q) are owed by the United States or any department, agency, or instrumentality thereof unless the Borrower has complied with the Federal Assignment of Claims Act in respect of the Administrative Agent's security interest therein as granted hereunder;

                  (r) are owed by any State or any department, agency, or instrumentality thereof unless the Borrower has complied with any applicable statutory or regulatory requirements thereof in respect of the Administrative Agent's security interest therein as granted hereunder;

                  (s) are owed by an Affiliate of the Borrower;

                  (t) with respect to Retail Accounts (i) are not outstanding more than one hundred fifty (150) days from the dates of their original invoice dates (provided however, that the Retail Accounts with respect to the initial stocking order by S.K. Wellman Corp. customer nos. 30174 and 30178 may be outstanding until February 15, 2005) or sixty (60) days from their payment due dates or are otherwise not considered Eligible Accounts, or (ii) and do not exceed Three Million Dollars ($3,000,000) in the aggregate.

                                  Annex II-12

                  (u) are owed by an Account Debtor with respect to which more than twenty-five percent (25%) of the balances then outstanding on Accounts owed by such Account Debtor and its Affiliates to the Borrower has remained unpaid for more than ninety (90) days from the dates of their original dates (or one hundred fifty (150) days with respect to Retail Accounts or until February 15, 2005 with respect to the initial stocking order by S.K. Wellman Corp. customer nos. 30174 and 30178) of invoice or sixty (60) days from the payment due date, as applicable;

                  (v) when added to any and all other Accounts of the Account Debtor thereof owing to the Borrower, produce aggregate indebtedness from any such Account Debtor in excess of twenty percent (20%) of the Eligible Accounts of the Borrowers, to the extent of such excess; or

                  (w) are, in the Administrative Agent's good faith exercise of its reasonable credit judgment as provided in Section 2.1(c) hereof, Accounts of an Account Debtor which Account Debtor is deemed to be an unacceptable credit risk or Accounts which are otherwise deemed unacceptable or ineligible. In exercising such judgment, the Administrative Agent may consider without limitation the following factors or circumstances (i) the financial and business condition of the Borrower, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes material to any concentration of risk with respect to Accounts, (iv) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect, (v) history of charge-backs or other credit adjustments, and (vi) any other factors that change or could reasonably be expected to materially change the credit risk of lending to the Borrower on the security of the Accounts. The Administrative Agent shall use reasonable efforts to notify the Borrower of any such determination under this clause (w), but shall not be liable for any damages arising out of any failure to so notify the Borrower.

            "ELIGIBLE ASSIGNEE" means any of the following Persons: (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) the L/C Issuer, and (iii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, "Eligible Assignee" shall not include any Borrower or any of the Borrowers' Affiliates or Subsidiaries and; provided, further, that, notwithstanding the foregoing, a Person shall only be an "Eligible Assignee" if (i) such Person shall have complied with the requirements of Section 18.3(c), and (ii) the assignment to or participation of such Person shall not constitute a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

            "ELIGIBLE INVENTORY" means the Inventory of a Borrower, but, by way of example and not limitation, excluding Inventory which:

                  (a) consists of (i) damaged, defective, unmerchantable, spoiled or unsalable items or (ii) reserves associated with slow-moving Inventory as determined by the Borrowers based on the Borrowers reserve policies as applied on a consistent basis as verified by any field examinations of the Borrowers' Inventory;

                  (b) consists of goods (i) not held for sale, such as any labels, any maintenance items, any supplies and packaging or
                  (ii) any Inventory used in connection with research and development;

                  (c) are subject to any Lien other than the Lien in favor of the Administrative

                                  Annex II-13

                  Agent or as permitted by Section 11.3(d)(A) or (E);

                  (d) is not subject to a first priority, perfected security interest in favor of the Administrative Agent;

                  (e) is located at a location not owned by the Borrower, or at a location owned by the Borrower with respect to which location a Person other the Administrative Agent has a first priority mortgage Lien thereon and for which the Borrower has not delivered to the Administrative Agent an appropriate landlord or warehouseman's waiver, in form, and substance reasonably satisfactory to the Administrative Agent;

                  (f) is held for return to vendor;

                  (g) is in the possession of a bailee or other third Person (other than a consignee) including Inventory held by a third party for processing or Inventory purchased by but not yet delivered to the Borrower and for which the Borrower has not delivered to the Administrative Agent an appropriate bailee's waiver, in form and substance reasonably satisfactory to the Administrative Agent;

                  (h) is Inventory of the Borrower held by a third Person on consignment or is held by or placed into the possession of a third Person for sale or display by that Person;

                  (i) is located outside of the United States; except, that Inventory located in Canada shall not be excluded from Eligible Inventory under this clause (i) unless the Administrative Agent's security interest therein is not able to be perfected by filing;

                  (j) is processed or purchased pursuant to any contract with the United States government, any agency or instrumentality thereof or prime contractor thereof, which contract provides for progress or advance payments to the extent such Inventory is identified to such contract; or

                  (k) is, in the Administrative Agent's good faith exercise of its reasonable credit judgment as provided is Section 2.1(c) hereof, Inventory which is otherwise deemed ineligible. In exercising such judgment, the Administrative Agent may consider without limitation the following factors or circumstances (i) the financial and business condition of the Borrower, (ii) material changes in demand for, and changes in pricing of, Inventory, (iv) changes material to any concentration of risk with respect to Inventory, (v) any other factors or circumstances that will or could reasonably be expected to have a Material Adverse Effect, and (vi) any other factors that change or could reasonably be expected to materially change the credit risk of lending to the Borrower on the security of the Inventory. The Administrative Agent shall use reasonable efforts to notify the Borrower of any such determination under this clause (k), but shall not be liable for any damages arising out of any failure to so notify the Borrower.

            "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in Section 3 of ERISA of a Borrower or any of its ERISA Affiliates or any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or any "pension plan" as defined in Section 3(2) of ERISA or any "welfare plan" as defined in Section 3(1) of ERISA.

            "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial

                                  Annex II-14
      actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, investigations, proceedings alleging non-compliance with or liabilities under any Environmental Law or any Environmental Permit, instituted by any Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

            "ENVIRONMENTAL LAWS" means any applicable federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment, including (but not limited to) applicable provision of CERCLA, RCRA, the Hazardous Materials Transportation Act, 49 USC Sections 1801 et seq., the Federal Water Pollution Control Act (33 USC Sections 1251 et seq.), the Toxic Substances Control Act (15 USC Sections 2601 et seq.) and the Occupational Safety and Health Act (29 USC Sections 651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency and which govern: (a) the existence, cleanup and/or remedy of contamination on property; (b) the emission or discharge of Hazardous Materials into the environment; (c) the control of hazardous wastes; (d) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (e) the maintenance and development of wetlands.

            "ENVIRONMENTAL PERMITS" means all permits, approvals, certificates, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.

            "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and in the event of any amendment affecting any Section thereof referred to in this Agreement, that reference shall be a reference to that Section as amended, supplemented, replaced or otherwise modified.

            "ERISA AFFILIATE" means, with respect to any Person, any other Person that is under common control with such Person within the meaning of
      Section 4001(a)(14) of ERISA, or is a member of a group which includes such Person and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code. In addition, for provisions of this Agreement that relate to Section 412 of the Internal Revenue Code, the term "ERISA Affiliate" of any Person shall mean any other Person aggregated with such Person under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

            "ERISA REGULATOR" means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Employee Benefit Plan.

            "EUROCURRENCY RESERVE PERCENTAGE" means, for any Interest Period in respect of any LIBOR Rate Advance, as of any date of determination, the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentages shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Lender may

                                  Annex II-15
      be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Rate Advances is determined or any category of extension of credit or other assets that include the LIBOR Rate Advances. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Rate Advances shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to the Lender under said Regulation D.

            "EVENT OF DEFAULT" has the meaning specified in Section 12 of this Agreement.

            "EXCESS AVAILABILITY" means, as of any date of determination, the excess, if any, of the (x) lesser of (A) an amount equal to the Borrowing Base of the Borrowers at such time or (B) the amount of the Lender's Revolving Credit Commitment in effect at such time minus (y) the sum of the aggregate amount of Revolving Credit Advances of the Lenders outstanding at such time plus, without duplication, the aggregate LC Exposure of the Lenders at such time.

            "EXCLUDED PROPERTY" means:

                  (a) any permit, lease, license, contract or agreement held by a Borrower or any Subsidiary (in each case as otherwise permitted by this Agreement) that validly prohibits the creation by such Borrower or such Subsidiary of a security interest therein;

                  (b) all Equipment and Fixtures now or hereafter owned or
            leased by a Borrower or any Subsidiary;

                  (c) all Properties now or hereafter owned or leased by a
            Borrower or any Subsidiary; and

                  (d) the proceeds of the split-dollar life insurance policies maintained by Hawk Corporation with respect to Norman C. Harbert and Ronald E. Weinberg to the extent such proceeds are payable to Norman
            C. Harbert, Ronald E. Weinberg or their respective estates or beneficiaries.

      and in the case of clause (a) above, only to the extent, and for so long as, such permit, lease, license, contract or other agreement, validly prohibits the creation of a Lien in such property in favor of the Lender and, upon the termination of such prohibition (howsoever occurring), such permit, lease, license, contract or other agreement shall cease to be "Excluded Property".

            "EXECUTIVE ORDER NO. 13224" means the Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, as the same has been or hereafter may be renewed, extended, amended or replaced.

            "EXISTING CREDIT FACILITY" means the Indebtedness under the Existing Credit Facility. means that certain Credit Agreement, dated as of October 18, 2002, as amended or supplemented from time to time, among Hawk Corporation, and certain of its Domestic Subsidiaries from time to time party thereto, as Borrowers and Guarantors, the lending institutions party hereto, as Lenders, J.P. Morgan Business Credit Corp., as Advisor, JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, Issuing Bank and Arranger, PNC Bank, National Association, as a Documentation Agent, and Fleet Capital Corp., as a Documentation Agent.

            "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the

                                  Annex II-16

      Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "FINANCIAL IMPAIRMENT" means, in respect of a Person, the distressed economic condition of such Person manifested by any one or more of the following events:

                  (a) the discontinuation of the business of the Person, unless such discontinuation is part of a consolidation, or sale permitted by Section 11.3(a) hereof;

                  (b) the Person generally ceases or is generally unable or
            admits in writing its inability, generally, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;

                  (c) the assignment by the Person for the benefit of creditors;

                  (d) the voluntary institution by the Person of, or the consent granted by the Person to the involuntary institution of (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting: (i) the jurisdiction of the forum or
            (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

                  (e) the voluntary application by the Person for or consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for the Person or (ii) of or for all or any substantial part of the Person's property; or

                  (f) the commencement or filing against a Person, without such
            Person's application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any Federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and, in any such case, either (i) such proceeding or petition shall continue undismissed for sixty (60) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered; or

                  (g) in the case of a Person which is an Account obligor, any judgment, writ, warrant of attachment, execution, or similar process is issued or levied against all or any substantial part of such Person's property and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after it is issued, levied or rendered.

            "FINANCIAL PROJECTIONS" has the meaning specified in Section 10.14(b) of this Agreement.

                                  Annex II-17

            "FISCAL MONTH" means any of the twelve consecutive monthly fiscal accounting periods collectively forming a Fiscal Year of the Borrowers.

            "FISCAL QUARTER" means any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of the Borrowers.

            "FISCAL YEAR" means the Borrowers' regular annual accounting period for federal income tax purposes ending December 31.

            "FOREIGN LENDER" has the meaning specified in Section 18.3(c)(i) of this Agreement.

            "FOREIGN SUBSIDIARY" means (i) any Subsidiary of a Borrower that is not organized under the laws of any state of the United States or the District of Columbia and (ii) any direct or indirect Subsidiary of any Subsidiary described in clause (i) of this definition.

            "FOREIGN TRADE BALANCES" means the amount of trade accounts payable by any Foreign Subsidiaries to any Borrower in existence on the Closing Date and as at any time outstanding thereafter based on repayment and issuance of new trade accounts payable as permitted by Section 11.3(e)(C) of this Agreement.

            "GAAP" means generally accepted accounting principles of the U.S. consistent with those applied in the preparation of the financial statements referred to in Section 11.1 of this Agreement and otherwise consistently applied.

            "GUARANTOR" means a Person who pledges his credit or property in any manner for the payment or other performance of Indebtedness, agreements or other obligation of another Person including, without limitation, any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the account of another Person, any surety, any co-maker, any endorser, and any Person who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another Person to prevent or correct a default of any kind.

            "GUARANTY" means the obligation of a Guarantor.

            "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligation of such Person guaranteeing any Indebtedness ("primary Indebtedness") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether contingent or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; provided, however, that the term "Guaranty Obligations" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "HAZARDOUS MATERIAL" means and includes: (a) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable,

                                  Annex II-18

      (b) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, or (c) any hazardous or toxic waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws.

            "HEDGE AGREEMENT" means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement, or similar agreement or arrangement designed to protect against fluctuations in interest rates as well as (ii) any foreign exchange, option or similar derivative agreement designed to protect against fluctuations in foreign exchange rates.

            "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) Indebtedness for Borrowed Money, (b) obligations to pay the deferred purchase price of property or services (other than accrued liabilities incurred in the ordinary course of business), (c) Capital Expenditures or other obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases,
      (d) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (e) obligations secured by any Lien on the properties or assets of the Person, (f) obligations of such Person in respect of currency or interest rate swap or comparable transactions and (g) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

            "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any Person, without duplication, all obligations of such Person for money borrowed including, without limitation, all notes payable, drafts accepted representing extensions of credit, obligations evidenced by bonds, debentures, Notes or other similar instruments, and obligations upon which interest charges are customarily paid or discounted, and all Guaranties of such obligations.

            "INTELLECTUAL PROPERTY" means all inventions, designs, patents, and applications therefor, trademarks, service marks, trade names, and registrations and applications therefor, copyrights, any registrations therefor, and any licenses thereof, whether now owned or existing or hereafter arising or acquired.

            "INTEREST PERIOD" means, for each LIBOR Rate Advance comprising a Borrowing, the period commencing on the date of such LIBOR Rate Advance or the date of the Rate Conversion or Rate Continuation of any Loans into such LIBOR Rate Advance and ending on the numerically corresponding day of the period selected by the Borrower Representative pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such LIBOR Rate Advances and ending on the last day of the period selected by the Borrower Representative pursuant to the provisions hereof; provided, however, that the duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower Representative may select by delivery to the Lender of a Credit Request therefor in accordance with Section 3.1 of this Agreement or a Rate Conversion\Continuation Request in accordance with Section 6.2 of this Agreement; provided, further, that:

            (i) the Interest Period for each LIBOR Rate Advance comprising part of the same Borrowing shall be of the same duration;

            (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next

                                  Annex II-19
                  following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

            (iii) if the Interest Period commences on a Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month; and

            (iv) with respect to LIBOR Rate Advances which constitute Revolving Credit Advances, no Interest Period may end on a date later than the Revolving Credit Termination Date.

            "IRS" means the Internal Revenue Service of the United States.

            "KEYBANK" means KeyBank National Association, a national banking association.

            "LAW" means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

            "LC EXPOSURE" means, with respect to any Lender, at any time of determination, such Lender's Pro Rata Share of the sum of: (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate amount that has been drawn under such Letters of Credit for which the LC Issuer (or the Lenders, pursuant to any participation therein), has not at such time been reimbursed by the Borrowers.

            "LC ISSUER" means, with respect to any Letter of Credit, the issuer of such Letter of Credit and shall be, with respect to any Letter of Credit hereunder, KeyBank, or each other Lender that is requested by the Administrative Agent with the approval of the Borrowers, and agrees to act as a LC Issuer, and each of their successors and assigns (and which may be replaced at the sole discretion of the Administrative Agent).

            "LENDER DEFAULT" means (i) the refusal (which has not been retracted) of a Lender in violation of its obligations under this Agreement to make available to the Administrative Agent its Pro Rata Share of any Revolving Credit Borrowing hereunder or to fund any portion of the participation purchase price payable by such Lender for its participating interests hereunder or (ii) the notification to the Administrative Agent or the Borrower Representative by a Lender that such Lender does not intend to comply with its obligations hereunder to make available to the Administrative Agent its Pro Rata Share of any Revolving Credit Borrowing hereunder or to fund any portion of the participation purchase price payable by such Lender for its participating interests hereunder.

            "LENDERS" means the financial institutions listed on the signature pages hereof as the "Lenders" and having Revolving Credit Commitments hereunder or outstanding Revolving Credit Advances hereunder and the successors thereto and assignees thereof.

            "LENDING INSTALLATION" means, with respect to a Lender, the branch, Subsidiary or Affiliate of such Lender specified under the name of such Lender on the signature pages hereto or as otherwise selected by such Lender pursuant to Section 3.7 of this Agreement, or such other branch, Subsidiary or Affiliate as such Lender may from time to time specify in writing to the Borrower Representative, the Administrative Agent and the Lenders as its Lending Installation.

            "LENDING OFFICE" means, with respect to any Lender or Designated Letter of Credit Issuer, the office of such Lender or LC Issuer specified as its "Lending Office" under its name on

                                  Annex II-20
      the signature pages hereto, or such other office of such Lender or LC Issuer as such Lender or LC Issuer may from time to time specify in writing to the Borrower Representative and the Administrative Agent as the office at which Revolving Credit Advances or Letters of Credit are to be made, issued and maintained, as the case may be.

            "LETTER OF CREDIT" means each (i) commercial documentary letter of credit issued in connection with the purchase of goods in the ordinary course of business thereof and (ii) each documentary standby letter of credit for the account of the Borrowers or any of their Subsidiaries issued by the LC Issuer, in each case in support or guarantee of (x) worker compensation obligations, liability insurance, releases of contract retention obligations, contract tender or bid performance obligations, obligations for repayment of advance payments, contract performance obligations, and other bonding obligations of the Borrowers or such Subsidiaries incurred in the ordinary course of business thereof and (y) such other standby obligations of the Borrowers and such Subsidiaries incurred in the ordinary course of business thereof: provided, however, that in no case may a Borrower or any of its Subsidiaries request or have issued for its account any standby Letter of Credit to secure or otherwise support any Indebtedness for Borrowed Money of such Borrower or such Subsidiaries, or any Affiliates thereof, existing as of the Closing Date or any Guaranties of such Borrower or such Subsidiaries existing as of or after the Closing Date even to the extent such Indebtedness or Guaranties are otherwise permitted hereunder.

            "LETTER OF CREDIT COLLATERAL ACCOUNT" has the meaning set forth in
      Section 13.6 hereof.

            "LETTER OF CREDIT OBLIGATIONS" means (a) the obligations of the Borrowers to reimburse the LC Issuer hereunder, (b) all fees owing to the LC Issuer under this Agreement and the other Loan Documents, (c) any costs and expenses reimbursable to the LC Issuer pursuant to Section 19.3 of this Agreement, and (d) taxes, Other Taxes, compensation, indemnification obligations or other amounts owing to the LC Issuer under this Agreement, the reimbursement agreement executed in favor of the LC Issuer or any other Loan Document.

            "LETTER OF CREDIT REQUEST" means a request for the issuance of a Letter of Credit made in accordance with this Agreement, in the form attached hereto as Exhibit B-2 and incorporated herein by reference.

            "LIBOR RATE ADVANCE" means a Loan, denominated in Dollars, which bears interest as provided in Section 6.1(b) of this Agreement.

            "LIBOR RATE BORROWING" means a Borrowing consisting of LIBOR Rate Advances.

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LLC" means each limited liability company in which a Borrower has an interest, including those set forth on the Disclosure Schedule.

            "LLC AGREEMENT" means each operating agreement governing an LLC, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

            "LOAN DOCUMENTS" means this Agreement, any note, mortgage, deed of trust, security agreement, guaranty or other lien instrument, any fee letter, reimbursement agreement, financial statement, audit report, environmental audit, notice, request of Advance, cash management agreement, officer's certificate or other writing of any kind which is now or hereafter required to

                                  Annex II-21
      be delivered by or on behalf of the Borrowers to the Administrative Agent, the Lenders or the LC Issuer (or any of their respective Affiliates) in connection with this Agreement, including, without limitation, the Notes.

            "LOCKBOX" means a post office box rented by and in the name of a Borrower as required by this Agreement and as to which only the Lockbox Bank and the Administrative Agent has access pursuant to the requirements of this Agreement.

            "LOCKBOX AGREEMENT" has the meaning set forth in Section 5.1 of this Agreement.

            "LOCKBOX BANK" means KeyBank National Association or any other bank reasonably acceptable to the Agent.

            "LONDON INTERBANK OFFERED RATE" means, for any Interest Period with respect to a LIBOR Rate Borrowing, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of:
      (x) the per annum rate of interest, determined by the Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 12:00 noon (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Advance, as provided by Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market), as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or in the London interbank market) as the rate in the London interbank market for deposits in Dollars in immediately available funds with a maturity comparable to such Interest Period divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Lender as of approximately 12:00 noon (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Rate Advance, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which deposits in Dollars in immediately available funds in an amount comparable to such LIBOR Borrowing and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

            "MATERIAL ADVERSE EFFECT" means: (a) a material adverse effect on the business, properties, operations or condition (financial or otherwise) of the Borrowers, taken as a whole, (b) an impairment of a material portion of the Collateral, (c) a material impairment of the Borrowers' ability to repay the Obligations, (d) a material impairment to the Administrative Agent's security interest and Lien on the Collateral valued at more than Two Hundred Fifty Thousand Dollars ($250,000) or the priority thereof, or (e) a material adverse effect on the legality, validity or enforceability of this Agreement, the other Loan Documents or any Lien created hereby or thereby in respect of Collateral valued at more than Two Hundred Fifty Thousand Dollars ($250,000).

            "MATERIAL BUSINESS AGREEMENT" means each agreement or contract (not including Material License Agreements) of any Borrower or any Subsidiary thereof (other than any agreement that by its terms may be terminated upon 60 days notice or less) which: (a) the termination of which could reasonably be expected to result in a Material Adverse Effect or (b) that Hawk Corporation is required to disclose in its public filings under Item 601(b)(10) of Regulation S-K promulgated under the Securities Exchange Act.

            "MATERIAL LICENSE AGREEMENT" means each license agreement of a Borrower in respect

                                  Annex II-22
      of Third Party Intellectual Property set forth on the Disclosure Schedule as being a license agreement the termination of which could reasonably be expected to result in a Material Adverse Effect.

            "MAXIMUM LAWFUL RATE" has the meaning specified in Section 19.6 of this Agreement.

            "MEXICAN SUBSIDIARIES" means Hawk Motors de Mexico, S. de R.L. de C.V. and Hawk Motors Monterrey, S.A. de C.V.

            "MOODY'S" means Moody's Investors Services, Inc., and any successor thereto.

            "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA.

            "NON-TAX DISTRIBUTIONS" has the meaning set forth in Section
      11.3(f).

            "NOTICE OFFICE" means (i) with respect to the Administrative Agent, such office of the Administrative Agent specified as its "Notice Office" under its name on the signature pages hereto, or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may from time to time specify in writing to the Borrower Representative, the Lenders and the LC Issuer as the office to which notices to the Administrative Agent are to be given by the Borrower Representative, the Lenders and the LC Issuer, as the case may be, and
      (ii) with respect to each Lender and each LC Issuer, such office thereof specified as its "Notice Office" under its name on the signature pages hereto, or such other office as such Lender or LC Issuer may from time to time specify in writing to the Borrower Representative, the Administrative Agent, the other Lenders and the LC Issuer as the office to which notices thereto are to be given by the Borrower Representative, the Lenders or the LC Issuer, as the case may be.

            "NOTES" means the Revolving Credit Notes.

            "OBLIGATIONS" means the present and future obligations of the Borrowers to the Lenders under this Agreement or any other Loan Document including without limitation (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed) in respect of any Revolving Credit Advances advanced to the Borrowers by the Lenders plus the outstanding LC Exposure of the Lenders and the obligation of the Borrowers to repay the Lenders for Advances thereby in connection with the LC Exposure, (b) all fees owing to the Lenders or the Administrative Agent under this Agreement and the other Loan Documents, (c) any costs and expenses reimbursable to the Lenders or the Administrative Agent pursuant to Section 19.3 of this Agreement, and (d) Taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by the Borrowers to the Administrative Agent or the Lenders under this Agreement, the Notes or any Loan Document, and also includes Designated Hedge Obligations owing to any Lender (amounts owing to a Person which was a Lender at the time the hedge exposure of the Borrowers was first incurred shall continue to be considered as an Obligation for all purposes hereunder and secured hereby even after such Person is no longer a Lender).

            "OPERATING ACCOUNT" means, with respect to the Borrowers, the account described in the Disclosure Schedule and maintained by and in the name of the Borrower Representative with KeyBank for the purposes of disbursing the proceeds of Advances, which account shall in no case be a payroll or medical account.

            "OTHER TAXES" has the meaning specified in Section 18.3(b) of this Agreement.

            "PARTNERSHIP" means each partnership in which a Borrower has an interest, including

                                  Annex II-23
      those set forth on the Disclosure Schedule.

            "PARTNERSHIP AGREEMENT" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

            "PAYMENT OFFICE" means, with respect to the Administrative Agent, such office of the Administrative Agent specified as its "payment office" under its name on the signature pages hereto, or such other office as the Administrative Agent may from time to time specify in writing to the Borrower Representative and the Lenders as the office to which payments are to be made by the Borrowers or funds are to be made accessible to the Administrative Agent by the Lenders, as the case may be.

            "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

            "PERMITTED ACCOUNT" has the meaning specified in Section 9.13 of this Agreement but expressly excludes any Blocked Account or any other Deposit Account into which Collections are received which is required to be a Blocked Account hereunder.

            "PERMITTED ACQUISITION" shall mean and include any Acquisition as to which all of the following conditions are satisfied or as to which the Required Lenders have otherwise consented in accordance with Section 19.1 of this Agreement:

            (i) such Acquisition does not involve the Acquisition of a Person which is (A) a general partnership, general partner of a limited partnership or is otherwise a Person as to which limited liability is unavailable to the holders of its equity or other similar interests therein or (B) a limited partnership interest, or (C) a trust or unincorporated association, or (D) without the consent of the Required Lenders, a Person having an equity interest or other similar interest held by a foreign government or any political subdivision or agency thereof;

            (ii) such Acquisition involves a line or lines of business which are complementary (including machining operations and aluminum casting operations) to the lines of business in which the Borrowers and their Subsidiaries, considered as an entirety, are engaged on the Closing Date;

            (iii) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Person or the person whose equity interests are to be acquired, unless all of the Lenders specifically approve or consent to such Acquisition in writing;

            (iv) after giving effect to the consummation of the Acquisition, the Borrowers shall have (A) Excess Availability under the Revolving Credit Commitment hereunder of Ten Million Dollars ($10,000,000) and (B) a Cash Flow Coverage Ratio of no less than 1.0 to 1.0 on a pro forma basis for the trailing twelve months then ending;

            (v) the Total Acquisition Consideration for any single Permitted Acquisition shall be limited to Two Million Five Hundred Thousand Dollars ($2,500,000) and all Permitted Acquisitions consummated after the Closing Date shall be limited to Five Million Dollars ($5,000,000) in the aggregate;

            (vi) at least thirty (30) Business Days prior to the completion of such transaction, the Borrowers shall have delivered to the Administrative Agent (A) a notice of the proposed Permitted Acquisition and (B) a certificate of a Responsible Officer of the Borrower Representative demonstrating, in reasonable detail, the computations necessary to show

                                  Annex II-24
      compliance with the financial covenants contained in Section 11.4 hereof on a pro forma basis; and

            (vii) no Event of Default has occurred which is continuing and has not been waived in accordance with Section 19.1 of this Agreement and no Event of Default will occur by reason of consummation of the Acquisition.

            "PERMITTED SPECIAL ADVANCES" means Revolving Credit Advances made by the Administrative Agent on behalf of the Lenders pursuant to Section 3.8(f) hereof and which are advanced in one or more of the following circumstances: (i) such Advances are advanced after the occurrence and during the continuance of a Potential Default or after the occurrence of an Event of Default which is continuing or (ii) such Advances are advanced at any time that any of the other applicable conditions precedent set forth in Section 7.2 of this Agreement have not been satisfied, or (iii) such Advances cause the outstanding balance of Revolving Credit Advances to exceed the Borrowing Base at such time minus the sum of outstanding Revolving Credit Advances at such time and the aggregate LC Exposure of the Lenders at such time.

            "PERMITTED TAX DISTRIBUTIONS" means, for or in respect of any fiscal year or other tax period of a Borrower (each a "Tax Period"), a distribution by such Borrower to its members in an amount equal to the product of (x) taxable income of such Borrower for such Tax Period multiplied by (y) the Assumed Tax Rate. Permitted Tax Distributions shall be calculated and made in advance of the dates on which estimated tax payments relating to the pertinent Tax Period are due, and shall be made without regard to the actual tax status of any member of such Borrower. Notwithstanding the foregoing, Permitted Tax Distributions shall also include any amounts determined pursuant to the foregoing formula with respect to adjustments to the taxable income of such Borrower imposed by any governmental authority (or otherwise).

            "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLEDGED COLLATERAL" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Borrower in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, all certificates or other instruments representing any of the foregoing, all Security Entitlements of any Borrower in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

            "PLEDGED LLC INTERESTS" means all of a Borrower's right, title and interest as a member of any LLCs and all of a Borrower's right, title and interest in, to and under any LLC Agreement to which it is a party.

            "PLEDGED NOTES" means all right, title and interest of a Borrower in the Instruments evidencing all Indebtedness owed to a Borrower including all Indebtedness described on the Disclosure Schedule, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

            "PLEDGED PARTNERSHIP INTERESTS" shall mean all of a Borrower's right, title and interest as a limited and/or general partner in all Partnerships and all of a Borrower's right, title and interest in, to and under any Partnership Agreements to which it is a party.

                                  Annex II-25

            "PLEDGED STOCK" means the shares of capital stock owned by a Borrower, including all shares of capital stock listed on the Disclosure Schedule; provided, however, that with respect to a Subsidiary that is not a Domestic Subsidiary only outstanding capital stock possessing up to but not exceeding sixty-five percent (65%) of the voting power of all classes of capital stock of such controlled foreign entity entitled to vote shall be deemed to be pledged hereunder; and provided further that any capital stock of Hawk Corporation held in treasury by Hawk Corporation shall not constitute Pledged Stock.

            "POTENTIAL DEFAULT" means: (i) an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in Section 12 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default and (ii) any financial condition which can reasonably be expected to result in a violation of the financial covenants hereof with the expiration of time.

            "PRODUCTS" means property directly or indirectly resulting from any manufacturing, processing, assembling or commingling of any Inventory.

            "PROPERTIES" has the meaning specified in Section 10.10 of this Agreement.

            "PRO RATA SHARE" means, in respect of any Lender, the quotient (expressed as a percentage) obtained at any time by dividing: (x) the sum of such Lender's Revolving Credit Commitment at such time by (y) the sum of the aggregate amount of the Revolving Credit Commitments of all of the Lenders; provided, however, that, if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then, such Lender's Pro Rata Share shall mean the quotient (expressed as a percentage) obtained by dividing (x) the aggregate amount of such Lender's Advances (together with any participating interests of such Lender hereunder) outstanding at such time by (y) the aggregate amount of Advances (together with all such participating interests of all of the Lenders hereunder) of all of the Lenders outstanding at such time.

            "RATE CONTINUATION" means a continuation pursuant to Section 6.2 of this Agreement of LIBOR Rate Advances having a particular Interest Period as LIBOR Rate Advances having an Interest Period of the same duration.

            "RATE CONVERSION" means a conversion pursuant to Section 6.2 of this Agreement of Loans of one Type into Loans of another Type and, with respect to LIBOR Rate Advances, from one permissible Interest Period to another permissible Interest Period.

            "RATE CONVERSION/CONTINUATION REQUEST" has the meaning specified in
      Section 6.2 of this Agreement.

            "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

            "REIMBURSEMENT AGREEMENT" has the meaning set forth in Section 2.2(b) of this Agreement.

            "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

            "REQUIRED LENDERS" means, at any time: (i) Lenders (excluding, for purposes of this definition, any Lender then constituting a "Defaulting Lender" under Section 3.6(b)) having at least sixty-six and two thirds percent (66 and 2/3rds%) of the aggregate outstanding Revolving Credit Commitments of the Revolving Credit Lenders at such time; provided, however, that if

                                  Annex II-26
      that, if the Revolving Credit Commitments are terminated pursuant to the terms hereof, then, the term "Required Lenders" shall mean Lenders (excluding any Lender then constituting a Defaulting Lender) having at least sixty-six and two thirds percent (66 and 2/3rds%) of the aggregate outstanding principal amount of the Revolving Credit Advances of all of the Lenders outstanding at such time (excluding, for purposes of determining the aggregate outstanding Revolving Credit Commitments of the Revolving Credit Lenders and the aggregate outstanding principal amount of Revolving Credit Advances of the Lenders, as the case may be, at such time, the outstanding Revolving Credit Commitments and the outstanding principal amount of the Revolving Credit Advances, as the case may be, of any such Defaulting Lender) and (ii) if there are only two Lenders (excluding, for purposes of this definition, any Lender then constituting a "Defaulting Lender" under Section 3.6(b)), Lenders having one hundred percent (100%) of the aggregate outstanding Revolving Credit Commitments of the Revolving Credit Lenders at such time or, if the Revolving Credit Commitments are terminated, then Lenders (excluding any Lender then constituting a Defaulting Lender) having one hundred percent (100%) of the aggregate outstanding principal amount of Revolving Credit Advances.

            "RESERVE AMOUNT" means the aggregate amount of the reserves against Borrowing Base availability as such amount is determined by the Administrative Agent pursuant to Section 2.1(c) of this Agreement.

            "RESPONSIBLE OFFICER" means, with respect to a Borrower and the Borrower Representative, President, Chief Executive Officer, Vice President - Chief Financial Officer, Vice President -Finance, or Corporate Controller.

            "RETAIL ACCOUNTS" means Accounts that (i) are owing from retail customers with a Moody's rating of no less than Baa3 or S&P's rating of no less than BBB-, (ii) are owing from S.K. Wellman Corp. customer nos. 30174 and 30178, or (iii) are owing from such other retail customers as agreed in writing by the Administrative Agent.

            "REVOLVING CREDIT ADVANCE" means a Revolving Credit Advance made by a Lender to the Borrowers pursuant to Section 2.1(a) of this Agreement (whether made by a Lender pursuant to a Credit Request or by reason of a Deemed Credit Request), and includes Swing Line Advances and Permitted Special Advances (except to the extent Swing Line Advances or Permitted Special Advances are expressly excluded for purposes of certain calculations under this Agreement).

            "REVOLVING CREDIT BORROWING" means a Borrowing consisting of Revolving Credit Advances.

            "REVOLVING CREDIT COMMITMENT" means the commitment of each Lender to advance Revolving Credit Advances up to the amount, if any, set forth in opposite such Lender's name in Annex I hereto as its Revolving Credit Commitment as such commitment may be reduced from time to time pursuant to
      Section 4.3 and/or Section 13 hereof, or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 16.2 of this Agreement.

            "REVOLVING CREDIT NOTE" means, with respect to the Borrowers, the promissory note of the Borrowers payable to the order of each Lender, in substantially the form of Exhibit A-1 hereto, and in the original principal amount of the Revolving Credit Commitment, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from the Revolving Credit Advances made by such Lender.

            "REVOLVING CREDIT TERMINATION DATE" means November 1, 2009, or earlier if terminated pursuant to the terms of this Agreement.

                                  Annex II-27

            "SENIOR NOTES" means the 8-3/4% Senior Notes due 2014 of Hawk Corporation issued pursuant to the Senior Note Indenture, including, but not limited to any Exchange Notes (as defined in the Senior Note Indenture) issued thereunder.

            "SENIOR NOTE INDENTURE" means that certain Indenture, dated as of November 1, 2004, among Hawk Corporation, as Issuer, the Guarantors named therein, as Guarantors, and HSBC Bank USA, National Association, as Trustee as the same may be further amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

            "SETTLEMENT DATE" has the meaning specified in Section 3.8(b) of this Agreement.

            "SETTLEMENT PERIOD" has the meaning specified in Section 3.8(b) of this Agreement.

            "SHAREHOLDER EQUITY" shall mean all amounts that would be included under the caption "shareholders' equity" (or any like caption) on a balance sheet of Hawk Corporation, all as determined on a consolidated basis in accordance with GAAP as at such date.

            "SOLVENT" means, with respect to any Person, as of any date of determination, that: (a) the fair value of the property of the Person as of such date is greater than the total amount of the liabilities (including contingent liabilities computed at the amount that, in light of all the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability) of the Person, (b) the present fair salable value of the assets of the Person as of such date is not less than the amount that will be required to pay the probable liabilities of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and (d) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The determination of whether a Person is Solvent shall take into account all such Person's assets and liabilities regardless of whether, or the amount at which, any such asset or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including assets such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill. In computing the amount of contingent or unrealized assets or contingent or unliquidated liabilities at any time, such assets and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at such time, represent the amount that reasonably can be expected to become realized assets or matured liabilities, as the case may be. In computing the amount that would be required to pay a Person's probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

            "S&P" means Standard and Poor's Rating Services, a division of McGraw Hill Companies, Inc., and any successor thereto.

            "SUBSIDIARY" means, in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

            "SWING LINE ADVANCE" has the meaning set forth in Section 3.8(a) of this Agreement.

            "SWING LINE LENDER" means KeyBank.

                                  Annex II-28

            "TESTING PERIOD" means in respect of each Fiscal Quarter ending after the Closing Date, the period consisting of the four consecutive Fiscal Quarters then last ended (whether or not such quarters are all within the same Fiscal Year).

            "THIRD PARTY INTELLECTUAL PROPERTY" means any Intellectual Property not owned by a Borrower.

            "TOTAL ACQUISITION CONSIDERATION" means, with respect to any Permitted Acquisition, the total of all consideration (whether in cash, property or other form of consideration other than consideration in the form of equity securities) received by the Person whose assets or stock is being acquired or by the shareholders thereof in connection with the Permitted Acquisition.

            "TYPE" means a LIBOR Rate Advance or an Alternate Base Rate Advance, as applicable.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Ohio; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

            "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures which are not funded with the proceeds of Indebtedness (other than Revolving Credit Advances).

            "UNITED STATES" and "U.S." each means United States of America.

            "UNTENDERED NOTES" means those certain 12% Senior Notes due 2006 which remain outstanding after the completion of the tender offer contemplated in the Borrower's Offer to Purchase and Consent Solicitation Statement dated September 30, 2004.

            "USA PATRIOT ACT" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

            "U.S. LENDER" has the meaning set forth in Section 18.3(c)(ii) of this Agreement.

            "VOTING STOCK" means capital stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

            "WITHDRAWAL LIABILITY" means (in respect of a Borrower, its Subsidiaries and their ERISA Affiliates), at any date of determination, the amount equal to the aggregate present value (as defined in Section 3 of ERISA) at such date of the amount claimed to have been incurred as a result of a withdrawal less any portion thereof as to which such Borrower reasonably believes, after appropriate consideration of the possible adjustments arising under subtitle E of Title IV of ERISA, such Borrower, its Subsidiaries and their ERISA Affiliates will have no liability; provided, however, that such Borrower shall obtain promptly written advice from independent actuarial consultants supporting such determination.

                                  Annex II-29

            "WHOLLY-OWNED SUBSIDIARY" means, in respect of any Person, a Subsidiary of such Person in which such Person owns all of the outstanding capital stock (or other form of ownership) and controls all of the voting power in any election of directors or otherwise.

                                  Annex II-30